UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Qwest Communications International Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 17, 2010

Dear Stockholder,

I am very pleased to invite you to the 2010 Annual Meeting of Stockholders of Qwest Communications International Inc. The meeting will be held in the Seawell Grand Ballroom of the Denver Center for the Performing Arts, 1050 13th Street, Denver, Colorado 80204, on Wednesday, May 12, 2010, starting at 9:30 a.m. (local time). If you plan to attend the meeting in person, please call 888-858-7914 or register online at investor.qwest.com/annual-meeting by May 11, 2010.

The accompanying notice and proxy statement include important information about the matters to be acted on at the meeting.

Your vote is important. On behalf of your Board of Directors, I urge you to vote promptly even if you plan to attend the meeting. Voting now will not prevent you from voting in person at the meeting if you are a stockholder of record and wish to do so.

We look forward to greeting you personally at the meeting.

Sincerely,

Edward A. Mueller

Chairman and Chief Executive Officer

DRIVING DIRECTIONS AND PARKING INFORMATION FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

Seawell Grand Ballroom

Denver Center for the Performing Arts

1050 13th Street

Denver, Colorado 80204

Map of the Denver Center for the Performing Arts Complex

DRIVING DIRECTIONS

From Denver International Airport:

•   From the airport terminal go west on Pena Boulevard

•   From Pena Boulevard merge onto I-70 west

•   Take the I-25 south exit toward Colorado Springs

•   Take exit 212A south onto Speer Boulevard

•   Turn sharp left onto Arapahoe Street

•   Turn right onto 13th Street

From Northbound I-25:

•   Take I-25 north to Exit 210C for the Auraria Parkway

•   Turn right onto Speer Boulevard

•   Turn sharp left onto Arapahoe Street

•   Turn right onto 13th Street

PARKING

There is a parking garage at the Denver Center for the Performing Arts Complex with entrances off Arapahoe Street and 13th Street. There is also a parking garage across the street at the Colorado Convention Center that connects to the Complex by a pedestrian bridge over Champa Street.

To avoid parking concerns, there is a Light Rail stop at the Colorado Convention Center across the street from the Complex. Entrance to the Complex is on 14th Street.

Be sure to bring proof of ownership and identification. See “Questions and Answers about the Proxy Materials and the Meeting” below for more information about these requirements.

Please call 800-567-7296 with any questions.

QWEST COMMUNICATIONS INTERNATIONAL INC.

1801 CALIFORNIA STREET

DENVER, COLORADO 80202

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on May 12, 2010

The proxy statement and annual report to security holders are available at online at www.proxyvote.com and investor.qwest.com.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Qwest Communications International Inc.:

The 2010 Annual Meeting of Stockholders of Qwest Communications International Inc., a Delaware corporation, will be held in the Seawell Grand Ballroom of the Denver Center for the Performing Arts, 1050 13th Street, Denver, Colorado 80204, on Wednesday, May 12, 2010, starting at 9:30 a.m. (local time).

Only stockholders of record on March 15, 2010, are entitled to notice of and to vote at the meeting and at any adjournment or postponement that may take place. At the meeting we plan to:

1.	Elect 12 directors to the Board of Directors to hold office until the annual meeting of stockholders in 2011 and until their successors are elected and qualified;

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2010;

3.	Approve an amendment to our Employee Stock Purchase Plan;

4.	Consider 4 stockholder proposals, if properly presented; and

5.	Transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Our Board of Directors recommends that you vote FOR the election of the director nominees named in this proxy statement, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2010 and the approval of an amendment to our Employee Stock Purchase Plan (FOR ITEMS 1-3) and AGAINST each of the other proposals (AGAINST ITEMS 4-7).

We cordially invite you to attend the meeting. To ensure your representation at the meeting, please vote promptly even if you plan to attend the meeting. Voting now will not prevent you from voting in person at the meeting if you are a stockholder of record and wish to do so.

By Order of the Board of Directors

Richard N. Baer

Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary

Denver, Colorado

March 17, 2010

QWEST COMMUNICATIONS INTERNATIONAL INC.

1801 CALIFORNIA STREET

DENVER, COLORADO 80202

PROXY STATEMENT

GENERAL

We are providing this proxy statement to you as part of a solicitation by the Board of Directors of Qwest Communications International Inc. for use at our 2010 Annual Meeting of Stockholders and at any adjournment or postponement that may take place. We will hold the meeting in the Seawell Grand Ballroom of the Denver Center for the Performing Arts, 1050 13th Street, Denver, Colorado 80204, on Wednesday, May 12, 2010, starting at 9:30 a.m. (local time).

Again this year, we are taking advantage of Securities and Exchange Commission, or SEC, rules that allow us to deliver proxy materials to our stockholders on the Internet. Under these rules, we are sending most of our stockholders a two-page notice regarding the Internet availability of proxy materials instead of a full set of proxy materials. If you receive this two-page notice, you will not receive printed copies of the proxy materials unless you specifically request them. Instead, this notice tells you how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells you how to submit your proxy card on the Internet and how to request to receive a printed copy of our proxy materials.

We expect to mail, or provide notice and electronic delivery of, this proxy statement and accompanying proxy card to stockholders beginning on or about March 24, 2010. Unless the context otherwise requires, the terms “Qwest,” “us,” “we,” and “our” include Qwest Communications International Inc. and its consolidated subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE MEETING

Q:	Why am I receiving these materials?

A:	Our Board is providing these proxy materials to you in connection with our 2010 Annual Meeting of Stockholders, which will take place on Wednesday, May 12, 2010. As a stockholder on the record date for the meeting, you are invited to attend the meeting. We also encourage you to vote on the matters described in this proxy statement.

Q:	What information is contained in these materials?

A:	This proxy statement includes information about the nominees for director and the other matters to be voted on at the meeting. The proxy statement also includes information about the voting process and requirements, the compensation of directors and some of our executive officers, and certain other required information.

Q:	What can I vote on at the meeting?

A:	There are 7 matters to be voted on at the meeting:

(1)	The election of 12 directors to our Board to hold office until the annual meeting of stockholders in 2011 and until their successors are elected and qualified;

(2)	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2010;

(3)	The approval of an amendment to our Employee Stock Purchase Plan, or ESPP;

(4)	A stockholder proposal requesting that our Board adopt a policy limiting the circumstances under which performance shares granted to executives will vest and become payable;

(5)	A stockholder proposal urging our Board to adopt a policy that stockholders have the opportunity at each annual meeting to vote on an advisory resolution proposed by management to approve certain compensation of our executives;

(6)	A stockholder proposal requesting that our Board establish a policy of separating the roles of Chairman and Chief Executive Officer whenever possible; and

(7)	A stockholder proposal requesting that our Board amend our bylaws to allow 10% or greater stockholders to call special meetings of stockholders.

The stockholder proposals will be voted on only if they are properly presented at the meeting.

Q:	How does the Board recommend that I vote on each of the matters?

A:	Our Board recommends that you vote:

•	FOR each of the director nominees (Item 1);

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2010 (Item 2);

•	FOR the approval of an amendment to our ESPP (Item 3); and

•	AGAINST each of the other proposals (Items 4-7).

Q:	Why did I receive a two-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:	Again this year, we are taking advantage of SEC rules that allow us to deliver proxy materials to our stockholders on the Internet. Under these rules, we are sending most of our stockholders a two-page notice regarding the Internet availability of proxy materials instead of a full set of proxy materials. If you receive this two-page notice, you will not receive printed copies of the proxy materials unless you specifically request them. Instead, this notice tells you how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells you how to submit your proxy card on the Internet and how to request to receive a printed copy of our proxy materials. Stockholders may also request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:	Can I receive next year’s proxy materials by email?

A:	Yes. All stockholders who have active email accounts and Internet access may sign up for email delivery of stockholder materials. To sign up, go to investor.qwest.com and click on “Electronic Enrollment of Proxy Materials.” If you have multiple registered or beneficial accounts, you need to enroll for each account. If you elect to receive proxy materials by email, we will not mail you any proxy-related materials next year. Your enrollment in the email program will remain in effect as long as your account remains active or until you cancel it.

Q:	What classes of stock are entitled to be voted?

A:	Each share of our common stock outstanding on March 15, 2010, is entitled to one vote on each of the items being voted on at the meeting. We often refer to this date as the Record Date. On the Record Date, we had 1,735,100,283 shares of common stock outstanding. We have no other classes of stock outstanding.

Q:	What shares can I vote?

A:	You can vote all shares you owned on the Record Date. These shares include (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee. If you are a current or former Qwest employee, these shares also include shares held on your behalf through our 401(k) plan or ESPP.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered in your name with our transfer agent, The Bank of New York Mellon, you are the stockholder of record for those shares and are receiving proxy-related materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

Beneficial Owner

If your shares are held in a stock brokerage account, by a bank or other nominee (commonly referred to as being held in “street name”) or through our 401(k) plan or ESPP, you are the beneficial owner of those shares. Your broker, bank or nominee is the stockholder of record and therefore has forwarded proxy-related materials to you as beneficial owner. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a signed proxy from your broker, bank or nominee giving you the right to vote the shares. (Signed proxies are not available for shares held through our 401(k) plan. If you hold shares through our 401(k) plan, you must vote those shares as described below.)

Q:	How do I vote if I am a stockholder of record (as described in the question and answer above)?

A:	You can vote on the Internet or by telephone by following the instructions you received in the mail or by email. If you received a full printed set of our proxy materials in the mail, you can also vote by mail. Finally, you can vote in person at the meeting.

Q:	How do I vote if I am a beneficial owner (as described in the question and answer above)?

A:	You can vote on the Internet or by telephone by following the instructions you received in the mail or by email. If you received a full printed set of our proxy materials in the mail, you can also vote by mail. You can vote in person at the meeting only if you obtain a signed proxy from your broker, bank or nominee giving you this right. However, signed proxies are not available for shares held through our 401(k) plan. If you hold shares through our 401(k) plan, you must vote those shares as described below.

Q:	Can I change my vote or revoke my proxy?

A:	Yes. You can change your vote or revoke your proxy at any time before the final vote at the meeting. You can do this by casting a later proxy through any of the available methods described in the questions and answers above. If you are a stockholder of record, you can also revoke your proxy by delivering a written notice of your revocation to our Corporate Secretary at our principal executive office at 1801 California Street, Denver, Colorado 80202. If you are a beneficial owner, you can revoke your proxy by following the instructions sent to you by your broker, bank or other nominee.

Q.	How do I vote Qwest shares held on my behalf in Qwest’s 401(k) plan?

A.

If you are a participant in our 401(k) plan, you are entitled to instruct the trustee, State Street Bank and Trust Company, how to vote the shares allocated to your account. If you do not instruct State Street Bank and

Trust Company how to vote your shares, our 401(k) plan provides for State Street Bank and Trust Company to vote your shares in the same proportion as the shares for which it receives instructions from all other participants, to the extent permitted under applicable law. To allow sufficient time for our tabulator, Broadridge Financial Solutions, Inc., to process your voting instructions and State Street Bank and Trust Company to vote, your voting instructions must be received by Broadridge by May 9, 2010.

As a plan participant, you may attend the annual meeting. However, your shares held through our 401(k) plan can only be voted as described in the paragraph above.

All stockholder meeting proxies, ballots and other voting materials (including information submitted through the Internet and telephone voting systems) that identify how an individual stockholder has voted will be kept confidential.

Q:	What does it mean if I get more than one set of proxy-related materials?

A:	It means you hold shares registered in more than one account. Follow the instructions in each set of proxy-related materials to ensure that all of your shares are voted.

Q:	What is the quorum requirement for the meeting?

A:	For a “quorum” to exist at the meeting, stockholders holding a majority of the votes entitled to be cast by the stockholders entitled to vote generally must be present in person or represented by proxy at the meeting. There must be a quorum for any action to be taken at the meeting (other than adjournment or postponement of the meeting). If you submit a properly completed proxy, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum.

If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

Q:	What is the voting requirement to approve each of the matters?

A:	In the election of directors, each nominee will be elected a director if he or she receives the affirmative vote of a majority of the votes cast with respect to that nominee’s election. A majority of the votes cast means that the number of votes “for” a director must exceed 50% of the votes cast with respect to that director’s election. Votes “against” the director count as votes cast with respect to that director, but “abstentions” will not count as votes cast with respect to the director. You can find more information about the voting requirement for director elections below under the heading “Proposal 1—Election of Directors.”

For each of the other matters, approval requires the affirmative vote of a majority of the votes cast by stockholders entitled to vote who are present in person or represented by proxy. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes for certain matters (as described in the question and answer immediately above). In tabulating the voting result for a proposal, shares that constitute broker non-votes are not considered as being entitled to vote on that proposal.

Q:	How can I vote on each of the matters?

A:	In the election of directors, you may vote FOR or AGAINST each individual nominee or indicate that you wish to ABSTAIN from voting on that nominee. For the other matters, you may vote FOR or AGAINST the matter, or you may indicate that you wish to ABSTAIN from voting on the matter.

Q:	How are abstentions treated?

A:

Abstentions are counted for purposes of determining whether a quorum is present. If you abstain from voting on the election of a director nominee, your vote will not be considered a vote cast with respect to that director’s election and therefore will not be counted in determining whether the director received a majority of the votes cast. If you abstain from voting on any of the other proposals, it will have the same effect as a vote against that proposal.

Q:	How will the votes be counted?

A:	Your shares will be voted according to your directions on your proxy. If you submit a proxy with no further instructions, your shares will be voted in accordance with the recommendations of our Board (FOR all director nominees named in this proxy statement, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2010 and the approval of an amendment to our ESPP, and AGAINST each of the other proposals).

If you hold shares through our 401(k) plan and do not instruct State Street Bank and Trust Company how to vote your shares, our 401(k) plan provides for State Street Bank and Trust Company to vote your shares in the same proportion as the shares for which it receives instructions from all other participants, to the extent permitted under applicable law. If you hold shares through our ESPP but do not return a proxy, the plan administrator may vote your shares in its discretion.

Q:	Who will count the votes?

A:	A representative or designee of Broadridge will act as the inspector of election for the meeting. We believe that the inspector of election will use procedures that are consistent with Delaware law concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote. The inspector of election will separately tabulate all votes for and against each matter, as well as all abstentions and broker non-votes.

Q:	Who may attend the meeting?

A:	All stockholders as of the Record Date may attend. Please bring to the meeting:

•

proof of ownership such as: a copy of your proxy or voting instruction card; the two-page notice regarding the Internet availability of proxy materials you received in the mail; or a copy of a brokerage or bank statement showing your share ownership as of the Record Date; and

•	proof of identification such as a valid driver’s license or passport.

Q:	Will the meeting be broadcast on the Internet?

A:	Yes. If you are unable to attend the meeting in person, you may listen to a live audio webcast of the meeting on the Internet by visiting investor.qwest.com at 9:30 a.m. Denver local time on May 12, 2010. A replay of the webcast will also be available shortly after the conclusion of the meeting.

Q:	How will voting on any other business be conducted?

A:	We do not expect any matters to be presented for a vote at the meeting other than the 7 matters described in this proxy statement. If you grant a proxy (other than for shares held in our 401(k) plan), either of the officers named as proxy holders, Edward A. Mueller and Richard N. Baer, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting and at any adjournment or postponement that may take place. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as the proxy holder will vote your proxy for another candidate or other candidates nominated by our Board.

Q:	May I propose actions for consideration at next year’s meeting of stockholders?

A:

Yes. For your proposal to be considered for inclusion in our proxy statement for next year’s meeting, we must receive your written proposal no later than November 24, 2010. If we change the date of next year’s meeting by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. You should also be aware that your proposal must comply with SEC regulations regarding stockholder proposals.

Similarly, for you to raise a proposal (including a director nomination) from the floor at next year’s meeting, we must receive a written notice of the proposal no later than November 24, 2010, and it must contain the additional information required by our bylaws. If we change the date of next year’s meeting by more than 30 days from the date of this year’s meeting, then we must receive your written proposal at least 150 days before the date of next year’s meeting for the proposal to be timely. You may obtain a complete copy of our bylaws on our website at investor.qwest.com or by submitting a written request to our Corporate Secretary at our principal executive office.

Q:	Who is paying for this proxy solicitation?

A:	We will pay the cost of soliciting the proxies. We have also hired Mellon Investor Services to assist us in the solicitation of proxies. We will pay Mellon Investor Services a fee of $14,500 plus expenses. In addition, our officers, directors and employees may solicit proxies or votes in person, by telephone or by email. These people will not be paid any additional compensation for these activities. We will send copies of proxy-related materials or additional solicitation materials to brokers, fiduciaries and custodians who will forward these materials to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding these materials to beneficial owners.

HOUSEHOLDING OF PROXY MATERIALS

In an effort to reduce printing costs and postage fees, we have adopted a practice called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in email delivery of proxy-related materials will receive only one set of proxy-related materials unless one or more of these people notifies us that he or she wishes to continue to receive individual copies.

If you share an address with another stockholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s annual meeting or for any future meetings, please: (1) call our Shareowner Relations department at 1-800-567-7296; (2) send an email message to investor.relations@qwest.com; or (3) mail your request to Qwest Communications International Inc., 1801 California Street, 51st Floor, Denver, Colorado 80202, Attn: Shareowner Relations. Additional copies of the materials will be sent within 15 days after receipt of your request. Similarly, you may also contact us through any of these methods if you receive multiple copies of the materials and would prefer to receive a single copy in the future.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

The table below provides information about the beneficial ownership of shares of our common stock as of March 8, 2010 (except where another date is indicated), by:

•	each person known by us to beneficially own more than 5% of our common stock;

•	each director and nominee for director;

•	each of the named executive officers listed in the Summary Compensation Table on page 42 of this proxy statement; and

•	all of our directors and executive officers as a group.

The information in this table is based on our records, information filed with the SEC and information provided to us. Unless otherwise noted, the business address of each person is 1801 California Street, Denver, Colorado 80202.

Name	Address	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding Shares(2)
5% Owners
FMR LLC	82 Devonshire Street Boston, MA 02109	253,115,837	(3)	14.6%
Capital Research Global Investors	333 South Hope Street Los Angeles, CA 90071	213,294,020	(4)	12.2%
BlackRock, Inc.	40 East 52nd Street New York, NY 10022	197,052,429	(5)	11.4%
State Street Corporation	One Lincoln Street Boston, MA 02111	104,403,655	(6)	6.0%
Current Directors and Named Executive Officers
Edward A. Mueller		4,090,891	(7)	*
Charles L. Biggs		160,000	(8)	*
K. Dane Brooksher		154,000	(9)	*
Peter S. Hellman		121,766	(10)	*
R. David Hoover		182,000	(11)	*
Patrick J. Martin		157,000	(12)	*
Caroline Matthews		182,000	(13)	*
Wayne W. Murdy		207,690	(14)	*
Jan L. Murley		55,250	(15)	*
Michael J. Roberts		30,500	(16)	*
James A. Unruh		167,000	(17)	*
Anthony Welters		72,000	(18)	*
Richard N. Baer		3,019,197	(19)	*
Joseph J. Euteneuer		1,396,560	(20)	*
Teresa A. Taylor		1,983,443	(21)	*
C. Daniel Yost		1,461,363	(22)	*
Current Directors and Executive Officers as a Group (18 persons)		14,379,248	(23)	*
Former Named Executive Officer
Thomas E. Richards	c/o Qwest Communications 1801 California Street Denver, Colorado 80202	186,339		*

*	Less than one percent.
(1)

The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, each entity or individual is considered the beneficial owner of any shares as to which they have the sole or shared voting power or investment power. These persons are also deemed under the same rules to beneficially own any shares that they have the right to acquire as of March 8, 2010, or within 60 days from that date, through the exercise of stock options or other similar rights. Amounts also include, where applicable, shares of restricted stock and shares of stock held for the account of each person through our 401(k) plan and ESPP. None of our directors or executive officers has pledged as security any of the shares they beneficially own. Unless otherwise indicated, each person has sole investment and voting power (or, under applicable marital property laws, shares these powers with his or her spouse) with respect to the shares shown in the table. Amounts do not include phantom equity units held under our deferred compensation plans. Each phantom equity unit represents a cash value equal to the value of one share of our common stock. You can find more information about our directors’ phantom equity holdings below under the heading “Director Compensation—Deferred Compensation Plan for Non-Employee Directors.”

(2)	Ownership percentage is reported based on the shares of our common stock outstanding on March 8, 2010 (approximately 1.735 billion shares), plus, as to the holder thereof only and no other person, the number of shares (if any) that the person has the right to acquire as of March 8, 2010, or within 60 days from that date, through the exercise of stock options or other similar rights.
(3)	Beneficial ownership information is based on information contained in an Amendment No. 9 to Schedule 13G filed with the SEC on February 16, 2010, by FMR LLC on behalf of itself and affiliated persons and entities. The schedule contains the following information regarding beneficial ownership of the shares: (a) Fidelity Management & Research Company (a wholly owned subsidiary of FMR LLC) is the beneficial owner of 217,926,055 shares, which include 1,895,311 shares resulting from an assumed conversion of our 3.5% Convertible Senior Notes due 2025. Edward C. Johnson III, FMR LLC and the Fidelity funds each has sole power to dispose of the 217,926,055 shares. Neither Edward C. Johnson III nor FMR LLC has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds; those shares are voted by the Boards of Trustees for the Fidelity funds; (b) Strategic Advisers, Inc. (a wholly owned subsidiary of FMR LLC) is the beneficial owner of 4,420 shares; (c) Pyramis Global Advisors, LLC (a wholly owned subsidiary of FMR LLC) is the beneficial owner of 6,141,040 shares, which include 461,857 shares resulting from an assumed conversion of our 3.5% Convertible Senior Notes due 2025. Edward C. Johnson III and FMR LLC each has sole power to dispose of and sole power to vote or to direct the voting of the 6,141,040 shares; (d) Pyramis Global Advisors Trust Company (a wholly owned subsidiary of FMR LLC) is the beneficial owner of 14,009,793 shares, which include 22,943 shares resulting from an assumed conversion of our 3.5% Convertible Senior Notes due 2025. Edward C. Johnson III and FMR LLC each has sole power to dispose of the 14,009,793 shares and sole power to vote or direct the voting of 12,001,923 shares; (e) FIL Limited (“FIL”) (of which partnerships controlled predominantly by members of the Edward C. Johnson III family or by trusts for their benefit have voting rights with respect to approximately 47% of the voting power) is the beneficial owner of 15,034,529 shares; FMR LLC reports that it is of the view that the shares beneficially owned by FIL are not required to be aggregated with shares beneficially owned by FMR LLC for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); FIL has sole power to dispose of the 15,034,529 shares, sole power to vote or direct the voting of 13,786,239 of the shares and no power to vote or direct the voting of 1,248,290 of the shares; (f) Members of the Edward C. Johnson III family are the predominant owners of shares of FMR LLC representing 49% of the voting power of FMR LLC and (g) Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the same of, the reported shares.
(4)	Beneficial ownership information is based on information contained in an Amendment No. 2 to Schedule 13G filed with the SEC on February 9, 2010, by Capital Research Global Investors (“CRGI”). The schedule contains the following information regarding beneficial ownership of the shares: (a) CRGI is deemed to be the beneficial owner of 213,294,020 shares (which includes 9,975,320 shares resulting from an assumed conversion of our 3.5% Convertible Senior Notes due 2025) and has sole voting power with respect to 73,120,700 of the shares, shared voting power with respect to none of the shares and sole dispositive power with respect to all of the shares; and (b) CRGI expressly disclaims beneficial ownership of all of the reported shares and reports that one or more of its clients has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the reported shares.
(5)	Beneficial ownership information is based on information contained in an Amendment No. 2 to Schedule 13G filed with the SEC on January 8, 2010, by BlackRock, Inc. on behalf of various of its subsidiaries. Blackrock reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the reported shares.
(6)	Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on February 12, 2010, by State Street Corporation (“State Street”). State Street reports that it has shared voting and dispositive power with respect to all of the reported shares and expressly disclaims beneficial ownership of all of the reported shares.
(7)	Includes (a) 2,641,333 shares of unvested restricted stock and (b) 1,037,333 shares subject to options that are exercisable as of March 8, 2010, or within 60 days from that date.
(8)	Includes (a) 23,000 shares of unvested restricted stock and (b) 90,000 shares subject to options that are exercisable as of March 8, 2010, or within 60 days from that date.

(9)	Includes (a) 23,000 shares of unvested restricted stock and (b) 90,000 shares subject to options that are exercisable as of March 8, 2010, or within 60 days from that date.
(10)	Includes (a) 23,000 shares of unvested restricted stock and (b) 60,000 shares subject to options that are exercisable as of March 8, 2010, or within 60 days from that date.
(11)	Includes (a) 27,250 shares owned by Mr. Hoover’s spouse’s revocable trust of which Mr. Hoover expressly disclaims beneficial ownership, (b) 23,000 shares of unvested restricted stock and (c) 98,000 shares subject to options that are exercisable as of March 8, 2010, or within 60 days from that date.
(12)	Includes (a) 23,000 shares of unvested restricted stock and (b) 98,000 shares subject to options that are exercisable as of March 8, 2010, or within 60 days from that date.
(13)	Includes (a) 23,000 shares of unvested restricted stock and (b) 98,000 shares subject to options that are exercisable as of March 8, 2010, or within 60 days from that date.
(14)	Includes (a) 690 shares held in trust accounts for the benefit of Mr. Murdy’s children of which Mr. Murdy’s spouse is trustee and of which Mr. Murdy expressly disclaims beneficial ownership, (b) 23,000 shares of unvested restricted stock and (c) 98,000 shares subject to options that are exercisable as of March 8, 2010, or within 60 days from that date.
(15)	Includes 23,000 shares of unvested restricted stock.
(16)	Includes 23,000 shares of unvested restricted stock.
(17)	Includes (a) 23,000 shares of unvested restricted stock and (b) 98,000 shares subject to options that are exercisable as of March 8, 2010, or within 60 days from that date.
(18)	Includes (a) 23,000 shares of unvested restricted stock and (b) 10,000 shares subject to options that are exercisable as of March 8, 2010, or within 60 days from that date.
(19)	Includes (a) 570,667 shares of unvested restricted stock and (b) 2,092,333 shares subject to options that are exercisable as of March 8, 2010, or within 60 days from that date.
(20)	Includes (a) 832,999 shares of unvested restricted stock and (b) 352,000 shares subject to options that are exercisable as of March 8, 2010, or within 60 days from that date.
(21)	Includes (a) 815,666 shares of unvested restricted stock and (b) 910,213 shares subject to options that are exercisable as of March 8, 2010, or within 60 days from that date.
(22)	Includes (a) 412,000 shares of unvested restricted stock and (b) 800,750 shares subject to options that are exercisable as of March 8, 2010, or within 60 days from that date.
(23)	Includes (a) 6,056,998 shares of unvested restricted stock and (b) 6,229,046 shares subject to options that are exercisable as of March 8, 2010, or within 60 days from that date by our directors and executive officers as a group. Excludes 589 phantom equity units held under our deferred compensation plan by one of our executive officers who is not a named executive officer. Each phantom equity unit represents a cash value equal to the value of one share of our common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and certain persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Directors, executive officers and these greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of these reports furnished to us and in some cases written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with during and for the year ended December 31, 2009, except that due to an administrative error at our company Teresa A. Taylor filed late a Form 4 relating to a payout in cash of phantom equity units held under one of our deferred compensation plans pursuant to a previously made irrevocable election.

GOVERNANCE OF THE COMPANY

Governance Guidelines

Our Board has adopted Guidelines on Significant Governance Issues, which set forth fundamental corporate governance principles applicable to Qwest and our Board. We sometimes refer to these guidelines as our Governance Guidelines.

Among other things, our Governance Guidelines include the following items about our Board:

•	The Board will propose director nominees so that, if stockholders elect those nominees, a substantial majority of the Board will be independent.

•	The Board has adopted a policy that a director must offer his or her resignation from the Board upon a material change in job responsibilities or retirement.

•

Independent directors are encouraged to limit the number of other boards on which they serve. An independent director candidate who is Chief Executive Officer, or CEO, or a senior executive of a public corporation or large non-profit entity may not be a director of more than 3 other public companies. Any other independent director candidate may not be a director of more than 4 other public companies.

•

Independent directors meet in executive session, without any management personnel or non-independent directors present, at least 4 times in each calendar year. Our lead independent director chairs these sessions.

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The Board believes directors should develop a meaningful ownership position in Qwest over time. While the Board does not believe it is appropriate to set a specific level of stock ownership, each director is expected to own Qwest stock (including phantom equity units) in an amount that is at least equal to one year’s annual retainer fee.

•	Directors are expected to take steps reasonably necessary to be adequately informed about Qwest and related external matters, including corporate governance best practices.

•	The Board and each of its standing committees conduct annual self-evaluations, and the Board conducts annual evaluations of individual directors. Each committee also reviews its charter annually.

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The Audit Committee, Compensation and Human Resources Committee and Nominating and Governance Committee consist entirely of independent directors. The Audit Committee consists of at least 3 directors, all of whom are financially literate and at least 2 of whom have accounting or financial experience.

•	Our CEO and other appropriate executives report annually to the Board on succession planning and management development.

•	The Board has complete access to management.

Board Leadership Structure

Edward A. Mueller currently serves as our CEO and Chairman of our Board, and Patrick J. Martin serves as our Board’s lead independent director. Under the terms of Mr. Mueller’s employment agreement, we have agreed that, during the term of the agreement and while Mr. Mueller is employed by us, we will use our best efforts to cause him to be appointed as one of our directors and to be appointed as Chairman of our Board and to include him in our Board’s slate of nominees for election as a director at annual meetings of our stockholders, and we will recommend to stockholders that he be elected as a director.

Our Governance Guidelines address several key elements of our Board’s leadership structure:

•	Our CEO should be a director. Other members of management generally will not be considered for Board membership. Our CEO must resign as a director when he ceases to be CEO.

•	Whenever the Chairman of our Board is also serving as our CEO, our independent directors will appoint a lead independent director.

•	While presently the Chairman of our Board is also serving as our CEO, our Board is free to determine from time to time whether these roles should be separate.

Under our Governance Guidelines, our lead independent director is responsible for: presiding over executive sessions of independent directors; advising as to the schedule and agendas of Board and committee meetings; advising as to the quality, quantity and timeliness of the flow of information from management necessary for independent directors to effectively and responsibly perform their duties; acting as principal liaison between independent directors and the Chairman of our Board on sensitive issues; evaluating (along with members of the Compensation and Human Resources Committee and our full Board) our CEO’s performance; and meeting with the Chairman of the Compensation and Human Resources Committee and our CEO to discuss our Board’s evaluation.

We believe that, for our company at this time, it is most appropriate to have one individual serving as both Chairman of our Board and our CEO. We believe this practice provides greater accountability and coordination between our Board and management and promotes an efficient and productive leadership structure. As the individual with primary responsibility for managing our day-to-day operations, our CEO is best positioned to chair regular Board meetings and ensure that key business issues are brought to our Board’s attention. Similarly, because our CEO is also Chairman of our Board, he is better able to understand and meet our Board’s priorities and expectations. We also believe that having a lead independent director provides us with many of the benefits that would otherwise be achieved by having an independent Chairman of our Board.

Risk Oversight

Our Board oversees our company’s risk management function, which is a coordinated effort among our business units, our internal audit department and our risk management department. Our Board provides this oversight primarily through its Audit Committee. Under its charter, the Audit Committee is responsible for discussing with management, our internal auditors and our independent public accountants our risk assessment and risk management policies, as well as our plans to monitor, control and minimize risks and exposures. The Audit Committee is also responsible for overseeing our ethics and compliance program. The Audit Committee meets in regular executive sessions with our Chief Ethics and Compliance Officer, who is in charge of our risk management department, as well as with our independent public accountants and the head of our internal audit department. In some cases, other committees of our Board may also be involved with oversight of our risk assessment and risk management policies when those policies relate directly to those committees’ responsibilities. For example, our Compensation and Human Resources Committee oversees risk assessment and risk management policies relating to our compensation policies and practices, and our Finance Committee oversees risk assessment and risk management policies relating to credit and liquidity risk.

Director Independence

Our common stock is listed on the New York Stock Exchange, or NYSE. As such, we are subject to the NYSE’s director independence standards. In accordance with these standards and our Governance Guidelines, in determining independence the Board affirmatively determines whether a director has a “material relationship” with Qwest that would compromise his or her independence from management or would cause him or her to fail to meet the NYSE’s specific independence criteria. When assessing the “materiality” of a director’s relationship with Qwest, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, and, where applicable, the frequency and regularity of the services, and whether the services are being carried out at arm’s length in the ordinary course of business. Material relationships can include commercial, consulting, charitable, familial and other relationships. A relationship is not material if, in the Board’s judgment, it is not inconsistent with the NYSE’s director independence standards and it does not compromise a director’s independence from management.

Applying these standards, the Board has determined that each of our directors and director nominees, other than Edward A. Mueller, qualifies as independent. The Board also determined that each of our former directors who served during 2009 (Linda G. Alvarado and Frank P. Popoff) qualified as independent while he or she was a director. As a result of these determinations, at all times since the beginning of 2009, our Board has been composed of a majority of independent directors, and the Board’s Audit Committee, Compensation and Human Resources Committee and Nominating and Governance Committee have consisted entirely of independent directors. The Board has also determined that each member of our Audit Committee qualifies as independent under the SEC’s heightened independence standards for audit committee members. In making these determinations, the Board considered the relationships described below under the heading “Related Person Transactions.” We may also provide to the Board information about other relationships between us and our directors even though those relationships are not required to be disclosed as related person transactions and do not otherwise impact independence. We provide this material for informational purposes only, and the Board does not consider this information in making its independence determinations. For example, former director Linda G. Alvarado serves at our request on the board of directors of one of our wholly owned subsidiaries, Qwest Foundation.

Communications with Directors

Stockholders and other interested parties who wish to communicate with our Board, including our independent or non-employee directors as a group, our lead independent director or any other individual directors, may do so by writing to our Corporate Secretary at our principal executive office at 1801 California Street, Denver, Colorado 80202. Our Corporate Secretary will review all correspondence intended for the Board and will regularly forward to the Board a summary of this correspondence and copies of correspondence that, in the opinion of the Corporate Secretary, is of significant importance to the functions of the Board or otherwise requires the Board’s attention. Directors may at any time review a log of all correspondence received by the Corporate Secretary that is intended for the Board and request copies of any of this correspondence.

Codes of Conduct

We have adopted written codes of conduct that serve as the code of ethics applicable to our directors, officers and employees, including our principal executive officer and senior financial officers, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002, the related SEC rules and the NYSE rules. If we make changes to, or provide waivers from, our code of conduct applicable to our principal executive officer and senior financial officers, we intend to disclose these events on our website or in a report on Form 8-K within 4 business days of the event.

Meetings and Committees

Our Board met 11 times and acted once by unanimous written consent during 2009. Each of our current directors attended 75% or more of the aggregate of the total number of meetings of the Board held while he or she was a director and of each committee on which he or she served during the period in which the director served as a member of that committee. Though we do not have a formal policy regarding attendance by directors at annual meetings of stockholders, attendance is encouraged. All of our then-continuing directors attended the 2009 annual meeting of stockholders.

The table below identifies the Board’s standing committees and committee membership:

Name	Audit Committee Member	Compensation and Human Resources Committee Member	Nominating and Governance Committee Member	Finance Committee Member	Executive Committee Member
Edward A. Mueller					Chair
Charles L. Biggs	✓		✓	Chair	✓
K. Dane Brooksher	Chair		✓		✓
Peter S. Hellman		✓		✓
R. David Hoover			✓	✓
Patrick J. Martin			Chair	✓	✓
Caroline Matthews	✓
Wayne W. Murdy	✓
Jan L. Murley		✓
Michael J. Roberts		✓	✓
James A. Unruh		Chair			✓
Anthony Welters			✓	✓

The Board has also established a single-member committee made up of the Chairman of the Board with authority to grant certain awards under our Equity Incentive Plan. You can find more information about this committee below under the heading “Compensation and Human Resources Committee—Processes Relating to Executive Compensation.”

Audit Committee

Charter and Meetings

The Board has established an Audit Committee for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements, among other things. As noted above, the members of the Audit Committee are Messrs. Biggs, Brooksher and Murdy and Ms. Matthews. The Audit Committee has a written charter, which is available in the “Corporate Governance” section of our website at investor.qwest.com/corporate-governance. The Audit Committee met 10 times during 2009.

Audit Committee Financial Experts

The Board has determined that each member of the Audit Committee is qualified as an audit committee financial expert, has accounting and related financial management expertise and is financially literate. You should understand that these designations are disclosure requirements of the SEC and NYSE relating to the members’ experience and understanding of accounting and auditing matters. These designations do not affect the obligations and liability of Board or Audit Committee members generally. As noted above, the Board has also determined that each member of the Audit Committee is independent under the NYSE’s director independence standards applicable to audit committee members, including the heightened independence requirements under the SEC’s rules.

Compensation and Human Resources Committee

Charter and Meetings

The Compensation and Human Resources Committee of our Board has a written charter, which is available in the “Corporate Governance” section of our website at investor.qwest.com/corporate-governance. We sometimes refer to this committee as the Compensation Committee. The Compensation Committee met 8 times and acted twice by unanimous written consent during 2009.

Processes Relating to Executive Compensation

Under its charter, the Compensation Committee carries out the responsibilities of the Board relating to the compensation of our executives. Among other things, the Compensation Committee has the authority to:

•	make recommendations to the Board’s independent directors with respect to the selection and retention of our CEO;

•	review and approve goals and objectives relevant to the compensation of our CEO and evaluate our CEO’s performance;

•	approve, and recommend to the Board’s independent directors that they approve, our CEO’s salary, annual bonus and equity awards;

•	approve other elements of our CEO’s compensation;

•	consider and approve the selection and retention of, and compensation arrangements and plans for, our other executive officers; and

•	make recommendations to the Board with respect to our Equity Incentive Plan and ESPP.

The Compensation Committee reviews its actions with the Board on a regular basis. The Compensation Committee may appoint and delegate any of its charter responsibilities to subcommittees. The Compensation Committee does not currently have any subcommittees.

In addition to its charter responsibilities, the Compensation Committee is responsible for administering our Equity Incentive Plan. This includes the authority under the plan to grant awards, such as restricted stock and performance shares. The Compensation Committee may delegate this authority to specified officers of Qwest, except that it may not delegate the authority to grant awards to persons covered by Section 16(b) of the Exchange Act. Our Board has established a single-member committee made up of the Chairman of the Board (who is also our CEO). Our Board and the Compensation Committee have delegated to this committee the authority to grant plan awards, except that the committee may not grant awards (a) to persons covered by Section 16(b) of the Exchange Act, which includes all of our executives, and (b) for more than 200,000 shares of common stock, as may be adjusted for stock splits, dividends or the like. Awards to our executives and awards for more than 200,000 shares must be approved by the Compensation Committee or by the Board. This single-member committee is required to provide to the Compensation Committee periodic reports listing the names of persons who have received awards under this authority and the number of shares granted.

Our Board generally retains authority over our other compensation plans and our employee benefit plans. To assist the Board in discharging these responsibilities, the Executive Committee of our Board established two committees made up of our Chief Administrative Officer (or his delegate) and those other employees as he may designate:

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a Plan Design Committee with full authority in a non-fiduciary capacity to amend and terminate any of our employee benefit plans or any benefits and programs associated with any of our pension plans other than pension benefits that are unique to senior executives, provided that any single amendment that will impact the amount by which we would be required to fund our pension plans by more than $25 million for any calendar year may be adopted only if approved by: our CEO; Chief Financial Officer, or CFO; and Chief Administrative Officer; and

•	an Employee Benefits Committee with full discretionary power in a fiduciary capacity to administer each of our employee benefit plans.

Our human resources department supports the Compensation Committee in its work. Among other things, our human resources department compiles and analyzes historical compensation information for executives and market and proxy data. This information is then used by the Compensation Committee to evaluate and make decisions about executive compensation. Our human resources department also uses this information as a basis for its recommendations to the Compensation Committee about the structure, form and amount of executive compensation. In reviewing the compensation for executives other than our CEO, the Compensation Committee considers recommendations and individual performance reviews from our CEO and/or our Chief Operating Officer, or COO. And in reviewing the compensation for our CEO, the Compensation Committee may solicit input from one or more executives who report to our CEO.

The Compensation Committee has the authority to retain a compensation consultant to assist in the evaluation of executive compensation and has the sole authority to approve the consultant’s fees and retention terms. The Compensation Committee engages Mercer (US) Inc., or Mercer, as its executive compensation consultant. In its role as executive compensation consultant, for 2009 Mercer assisted the Compensation Committee and our human resources department with the compilation and analysis of historical compensation information and market and proxy data. In addition, throughout 2009 Mercer provided analyses of best practices and emerging trends in executive compensation, benefit programs and long-term incentive plan modeling. In its role as executive compensation consultant, Mercer reports directly to the chairman of the Compensation Committee. In this role, Mercer also works with, and receives instructions from, members of our human resources department who are performing tasks at the direction of the Compensation Committee or its chairman. As discussed below under the heading “Nominating and Governance Committee—Processes Relating to Director Compensation,” Mercer also provides consulting services to the Compensation Committee and the Nominating and Governance Committee relating to director compensation.

Mercer and its affiliates provide other consulting services to Qwest. Our management, in its sole discretion, decided to engage Mercer and its affiliates for these other services, and the Compensation Committee did not approve these services. In 2009, we paid Mercer approximately $241,000 for services it provided to the Compensation Committee and Nominating and Governance Committee relating to executive and director compensation and paid Mercer and its affiliates approximately $22,404,000 for all other services they provided to Qwest.

Nominating and Governance Committee

Charter and Meetings

The Nominating and Governance Committee of our Board has a written charter, which is available in the “Corporate Governance” section of our website at investor.qwest.com/corporate-governance. The Nominating and Governance Committee met 6 times and acted once by unanimous written consent during 2009.

Criteria for Board Membership

Under its charter, the Nominating and Governance Committee has the responsibility to recommend candidates for election as directors and believes that candidates for director should have certain minimum qualifications, including experience in one or more of the following:

•	business or management for complex and large consolidated companies or other complex and large institutions;

•	accounting or finance for complex and large consolidated companies or other complex and large institutions;

•	leadership, strategic planning or crisis response for complex and large consolidated companies or other complex and large institutions;

•	the telecommunications industry; and

•	other significant and relevant areas deemed by the Nominating and Governance Committee to be valuable to Qwest.

Directors also should possess:

•	significant experience in their respective fields of endeavor;

•	useful knowledge, background and judgment; and

•	the commitment to learn Qwest’s business.

Our Governance Guidelines also provide that consideration will be given to obtaining a diversity of experience and perspective within our Board. In considering diversity, we look at the entirety of our Board. Although we do not seek constituent or representational directors, our Board considers its diversity whenever we are looking for a new director. Our Board evaluates its diversity on a periodic basis as part of its review of the Board as a whole. For example, our Board conducts annual self-evaluations designed to solicit directors’ views on a variety of topics, including whether directors as a whole have the appropriate mix of characteristics, business experience, background and tenure.

The Nominating and Governance Committee evaluates candidates for the Board on the basis of the process and standards set forth in its charter and our Governance Guidelines. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms (to whom we pay a fee), stockholders or other persons. In 2009, we paid a fee to a third-party search firm, Spencer Stuart, to assist us with the identification and selection of Michael J. Roberts as a director.

The Nominating and Governance Committee will consider nominees recommended by our stockholders. Any stockholder wishing to propose a nominee for consideration by the Nominating and Governance Committee should submit a recommendation in writing to our Corporate Secretary at our principal executive office, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director. The Nominating and Governance Committee does not intend to alter its criteria for evaluating potential director candidates, including the criteria set forth above, in the case of director candidates recommended by stockholders. The Nominating and Governance Committee periodically considers recommendations for director candidates. If you wish to raise a director nomination for next year’s annual meeting, you must comply with the notice and other requirements described above under the heading “Questions and Answers about the Proxy Materials and the Meeting—Q: May I propose actions for consideration at next year’s meeting of stockholders?”

Processes Relating to Director Compensation

Under its charter, the Nominating and Governance Committee is responsible for reviewing non-employee director compensation annually for appropriateness and sufficiency. The Compensation Committee may also be asked to participate in this review to the extent that it involves determinations about awards granted or to be granted under our Equity Incentive Plan. Based on this review, the Nominating and Governance Committee (and in some cases the Compensation Committee) recommends to the Board any proposed changes to director compensation. The Board is ultimately responsible for approving the form and amount of director compensation. The Nominating and Governance Committee may appoint and delegate any of its responsibilities to subcommittees but no subcommittee may have any final decision-making authority on behalf of our Board. The Nominating and Governance Committee does not currently have any subcommittees.

Our human resources department supports the Nominating and Governance Committee and our Board in their work relating to director compensation. Among other things, our human resources department compiles and analyzes historical director compensation information and market and proxy data. The Nominating and Governance Committee and our Board then use this information to evaluate and make decisions about director compensation. Our human resources department and executives also use this information as a basis for their recommendations to the Nominating and Governance Committee and our Board about the structure, form and amount of director compensation. These recommendations may include a recommendation from our CEO, who is a director but who does not receive any separate compensation for his role as a director. As discussed above under the heading “Compensation and Human Resources Committee—Processes Relating to Executive Compensation” and below under the heading “Compensation of Executive Officers,” our CEO’s compensation is evaluated and approved by the Compensation Committee.

The Nominating and Governance Committee has the authority to retain independent consultants as it deems appropriate to carry out its duties. As described above, the Compensation Committee engages Mercer as its compensation consultant. In connection with the Nominating and Governance Committee’s and Compensation Committee’s review of director compensation in 2009, Mercer assisted our human resources department with the compilation and analysis of historical director compensation information and market and proxy data. In this role, Mercer reports directly to the chairman of the Compensation Committee. In connection with the performance of these services, Mercer also works with, and receives instructions from, members of our human resources department who are performing tasks at the direction of the Compensation Committee or its chairman.

Finance Committee

The purpose of the Finance Committee is, among other things, to review and evaluate our financial needs, to approve the issuance of debt and equity securities, to oversee the administration of our trust funds and to review our business strategy as it deems necessary. The Finance Committee also makes recommendations to our Board and management about financial policies and objectives. The Finance Committee has a written charter, which is available in the “Corporate Governance” section of our website at investor.qwest.com/corporate-governance. The Finance Committee met 12 times during 2009.

Executive Committee

The Executive Committee may exercise all of the powers and authority of our Board in the management of Qwest, except as prohibited by the Delaware General Corporation Law. The Executive Committee has a written charter, which is available in the “Corporate Governance” section of our website at investor.qwest.com/corporate-governance. The Executive Committee did not meet or act by unanimous written consent during 2009.

How to Obtain Copies of our Governance-Related Materials

Copies of our Governance Guidelines, codes of conduct and the charters for the standing committees of our Board (including the Audit Committee, the Compensation Committee and the Nominating and Governance Committee) are available in the “Corporate Governance” section of our website at investor.qwest.com/corporate-governance. Copies of these documents are also available in print to any stockholder who requests them by sending a written request to our Corporate Secretary at Qwest Communications International Inc., 1801 California Street, Denver, Colorado 80202.

DIRECTOR COMPENSATION

Director Compensation Table

The table below summarizes the compensation paid to and earned by each of our non-employee directors in 2009. This compensation was paid in accordance with our director compensation plan, which is described below under the heading “Director Compensation Plan.” Directors who are also our employees do not receive any separate compensation for their services as directors. Edward A. Mueller is our only director who is also an employee. You can find information about Mr. Mueller’s compensation below under the heading “Compensation of Executive Officers.”

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Current Directors
Charles L. Biggs	$98,750	$99,630	$198,380
K. Dane Brooksher	$98,750	$99,630	$198,380
Peter S. Hellman	$82,500	$99,630	$182,130
R. David Hoover	$75,000	$99,630	$174,630
Patrick J. Martin	$119,783	$99,630	$219,413
Caroline Matthews	$80,000	$99,630	$179,630
Wayne W. Murdy	$80,000	$99,630	$179,630
Jan L. Murley	$77,500	$99,630	$177,130
Michael J. Roberts(3)	$30,266	$36,900	$67,166
James A. Unruh	$88,750	$99,630	$188,380
Anthony Welters	$80,000	$99,630	$179,630
Former Directors
Linda G. Alvarado(4)	$77,500	$99,630	$177,130
Frank P. Popoff(5)	$32,195	$99,630	$131,825

(1)	Each of Messrs. Brooksher, Hoover, Martin, Roberts, Unruh, Welters and Popoff elected to defer all of his fees earned in 2009 under our Deferred Compensation Plan for Non-Employee Directors, which is described below. In May 2009, we distributed to Mr. Popoff $1,018,848 under this plan in connection with his retirement from our Board. In February 2010, we distributed to Ms. Alvarado $921,443 under this plan in connection with her resignation from our Board. Each of these amounts represents the former director’s account balance on the date he or she left the Board multiplied by the closing market price of our common stock on that date.
(2)	Amounts represent the grant date fair value of restricted stock granted in 2009. We calculated these amounts in accordance with financial statement reporting rules, using the same assumptions as we used for financial statement reporting purposes. Under these rules, the grant date fair value of each award equals the number of shares granted multiplied by the closing market price of our common stock on the grant date. On December 10, 2008, our Compensation Committee approved a restricted stock award to each of our then-current non-employee directors of 27,000 shares with a grant date of January 2, 2009. The closing market price of our common stock on January 2, 2009, was $3.69. On August 19, 2009, our Compensation Committee approved a restricted stock award to new director Michael J. Roberts of 10,000 shares with a grant date of August 19, 2009. The closing market price of our common stock on August 19, 2009, was $3.69.

The following table shows the total number of shares of unvested restricted stock and total stock options held by each of our non-employee directors on December 31, 2009:

Name	Unvested Restricted Stock Outstanding	Stock Options Outstanding
		Vested	Unvested
Current Directors
Charles L. Biggs	27,000	80,000	10,000
K. Dane Brooksher	27,000	80,000	10,000
Peter S. Hellman	27,000	50,000	10,000
R. David Hoover	27,000	88,000	10,000
Patrick J. Martin	27,000	88,000	10,000
Caroline Matthews	27,000	88,000	10,000
Wayne W. Murdy	27,000	88,000	10,000
Jan L. Murley	27,000	—	—
Michael J. Roberts	10,000	—	—
James A. Unruh	27,000	88,000	10,000
Anthony Welters	27,000	10,000	22,000
Former Directors
Linda G. Alvarado	27,000	50,000	10,000
Frank P. Popoff	—	—	—

Mr. Popoff forfeited 27,000 shares of unvested restricted stock, 50,000 vested stock options and 10,000 unvested stock options in connection with his retirement from our Board in May 2009. Ms. Alvarado forfeited 23,000 shares of unvested restricted stock (which were granted on January 4, 2010) in connection with her resignation from our Board in February 2010. On her resignation date, Ms. Alvarado held 60,000 vested stock options. These options remain exercisable for 3 months after her resignation; however, as of March 8, 2010, the exercise price of each option was above the closing market price of our common stock.

(3)	Mr. Roberts joined our Board on August 19, 2009.
(4)	Ms. Alvarado resigned from our Board on February 18, 2010.
(5)	Mr. Popoff retired from our Board on May 13, 2009.

Director Compensation Plan

Upon recommendations of the Nominating and Governance Committee and the Compensation Committee, our Board approved our current non-employee director compensation plan in October 2007. The Nominating and Governance Committee and Compensation Committee reviewed the plan in December 2008 and December 2009, and at both times decided not to recommend to the Board any changes to the plan. The table below shows the compensation to which our non-employee directors are entitled:

Annual Retainer	$70,000
Meeting Fees	None
Additional Annual Retainer for Lead Director	$20,000
Additional Annual Retainer for Committee Members
Audit Committee	$10,000
Compensation Committee	$ 7,500
All Other Committees	$ 5,000
Additional Annual Retainer for Committee Chairpersons (paid instead of the Additional Annual Retainer for Committee Members described above)
Audit Committee	$20,000
Compensation Committee	$15,000
All Other Committees	$10,000
Annual Restricted Stock Award	$100,000 value(1)
New Director Restricted Stock Award	None(2)

(1)	Each non-employee director receives an annual restricted stock award valued by us at $100,000 on the first trading day of each year. Awards are granted under our Equity Incentive Plan and generally vest in full after one year or upon an earlier change in control, as defined in our Equity Incentive Plan and described below under “Grants of Plan-Based Awards in 2009—Other Stock Awards.” The actual number of shares of restricted stock granted is equal to $100,000 divided by the closing market price of our common stock on the date of grant and rounded to the nearest 1,000 shares. The awards are forfeited to the extent they are not vested on a director’s removal or resignation from the Board.
(2)	Any new non-employee director receives a prorated annual restricted stock award on the date on which he or she is elected to the Board.

Equity Award Practices

The grant date of each annual restricted stock award to non-employee directors is the first trading day of the year, and the grant date of each prorated restricted stock award to a new director is the date on which the director is appointed to the Board. The 2009 annual restricted stock awards had a grant date of January 2, 2009, and were approved by the Compensation Committee on December 10, 2008. The restricted stock award to new director Michael J. Roberts had a grant date of August 19, 2009, and was also approved by the Compensation Committee on that date. The Compensation Committee may or may not possess material nonpublic information when it approves awards. However, the Compensation Committee consistently acts only at a particular time of the year and does not try to achieve more advantageous grant dates in connection with the timing of the release of material nonpublic information.

Equity Compensation Plan for Non-Employee Directors

Under our Equity Compensation Plan for Non-Employee Directors, non-employee directors may elect, on a quarterly basis, to receive any or all of the amount of their annual directors’ fees and meeting fees in the form of shares of our common stock. None of our directors has made this election since the beginning of 2009.

Deferred Compensation Plan for Non-Employee Directors

Non-employee directors may defer all or any portion of their directors’ fees for an upcoming year under our Deferred Compensation Plan for Non-Employee Directors. A director’s election to defer fees must be made within 30 days of the director’s appointment to the Board (with respect to fees not yet earned) and thereafter on an annual basis in the year before the year in which the fees would otherwise be payable. Quarterly, we credit each participant’s account with a number of “phantom units” having a value equal to his or her deferred director fees. Each phantom unit has a value equal to one share of our common stock and is subject to adjustment for cash dividends payable to our stockholders as well as stock dividends and splits, consolidations and other transactions that affect the number of shares of our common stock outstanding. Subject to the terms of the plan, each participant’s account will be distributed as a lump sum as soon as practicable following the end of his or her service as a director. Amounts deferred before 2005 and earnings on those amounts are subject to the distribution options elected in advance by the participant and may be in the form of: (a) a lump-sum payment; (b) annual cash installments over periods up to 10 years; or (c) some other form selected by our Chief Administrative Officer (or his designee).

The table below shows the number of phantom equity units credited to accounts for our non-employee directors and the value of those units as of December 31, 2009:

Name	Number of Phantom Equity Units	Value of Phantom Equity Units(1)
Current Directors
Charles L. Biggs	52,808	$222,322
K. Dane Brooksher	139,971	$589,278
Peter S. Hellman	256,445	$1,079,633
R. David Hoover	58,711	$247,173
Patrick J. Martin	83,093	$349,822
Caroline Matthews	872	$3,671
Wayne W. Murdy	5,426	$22,843
Jan L. Murley	—	—
Michael J. Roberts	7,507	$31,604
James A. Unruh	71,761	$302,114
Anthony Welters	56,807	$239,157
Former Directors
Linda G. Alvarado(2)	203,859	$858,246
Frank P. Popoff(2)	—	—

(1)	Value is calculated by multiplying the closing market price of our common stock on December 31, 2009 ($4.21), by the number of phantom equity units.
(2)	You can find information about the distribution of Ms. Alvarado’s and Mr. Popoff’s phantom equity units above under the heading “Director Compensation Table.”

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Nomination and Election Process

All of our directors stand for election annually and for terms that expire at the next annual meeting. Any director appointed to our Board as a result of a newly created directorship or to fill a vacancy holds office until the next annual meeting. Our Board currently consists of 12 directors. The Nominating and Governance Committee has nominated the 12 persons named below to serve as directors until our next annual meeting and until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or retirement. All nominees are currently serving on our Board, and all nominees other than Michael J. Roberts were elected by stockholders at our 2009 annual meeting. Our Board appointed Mr. Roberts to the Board in August 2009. As such, he has not previously stood for election at an annual meeting.

Unless you indicate on your proxy that you are voting AGAINST one or more of the nominees or that you ABSTAIN from voting with respect to one or more of the nominees, the persons named as proxies will vote all proxies received FOR the election of each nominee. Each of the nominees has consented to be named as a nominee in this proxy statement, and we expect that each of the nominees will be able to serve if elected. If any nominee is unavailable for election, the persons named as proxies will vote your shares FOR the election of a substitute nominee proposed by our Board.

Each nominee will be elected a director if he or she receives the affirmative vote of a majority of the votes cast with respect to that director’s election. A majority of the votes cast means that the number of votes FOR a director must exceed 50% of the votes cast with respect to that director’s election. Votes AGAINST the director count as votes cast with respect to that director, but ABSTENTIONS do not count as votes cast with respect to the director. In accordance with our bylaws, each nominee has submitted an irrevocable letter of resignation conditioned upon (a) him or her not receiving 50% of the votes cast and (b) the Board’s acceptance of the resignation. If a director does not receive 50% of the votes cast, the Board, acting on the recommendation of the Nominating and Governance Committee, will determine whether to accept the director’s resignation. The Board will make this determination within 90 days of receiving certified voting results and may consider any appropriate and relevant information. The Board will accept the director’s resignation unless it determines that a compelling reason exists for concluding that it is in our best interests for the director to remain a director. Except in certain circumstances where a quorum would not exist, the Nominating and Governance Committee and the Board will make their determinations without the participation of any directors who did not receive 50% of the votes cast.

Recommendation of our Board of Directors

The Board of Directors recommends that you vote FOR each of the director nominees named below. Proxies will be voted FOR each of the nominees named below unless you otherwise specify in your proxy.

Current Directors and Director Nominees

This section presents biographical and other information about our director nominees, each of whom is currently serving as a director. This section also presents for each nominee the specific experience, qualifications and skills that helped lead our Board to conclude that the nominee should serve as a director. Nominees’ ages are as of the date of the annual meeting (May 12, 2010).

Our Governance Guidelines set forth minimum qualifications for director nominees, which qualifications are described above under the heading “Governance of the Company—Meetings and Committees—Nominating and Governance Committee—Criteria for Board Membership.” We believe that, beyond these minimum qualifications for individual director nominees, our Board as a whole should possess a broad mix of experiences and skills that allow it to oversee the wide range of issues that affect Qwest. These collective experiences and skills include management and leadership skills, governance and board experience, strategic planning skills, telecommunications and technology experience, financial literacy, finance and accounting expertise, risk management experience, marketing skills and human resources experience. We also look for directors who are collegial, insightful and objective, who possess the highest personal and professional ethics, integrity and values and who are committed to representing the long-term interests of our stockholders.

Under the terms of Mr. Mueller’s employment agreement, we have agreed that, during the term of the agreement and while Mr. Mueller is employed by us, we will use our best efforts to cause him to be appointed as one of our directors and to be appointed as Chairman of our Board and to include him in the Board’s slate of nominees for election as a director at annual meetings of our stockholders and will recommend to our stockholders that he be elected as a director.

	Biographical Information	Specific Experiences, Qualifications and Skills Considered by our Board
Edward A. Mueller Age 63 Director since 2007	Mr. Mueller has been our Chairman and Chief Executive Officer since August 2007. Mr. Mueller served as Chief Executive Officer of Williams-Sonoma, Inc., a specialty retailer of home furnishings, from 2003 until July 2006, and served as a director of Williams-Sonoma from 1999 until May 2007. Prior to joining Williams-Sonoma as Chief Executive Officer, Mr. Mueller held a variety of executive level positions with several telecommunications companies, including Ameritech, SBC International Operations, Pacific Bell and Southwestern Bell Telephone. Mr. Mueller currently serves as a director of The Clorox Company and McKesson Corporation. Mr. Mueller previously served as a director of GSC Acquisition Co., Verisign Inc. and Williams-Sonoma Inc. Mr. Mueller holds a bachelor’s degree in civil engineering from the University of Missouri and an executive masters degree in business administration from Washington University.	Service as president or CEO of several public and private companies Executive-level experience with telecommunications companies

	Biographical Information	Specific Experiences, Qualifications and Skills Considered by our Board
Charles L. Biggs Age 69 Director since 2004	Mr. Biggs was a management consultant with Deloitte & Touche, a professional services firm that provides assurance and advisory, tax and management consulting services, from 1968 until his retirement in 2002. At Deloitte, Mr. Biggs held various management positions, including National Director of Strategy Services for Deloitte’s strategy arm and Chairman of Deloitte/Holt Value Associates. Mr. Biggs currently serves as a director of Standard Parking Corporation. Mr. Biggs earned a bachelor’s degree in industrial management from Kent State University.

Service as a management consultant

Strategy and management process experience

Financial and accounting experience, including experience reviewing financial statements for various public and private companies

K. Dane Brooksher Age 71 Director since 2004	Mr. Brooksher was Chairman of the Board of ProLogis, a provider of distribution facilities and services, from 1999 to May 2007 and Chief Executive Officer of ProLogis from 1999 to 2004. Before joining ProLogis in 1993, Mr. Brooksher spent more than 32 years with KPMG Peat Marwick (now KPMG LLP). Mr. Brooksher currently serves as a director of Pactiv Corporation and Cass Information Systems, Inc. Mr. Brooksher previously served as a director of ProLogis and CarrAmerica Realty Corporation. Mr. Brooksher earned a bachelor’s degree from the College of William and Mary.

Service as CEO and COO of a public company

Financial and accounting experience, including service as a CPA for an independent public accounting firm and an accounting degree

Experience with Colorado-based companies

Peter S. Hellman Age 60 Director since 2000	Mr. Hellman held various management positions with Nordson Corporation from 2000 until his retirement in January 2008, including President from 2004 to January 2008 and Chief Financial and Administrative Officer from 2000 to January 2008. Nordson is a designer, manufacturer and marketer of industrial equipment. Prior to joining Nordson, Mr. Hellman held various positions at TRW Inc., BP America and The Irving Trust Company. Mr. Hellman currently serves as a director of Baxter International Inc. and Owens-Illinois, Inc. Mr. Hellman previously served as a director of Nordson Corporation. Mr. Hellman earned a bachelor’s degree from Hobart College and an M.B.A. from Case Western Reserve University.

Service as president of public companies

Financial and accounting experience, including service as CFO of public companies

Historical knowledge of our company, through 10 years of service on our Board and service on the Board of U S WEST before it merged with us in 2000

R. David Hoover Age 64 Director since 2005	Mr. Hoover has held various management positions with Ball Corporation since 1970, including Chairman since 2002, Chief Executive Officer since 2001 and President from 2000 until December 2009. Ball is a provider of metal and plastic packaging, primarily for beverages and foods, and of aerospace and other technologies and services. Mr. Hoover currently serves as a director of Ball, Energizer Holdings, Inc. and Eli Lilly and Company. Mr. Hoover previously served as a director of Irwin Financial Corporation. Mr. Hoover received a bachelor’s degree from DePauw University and an M.B.A. from Indiana University and completed the Advanced Management Program of the Harvard University Graduate School of Business.

Service as president and CEO of a public company

Financial and accounting experience, including service in various senior-level financial and accounting positions at a public company

Experience with Colorado-based companies

	Biographical Information	Specific Experiences, Qualifications and Skills Considered by our Board
Patrick J. Martin Age 69 Director since 2005	Mr. Martin was Chairman, President and Chief Executive Officer of Storage Technology Corporation from 2000 until his retirement in August 2005. Storage Technology was a designer, manufacturer and marketer of tape drives and automated cartridge libraries, disk arrays and network management and backup software that was acquired by Sun Microsystems, Inc. in August 2005. Prior to joining Storage Technology, Mr. Martin held various management positions with Xerox Corporation. Mr. Martin previously served as a director of Storage Technology Corporation. Mr. Martin earned a bachelor’s degree from Iona College, a master’s degree and Ph.D. from George Washington University and a P.M.D. from Harvard University.

Service as president and CEO of a public company

Strategy experience

Experience with technology companies

Experience with international markets

Experience with a large sales organization

Experience with a large service organization

Experience with Colorado-based companies

Caroline Matthews Age 50 Director since 2005	Ms. Matthews served as President of the WellPoint Foundation from September 2006 to October 2009. The WellPoint Foundation is a private, non-profit organization wholly funded by health insurance company, WellPoint, Inc., to administer its social responsibility programs and charitable contributions. Ms. Matthews joined WellPoint in 1988 and held various other management positions with WellPoint and its affiliates, including President of Blue Cross and Blue Shield of Georgia from 2004 to September 2006. Ms. Matthews received a bachelor’s degree from Sheffield University in Yorkshire, England and an M.B.A. from Indiana University.

Service as president of a private company

Financial and accounting experience, including service as CFO and in other senior-level finance positions at a private company and an accounting degree

Experience with Colorado-based companies

Wayne W. Murdy Age 65 Director since 2005	Mr. Murdy held various management positions with Newmont Mining Corporation, a worldwide gold producer, from 1992 until his retirement in 2007, including Chairman from 2002 to December 2007 and Chief Executive Officer from 2001 to June 2007. Before joining Newmont Mining, Mr. Murdy spent 15 years serving in senior financial positions in the oil and gas industry, including positions with Apache Corporation and Getty Oil Company. Mr. Murdy currently serves as a director of Weyerhaeuser Company, BHP Billiton Limited and BHP Billiton PLC. Mr. Murdy previously served as a director of Newmont Mining Corporation, Tom Brown, Inc. and TransMontaigne Inc. Mr. Murdy earned a bachelor’s degree from California State University at Long Beach.

Service as CEO of a public company

Financial and accounting experience, including service as CFO and in various senior-level financial positions at public companies and service as a CPA for an independent public accounting firm

Experience with Colorado-based companies

	Biographical Information	Specific Experiences, Qualifications and Skills Considered by our Board
Jan L. Murley Age 58 Director since 2007	Ms. Murley has served as Interim President of Floral Group of 1-800-Flowers.com, Inc., a gift retailer, since October 2008. Previously, Ms. Murley served as a consultant to Kohlberg Kravis Roberts & Co., a private equity firm, from November 2006 to October 2008. From 2003 to July 2006, Ms. Murley was Chief Executive Officer and a director of The Boyds Collection, Ltd., a designer and manufacturer of gifts and collectibles. Prior to joining The Boyds Collection, Ms. Murley held various positions at Hallmark Cards, Inc. and The Procter & Gamble Company. Ms. Murley currently serves as a director of The Clorox Company and 1-800 Flowers.com. Ms. Murley previously served as a director of Boyds Collection Ltd. Ms. Murley received her bachelor’s degree and an M.B.A., both from Northwestern University.	Service as president or CEO of public companies Service as a management consultant Marketing and finance experience

Michael J. Roberts Age 59 Director since 2009	Mr. Roberts is the founder and Chief Executive Officer of Westside Holdings LLC, a marketing and brand development company. From 2004 to August 2006, Mr. Roberts served as President and Chief Operating Officer of the McDonald’s Corporation, a foodservice retailer. Mr. Roberts began his career with McDonald’s, and in the nearly 30 years he was with the company he held key executive roles including President and Chief Executive Officer of McDonald’s USA. Mr. Roberts currently serves as a director of W.W. Grainger, Inc. Mr. Roberts previously served as a director of McDonald’s Corporation. Mr. Roberts received his bachelor’s degree from Loyola University of Chicago.	Service as president and COO of a public company Marketing and branding experience Leadership and strategy experience gained through founding a company

James A. Unruh Age 69 Director since 2005	Mr. Unruh has served as Principal of Alerion Capital Group, a merchant banking organization focused on private equity, since 1998. Prior to joining Alerion Capital, Mr. Unruh held various positions with Unisys Corporation and its predecessors, including most recently Chairman, President and Chief Executive Officer. Mr. Unruh currently serves as a director of CSG Systems International, Inc., Prudential Financial, Inc. and Tenet Healthcare Corporation. He earned a bachelor’s degree from Jamestown College and an M.B.A. from the University of Denver.

Service as president and CEO of a public company

Management advisory experience

Financial and accounting experience, including service as CFO of public companies

Experience with technology companies, including service on the board of directors of a telecommunications company

Leadership and strategy experience gained through founding a company

	Biographical Information	Specific Experiences, Qualifications and Skills Considered by our Board
Anthony Welters Age 55 Director since 2006	Mr. Welters has served as Executive Vice President of UnitedHealth Group since January 2007 and as President of its Public and Senior Markets Group since September 2007. UnitedHealth Group provides health care services and resources. Mr. Welters previously served as President and Chief Executive Officer of AmeriChoice Corporation (a UnitedHealth Group company) from 1989 when he founded the company until December 2006. Mr. Welters currently serves as a director of West Pharmaceutical Services, Inc. and C.R. Bard, Inc. Mr. Welters received a bachelor’s degree from Manhattanville College and a J.D. from New York University School of Law.	Service as president and CEO of a private company Experience with healthcare and employee benefit issues Leadership and strategy experience gained through founding a company

EXECUTIVE OFFICERS AND MANAGEMENT

This section presents biographical and other information about each of our executive officers (other than Mr. Mueller, whose information appears above). Executives’ ages are as of the date of the annual meeting (May 12, 2010).

Biographical Information
Richard N. Baer Age 53 Executive Vice President, General Counsel and Chief Administrative Officer	Mr. Baer has served as our Executive Vice President and General Counsel since 2002 and our Chief Administrative Officer since August 2008. Mr. Baer, who joined Qwest in 2001, previously served as our Deputy General Counsel and as Special Legal Counsel to our Chairman and CEO. Prior to joining Qwest, Mr. Baer was chairman of the litigation department at the Denver law firm of Sherman & Howard. Mr. Baer received his bachelor’s degree from Columbia University and his juris doctor degree from Duke University.

Joseph J. Euteneuer Age 54 Executive Vice President and Chief Financial Officer	Mr. Euteneuer has served as our Executive Vice President and Chief Financial Officer since September 2008. Previously, Mr. Euteneuer served as Executive Vice President and Chief Financial Officer of XM Satellite Radio Holdings Inc., a satellite radio provider, from 2002 until September 2008 after it merged with SIRIUS Satellite Radio, Inc. Prior to joining XM, Mr. Euteneuer held various management positions at Comcast Corporation and its subsidiary, Broadnet Europe. Mr. Euteneuer holds a bachelor’s degree from Arizona State University and is a certified public accountant.

Teresa A. Taylor Age 46 Executive Vice President and Chief Operating Officer	Ms. Taylor has served as our Executive Vice President and Chief Operating Officer since August 2009. Ms. Taylor previously served as our Executive Vice President, Business Markets Group, from August 2008 until August 2009, our Executive Vice President and Chief Administrative Officer from 2004 until August 2008, our Executive Vice President, Wholesale Markets Group, from 2003 until 2004, and our Executive Vice President, Products and Pricing, from 2000 until 2003. Ms. Taylor also held a number of leadership positions with U S WEST, Inc. from 1988 until its merger with Qwest in 2000. Ms. Taylor received her bachelor’s degree from the University of Wisconsin—La Crosse.

C. Daniel Yost Age 61 Executive Vice President, Mass Markets Group	Mr. Yost has served as our Executive Vice President, Mass Markets Group, since August 2008. From 2004 until August 2008, Mr. Yost served as our Executive Vice President, Product and IT. Prior to joining Qwest, Mr. Yost served as President and Chief Operating Officer of Allegiance Telecom, Inc. and held management positions at several other telecommunications and technology companies, including AT&T Wireless, McCaw Cellular Communications, MetroCel Cellular, Inc. and NETCOM Online Communications. Mr. Yost received his bachelor’s degree in electrical engineering and his master’s degree in business administration, both from Southern Methodist University.

Christopher K. Ancell Age 47 Executive Vice President, Business Markets Group	Mr. Ancell has served as our Executive Vice President, Business Markets Group, since August 2009. From 2004 to August 2009, Mr. Ancell served as the Vice President of Sales, Western Region, for our Business Markets Group. Mr. Ancell has held several other management positions with us, including Vice President of Sales Support for the Business Markets Group, Vice President of Hosting Sales and a Vice President in the product organization. Prior to joining Qwest, Mr. Ancell held management positions at Service Metrics, Inc. (an Exodus Communications Company) and PricewaterhouseCoopers. Mr. Ancell holds a bachelor’s degree in economics from the University of Denver.

R. William Johnston Age 55 Senior Vice President, Controller and Chief Accounting Officer	Mr. Johnston has served as a Senior Vice President since December 2007 and as our Controller since April 2007 and was designated our Chief Accounting Officer in August 2007. Mr. Johnston served as a Vice President from 2003 until December 2007 and as our Assistant Controller from 2003 to April 2007. Mr. Johnston has held various successively more senior finance, accounting and public policy positions with us and U S WEST, Inc. since 1988. Mr. Johnston holds a bachelor’s degree in business administration from the University of Nebraska at Omaha.

COMPENSATION OF EXECUTIVE OFFICERS

Introduction

When we refer to our “executives” in this section, we mean the 6 named executive officers listed in the Summary Compensation Table below.

Under the leadership of our executives, in 2009 we reported solid growth in business and consumer data services, continued to produce strong cash flows and made significant progress on key initiatives, all in the face of a tough economy and highly competitive markets. Among other things, we:

•	Reported full year adjusted free cash flow at its highest level since our merger with U S WEST in 2000;

•	Strengthened our balance sheet, including increasing cash and cash equivalents and reducing net debt;

•	Completed a successful migration of our wireless services to a Verizon Wireless platform;

•	Continued to aggressively deploy our fiber to the node capabilities, which allow for the delivery of higher speed broadband services to our customers; and

•	Entered into new agreements to deliver fiber-based backhaul services for wireless companies.

On the whole, we are committed to increasing shareholder value over the long-term, and our executives are critical to this goal. As such, we have designed our executive compensation program to attract, retain, motivate and appropriately reward a highly qualified executive team.

Compensation Discussion and Analysis

Highlights

We have taken several actions in the recent past that affected executive compensation for 2009. We discuss each of these actions in more detail below in this section. Among other things, we:

•	Shifted the mix of executives’ long-term incentive awards in favor of performance shares and away from stock options;

•	Moved to double-trigger accelerated vesting on a change in control for all executive equity awards;

•	Froze salaries for 2009 for our executives;

•	Expanded our executive compensation peer group to better reflect the market in which we compete for executive talent; and

•	Modified our executive severance policy to expand the types of arrangements covered by the policy, and obtained shareholder approval of the policy.

We have taken several additional actions that took effect in 2010. Among other things, we:

•	Froze salaries for 2010 for management employees, including our executives;

•	Eliminated annual flexible benefit payments for our CEO and his direct reports, including several of our executives;

•	Discontinued future pension benefit accruals under our qualified and nonqualified pension plans for active management employees, including our executives; and

•	Reduced the amount of life insurance benefits we pay for management employees, including our executives, from 1.5 times salary to 1 times salary.

Compensation Objectives

The primary objective of our executive compensation program is to attract, retain, motivate and appropriately reward the talented individuals we need to continue to be a leading provider of data, Internet, video and voice services and to achieve our ultimate goal of increasing shareholder value over the long-term.

To this end, we have developed the following key principles that influence and guide our executive compensation practices. Together, these compensation principles are designed to appropriately reward our executives, while also encouraging them to act in the best interests of Qwest.

Principle	Key Points and Compensation Elements Involved
Compensation should be sufficiently competitive to attract and retain talented executives	• Total compensation is targeted at or above the median of our peers, depending on experience, complexity and difficulty of position and performance

Compensation should reflect position and responsibility

•     Total compensation increases with position and responsibility

•     A greater percentage of total compensation is at risk as position and responsibility increase

•     “at risk” compensation includes annual bonuses and a portion of long-term incentive awards

•     executives with greater roles in, and responsibility for, achieving Qwest’s performance goals bear a greater proportion of the risk that those goals are not achieved and receive a greater proportion of the reward if goals are met or surpassed

Compensation should relate to and reward corporate and individual performance

•     In setting salaries, we believe in paying for performance, meaning that higher performing executives receive higher salaries compared to peer executives

•     Annual bonuses are linked to individual performance and various components of Qwest’s performance

•     Long-term incentive awards are by their nature tied to our longer-term financial performance, and performance shares are more specifically tied to our total shareholder return as compared to peers

Compensation should be balanced between cash and equity

•     A portion of total compensation is paid in the form of equity because equity ownership encourages executives to behave like owners and provides a clear link between the interests of executives and those of stockholders

•     The ratio of equity awards to salary increases as position and level of responsibility increase because higher-level executives generally have greater influence over our long-term stock performance

Principle	Key Points and Compensation Elements Involved
Compensation should provide a mix of current, annual and long-term compensation

•     This mix supports a balance among the current, mid-range and long-range goals of Qwest and our executives

•     current compensation (salary and perquisites) is designed to provide an immediate financial incentive

•     annual incentive compensation (annual bonuses) is designed to provide an incentive for current year performance while also encouraging behavior that is consistent with our long-range goals

•     long-term compensation (long-term incentive awards and retirement benefits) is designed to focus executives on our longer-term goals and achievements

•     Participation in annual and long-term compensation increases at the higher levels of responsibility where executives have the greatest influence on our lasting success and profitability

Long-term incentive awards should be balanced between performance shares and restricted stock

•     This mix provides additional balance and diversity to compensation packages

•     performance shares are entirely at risk, while restricted stock has some inherent value

•     performance shares are valued based on our total shareholder return relative to a group of our peers, while restricted stock is valued based on our absolute stock performance

Compensation should include elements that are tailored to help maintain productivity in an actual or potential change in control

•     Change-in-control benefits are intended to preserve executive productivity and encourage retention in an actual or potential change in control

•     The importance of these benefits increases with position and level of responsibility

Use of Market and Proxy Data and Benchmarking

We strive to set executive compensation at competitive levels. This involves, among other things, establishing compensation levels that are generally consistent with levels at other companies with which we compete for talent. We refer to these other companies as our peers.

To do this, the Compensation Committee relies on market and proxy data collected and analyzed by its compensation consultant, Mercer, and our human resources department. In general, market data comes from published compensation surveys prepared by Mercer and others. These surveys often contain information about a broad range of companies; however, when available, Mercer uses information from these surveys that relates to other companies in the telecommunications industry. Proxy data comes from the publicly available proxy statements of our peers. You can find more information about Mercer and its relationships with the Compensation Committee and us above under the heading “Governance of the Company—Compensation and Human Resources Committee.”

The Compensation Committee also benchmarks our executive compensation against our peers. In particular, we benchmark total annual cash compensation (consisting of salary and bonus) and long-term incentive awards.

Executives are generally benchmarked against individuals who work in similarly situated positions at our peers. You can find more information about our benchmarking practices for each of these elements of compensation below under the heading “Elements of Compensation.”

With assistance from Mercer, our human resources department determines the makeup of our peer group and reevaluates the group annually. For setting 2009 compensation, our peer group consisted of the 16 companies named below.

AT&T Inc.	Embarq Corporation
BCE Inc.*	Frontier Communications Corporation
Cablevision Systems Corporation*	Motorola, Inc.
CenturyLink (also known as CenturyTel Inc.)	Qualcomm Incorporated*
Cisco Systems, Inc.*	TELUS Corporation*
Comcast Corporation	Time Warner Cable Inc.*
DirecTV Group, Inc.*	Sprint Nextel Corporation
Dish Network Corporation*	Verizon Communications Inc.

*	New to our peer group for 2009.

This peer group is different from the peer group we used for setting 2008 compensation. In particular, we removed one company, ALLTEL Corporation, and added the eight companies marked with asterisks in the list above. For 2009, our goal was to build a balanced and robust group of peer companies that better reflected the market for executive talent in which we compete. Each of our peers for 2009 met the following criteria:

•	U.S. publicly traded company;

•

member of one of the following sub-industries commonly tracked by equity rating companies (such as Standard and Poor’s): integrated telecommunication services, communications equipment, wireless telecommunication services, or broadcasting and cable TV;

•	annual sales between $2 billon and $120 billion; and

•	similar business model and economics as Qwest (using factors such as telecommunications focus, strong brand recognition, domestic and international presence and similar size).

Elements of Compensation

Our executive compensation program for 2009 had four key elements:

•	total annual cash compensation, consisting of salary and bonus;

•	long-term incentive awards, consisting of restricted stock and performance shares;

•	post-employment compensation; and

•	perquisites and other benefits.

Total Annual Cash Compensation

Total annual cash compensation consists of market-competitive salaries and performance-based bonuses. Consistent with the compensation principles discussed above, for 2009 we used executive salaries that were near or slightly below the median as compared to our peers, but that when combined with above-median bonus target percentages resulted in total targeted annual cash compensation between the 50th and 75th percentiles relative to our peers. This means that in general a larger portion of total annual cash compensation was tied to performance and at risk as compared to our peers, thus supporting our pay-for-performance goals. Within these targets, a particular executive’s salary and total annual cash compensation generally varied depending on experience, complexity and difficulty of position and performance.

Salary

The Compensation Committee reviews executive salaries annually and at the time of a promotion or other change in responsibilities. The benchmarking goals discussed above are generally the primary drivers for executive salaries. However, due to the economic downturn, for 2009 we decided not to award merit increases to most employees at the vice president level or above. We still conducted an annual review of executive salaries in early 2009 and determined that in general the then-existing executive salaries continued to meet our benchmarking goals discussed above. For these reasons, we did not recommend to the Compensation Committee any merit increases or market adjustments to the salaries of our executives. The Compensation Committee also decided not to make any changes to Mr. Mueller’s salary of $1,200,000, which is the same salary he has received since joining Qwest in August 2007. Under Mr. Mueller’s employment agreement, we cannot decrease Mr. Mueller’s salary without his consent.

In connection with Ms. Taylor’s promotion in August 2009, the Compensation Committee increased her salary from $500,000 to $660,000. Her new salary was below the 25th percentiles relative to peers, but when combined with an above-median bonus target percentage resulted in total targeted annual cash compensation between the 25th and 50th percentiles. In setting this salary, the Compensation Committee considered the benchmarking goals discussed above, but also took into account the fact that Ms. Taylor was new to the role of COO.

Bonus

Consistent with our compensation objectives discussed above, our executives participate in our annual cash bonus plans. The SEC refers to bonuses under plans like ours as non-equity incentive plan compensation, and we use that term in some of the compensation tables below.

Executive bonuses under the 2009 plan were calculated as follows:

	2009 Salary	X	Bonus Target Percentage	X	Corporate Performance Percentage (on a Scale of 0-150%)	X	Individual Performance Percentage (on a Scale of 0-150%)	=	Bonus
Edward A. Mueller	$1,200,000		200%		93%		110%		$2,455,200
Richard N. Baer	$690,000		150%		93%		110%		$1,058,805
Joseph J. Euteneuer	$660,000		150%		93%		110%		$1,012,770
Teresa A. Taylor	$500,000 / $660,000*		100% / 150%*		95% / 93%*		110%		$694,430
C. Daniel Yost	$500,000		100%		80%		100%		$400,000

*	Ms. Taylor’s job responsibilities changed during 2009, and as a result her salary and bonus target percentage increased. Adjustments to her salary and bonus target percentage were prorated based on calendar days. In addition, her corporate performance percentage was determined based on the performance of each group in which she worked during 2009, prorated based on calendar days.

Bonus Target Percentages. The Compensation Committee reviews bonus targets annually and at the time of a promotion or other change in responsibilities. As noted above, in support of our compensation objectives, for 2009 the Compensation Committee generally used above-median bonus target percentages that, when combined with near- or below-median salaries, result in total target annual cash compensation between the 50th and 75th percentiles relative to our peers. In addition and also consistent with our compensation objectives, the Compensation Committee used executive bonus target percentages that increased with position and responsibility. This means that, for higher-level executives, a larger portion of total annual cash compensation and total compensation was at risk and tied to performance. Under his employment agreement, Mr. Mueller is entitled to a bonus target percentage of not less than 200%.

When Ms. Taylor was promoted in August 2009, the Compensation Committee increased her bonus target percentage from 100% to 150%, which is the bonus target percentage used for all other individuals who report directly to our CEO. This bonus target percentage was above-median relative to peers, but when combined with a below-median salary resulted in total targeted annual cash compensation between the 25th and 50th percentiles. As noted above, in setting this bonus target percentage the Compensation Committee considered the benchmarking goals discussed above, but also took into account the fact that Ms. Taylor was new to the role of COO.

Corporate Performance Percentages. Corporate performance percentages were determined by comparing management’s assessment of actual corporate performance in 2009 to pre-established performance measures and targets.

In February 2009, the Compensation Committee approved the basic structure of the 2009 plan, including the measures to be used under the plan and the weightings of the measures. The measures included, among other things, revenue, EBITDA, free cash flow, segment revenue, segment income, capital expenditures, network expense and imperatives, both for Qwest overall and in some cases for an individual business unit. Under the plan, these measures and their weightings varied for each executive depending on the department in which the executive worked. The measures and weightings used to calculate executives’ bonuses were generally the same as those used under our 2008 bonus plan. The most significant change was that we adjusted the weightings used to calculate performance for our Business Markets Group as follows:

	2008 Bonus Plan	2009 Bonus Plan
Business Markets Group Segment Revenue	50%	40%
Business Markets Group Segment Income	30%	40%
Business Markets Group Imperatives	20%	20%

We believe this change better focused our Business Markets Group on business unit profitability and aligned the weightings for this business unit with the weightings used for our Mass Markets Group.

As a result of consultation with certain of our stockholders, in 2003 our Board and the Compensation Committee adopted a policy that requires us to exclude as a factor in determining bonus payouts any impact on net income from “net pension cost” resulting from projected returns or debits on employee pension assets. Net pension cost is defined in our Governance Guidelines and means generally the gain or loss associated with changes in estimated pension costs.

In April 2009, the Compensation Committee approved the performance targets to be used under the plan. For each of the measures identified above, the plan provided for a range of targets that corresponded to a payout range of 0% to 150%. In selecting the targets, the Compensation Committee received input and recommendations from management, including some of our executives. For measures other than imperatives, the targets were stated in quantitative terms and were derived from our 2009 financial budgets as originally presented to our Board in August 2008. In general, the Compensation Committee believed that the targets for our overall performance measures should be set so that performance at the Board’s financial budget amounts would result in a bonus payout percentage of 100%. Despite a deterioration in economic conditions between August 2008 (when the financial budget amounts were originally presented to our Board) and April 2009, the Compensation Committee did not make any adjustments to the financial budget amounts before approving targets based on those amounts. For the imperatives measure, the targets were stated in qualitative terms (for example, excellent, good, okay, and poor). The Compensation Committee did not approve any specific targets for imperatives; however, Mr. Mueller presented to the Compensation Committee his key objectives for 2009, as well as overall corporate imperatives for 2009 that he and senior members of management (including the other executives) had developed. In addition, in some cases our individual business units or executives developed qualitative goals for the year, which were then reviewed by management to help assess performance under this measure.

We include below the targets for 2009 relating to our overall performance and the performance of our Business Markets Group and Mass Markets Group. Overall, in determining targets for each of the measures under our annual cash bonus plans, we believe payout at the 80% level should be achievable, payout at the 100%

level should be challenging and payout at the 150% level should be difficult. We paid bonuses under these plans in 8 of the past 9 years, and the corporate performance percentage in those 8 years ranged from 77% to 125%.

In February 2010, the Compensation Committee reviewed management’s assessment of our performance in 2009 as compared to the pre-established targets. For the imperatives measure, assessing performance was subjective, and significant consideration was given to management’s recommendations. For the other measures, the Compensation Committee also considered management’s recommendations. In certain cases, we adjusted the pre-established business unit targets to account for operational shifts among our business units during the year. We also adjusted the financial performance results for unusual or non-recurring items that were not contemplated by the targets. Based on this review, the Compensation Committee determined that the targets had been achieved at sufficient levels to merit payout and consequently approved the payment of bonuses under the plan.

Below is additional information about how the corporate performance percentages were calculated for the various groups in which our executives worked during 2009. For Ms. Taylor whose job responsibilities changed in 2009, her corporate performance percentage was determined based on the performance of each group in which she worked during 2009, prorated for the portion of 2009 for which she worked in that group. Dollar amounts in the tables below are shown in millions.

•	Overall Qwest performance of 97% accounted for 60% of each executive’s corporate performance percentage and was calculated by using the weighted average of the following measures:

Overall Revenue (20%)				Overall EBITDA* (30%)				Overall Free Cash Flow* (30%)				Overall Imperatives (20%)
Payout Range	Target, as Adjusted	Result	Payout %	Payout Range	Target, as Adjusted	Result, as Adjusted	Payout %	Payout Range	Target, as Adjusted	Result, as Adjusted	Payout %	Payout Range	Target	Payout %
150%	$13,217			150%	$4,498			150%	$1,600	$1,823	150%	150%	Excellent
125%	$13,106			125%	$4,448			125%	$1,550			125%
100%	$12,996			100%	$4,398	$4,386	99%	100%	$1,500			100%	Good	110%
90%	$12,778			90%	$4,300			90%	$1,402			90%
80%	$12,557			80%	$4,200			80%	$1,302			80%	OK
0%	< # above	$12,311	0%	0%	< # above			0%	< # above			0%	Poor

*	Overall EBITDA is calculated as operating revenue less cost of sales (exclusive of depreciation and amortization), selling expenses and general, administrative and other expenses. Overall free cash flow is calculated as cash provided by operating activities less expenditures for property, plant and equipment and capitalized software. As described above, in many cases we adjust the targets and performance results under these and other measures for internal structure changes and for unusual and non-recurring items that were not contemplated by the targets.

•	Performance of our various business units accounted for 40% of each executive’s corporate performance percentage and was calculated generally as follows:

•

Corporate Administrative Support Groups (Messrs. Mueller, Baer and Euteneuer, and Ms. Taylor for a portion of 2009)—Combined business unit performance of 87% was calculated by averaging the performance of our Business Markets Group (93%, calculated as shown below), Mass Markets Group (54%, calculated as shown below), Wholesale Markets Group (71%) and Network Group (130%).

•	Business Markets Group (Ms. Taylor for a portion of 2009)—Business unit performance of 93% was calculated by using the weighted average of the following measures:

Business Markets Group Revenue (40%)				Business Markets Group Segment Income (40%)				Business Markets Group Imperatives (20%)
Payout Range	Target, as Adjusted	Result	Payout %	Payout Range	Target, as Adjusted	Result	Payout %	Payout Range	Target	Payout %
150%	$4,182			150%	$1,679			150%	Excellent
125%	$4,150			125%	$1,666			125%
100%	$4,118	$4,093	96%	100%	$1,653			100%	Good	100%
90%	$4,054			90%	$1,628	$1,618	86%	90%
80%	$3,989			80%	$1,602			80%	OK
0%	< # above			0%	< # above			0%	Poor

•	Mass Markets Group (Mr. Yost)—Business unit performance of 54% was calculated by using the weighted average of the following measures:

Mass Markets Group Revenue (40%)				Mass Markets Group Segment Income (40%)				Mass Markets Group Imperatives (20%)
Payout Range	Target, as Adjusted	Result	Payout %	Payout Range	Target, as Adjusted	Result	Payout %	Payout Range	Target	Payout %
150%	$5,308			150%	$2,862			150%	Excellent
125%	$5,267			125%	$2,840			125%
100%	$5,226			100%	$2,818			100%	Good
90%	$5,145			90%	$2,774	$2,773	90%	90%		90%
80%	$5,063			80%	$2,730			80%	OK
0%	< # above	$5,019	0%	0%	< # above			0%	Poor

Individual Performance Percentages. In February 2010, the Compensation Committee reviewed and approved individual performance percentages for our executives on a scale of 0% to 150%. For Mr. Mueller, the Compensation Committee set this percentage based on its subjective evaluation of Mr. Mueller’s individual performance. The Compensation Committee considered Mr. Mueller’s leadership and participation in reaching or making progress toward several key financial and operational goals. These accomplishments included, among other things: achieving solid financial results; continuing to reduce costs and improve efficiency without compromising service; completing two bond offerings and executing a new revolving credit facility; improving the efficiency of capital expenditures; continuing to create innovative approaches to perfect the customer experience; continuing to develop branding and new offerings; exceeding broadband build-out goals; and expanding management succession planning. For all other executives, Mr. Mueller recommended these percentages based on his subjective evaluation of the executives’ overall performance, including their contributions to the accomplishments described in the previous sentence.

Former Executive. Mr. Richards was not eligible for a bonus under the 2009 plan.

Long-Term Incentive Awards

Consistent with our compensation objectives discussed above, we and our stockholders have adopted an Equity Incentive Plan under which we granted restricted stock and performance shares to our executives in 2009.

Change for 2009

Since 2007, the Compensation Committee has gradually shifted the makeup of executives’ long-term incentive awards towards performance shares and away from stock options:

As shown in the chart above, for 2009 the Compensation Committee eliminated stock options as a component of executive long-term incentive awards and granted executives about 55% of the value of their annual awards in the form of performance shares and 45% in the form of restricted stock. We believe these changes further strengthen our commitment to paying for performance, thus supporting our overall compensation objectives. Over half of executives’ 2009 long-term incentive awards is entirely at risk until 2012 and is tied not just to our absolute stock performance but to our total shareholder return as compared to a group of our peers.

Size of Awards

In determining the total amount of each executive’s long-term incentive award for 2009, the Compensation Committee used a multiple of salary benchmarked against our peers. In general, these multiples of salary increased with position and responsibility and resulted in total award amounts between the median and 75th percentile as compared to our peers. Our human resources department recommended the multiples of salary based on historical and peer data, as summarized below:

	2009 Award Multiple	2008 Award Multiple	Market and Proxy Data Provided by Mercer
			25th Percentile	Median	75th Percentile
Mr. Mueller	7.0	7.0	3.7	5.6	8.4
Mr. Richards	5.5	4.0	2.0	5.6	9.2
All other executives	4.0	4.0	1.0-1.6	2.0-3.3	3.4-6.8

Our human resources department and our CEO recommended the change to Mr. Richards’ award multiple so his total award amount would be closer to the median as compared to our peers.

In connection with her promotion in August 2009, Ms. Taylor received an additional long-term incentive award equal to 4 times her new salary. The Compensation Committee approved this award based on market and proxy data relating to her new position and on the recommendation of our human resources department.

Vesting and Payout of Awards

In general, the restricted stock vests ratably over 3 years and performance shares vest at the end of a 3-year performance period with payout, if any, tied to our total shareholder return as compared to a group of our peers. The Compensation Committee believes this combination sufficiently focuses executives on our longer-term success, while also providing some more immediate, less at risk, reward. As discussed above, the Compensation Committee also believes this combination means that a significant portion of an executive’s long-term incentive compensation is entirely at risk for a meaningful amount of time. You can find more specific information about the vesting, payout and other terms of these awards below under the heading “Grants of Plan-Based Awards in 2009.”

Our peer group for purposes of determining payout under performance shares consists of the following companies:

AT&T Inc.	Frontier Communications Corporation
CenturyLink (also known as CenturyTel Inc.)	Verizon Communications, Inc.
Cincinnati Bell Inc.	Windstream Corporation

This peer group is different from the peer group we used for setting 2009 executive compensation, which is described above under the heading “Use of Market and Proxy Data and Benchmarking.” For executive compensation purposes, we chose a peer group that includes companies that we believe we compete with for executive talent. On the other hand, in choosing the peer group for purposes of determining payout under performance shares, we focused on companies with which we compete for a share of the telecommunications equity market. In general, the companies in this peer group are commonly grouped together in telecommunications indices tracked by equity rating companies, such as Standard and Poor’s.

Both the restricted stock and performance shares provide for double-trigger vesting upon a change in control. You can find more information about these change-in-control benefits below under the heading “Post-Employment Compensation—Severance and Change-in-Control Benefits.”

Stockholder Rights

Under our Equity Incentive Plan, holders of restricted stock have all voting, dividend, liquidation and other rights available to stockholders generally. We believe it is appropriate to provide these rights to holders of unvested restricted stock because it more closely aligns the holders’ interests with the interests of our stockholders generally.

Post-Employment Compensation

Retirement and Pension Benefits

Executives are entitled to various retirement benefits that are consistent with benefits provided by other companies, including our peers. We believe these benefits allow us to remain competitive in attracting and retaining qualified executives. For 2009, these benefits included:

•	401(k) plan, including matching contributions by us for up to the lesser of 3% of eligible compensation or $7,350; and

•	Nonqualified deferred compensation plan, including matching contributions by us for up to 3% of eligible compensation offset by the amount of any matching contributions made to our 401(k) plan.

For 2009, executives were also entitled to the following pension benefits:

•	Qualified pension plan benefits based on 3% of eligible compensation plus interest credits; and

•	Nonqualified pension plan, which provided benefits that exceeded limits otherwise imposed under tax and employee benefit regulations.

Beginning in 2010 we no longer provide management employees, including our executives, with future pension benefit accruals based on additional service and compensation under our qualified and nonqualified pension plans. These management employees are eligible to receive their vested accrued benefits earned as of December 31, 2009, when they terminate employment for any reason. We made this change for a variety of reasons, including to reduce costs in light of our increased pension obligations, the economic downturn and growing competitive pressures. In addition, we observed that some of our peers have ceased providing pension benefits for management employees or do not offer pension benefits at all.

Executives are also entitled to access-only health care benefits after a qualifying termination. To be eligible, an executive must have a minimum of 5 years of service and his or her age plus years of service must be 60 or more. These benefits begin only after the executive has received full COBRA coverage, and the executive must pay the full cost of all premiums (including any premiums for eligible dependents). We provide these access-only benefits because we believe it is important to give our longer-serving executives an additional option when choosing post-employment health care benefits.

Severance and Change-in-Control Benefits

Severance and change-in-control benefits are intended to help attract and retain executive talent and to preserve executive productivity and encourage retention in an actual or potential change in control of the company. We believe the importance of these benefits increases with position and level of responsibility. As such, we provide severance and change-in-control benefits to all employees at the vice president level or above, including our executives. We believe these benefits are important to achieving our productivity and retention goals described above. In addition, we believe severance and change-in-control benefits are especially important when we recruit a top-level executive from outside of Qwest, as was the case with Mr. Mueller, who joined Qwest in 2007, and Mr. Euteneuer, who joined Qwest in 2008.

In 2008, our Board changed its practice with respect to the acceleration of executives’ long-term incentive awards upon a change in control. For awards granted on or before October 15, 2008, executives generally receive single-trigger vesting, meaning that upon a change in control of Qwest these awards automatically become fully vested. Single-trigger vesting is provided for under our Equity Incentive Plan, which has been approved by our stockholders. We continue to believe that single-trigger vesting can encourage retention and continuity of management during a change in control, especially for executives who receive a significant portion of their compensation in the form of long-term incentive awards. However, we also recognize that double-trigger vesting can encourage retention after a change in control and can avoid an actual or perceived windfall to executives who have the option to remain with the company after the change in control. As such, for awards granted after October 15, 2008, all executives now receive double-trigger vesting, meaning that these awards vest only if the executive is involuntarily terminated or leaves for good reason within 2 years following a change in control. The market-based vesting condition awards granted to Mr. Mueller in 2007 have different change-in-control vesting provisions, which are described below under the heading “Outstanding Equity Awards at the End of 2009,” and the options granted to Mr. Mueller in March 2008 have double-trigger vesting.

Since December 2003, we have had a policy that requires us to seek stockholder approval of certain executive severance arrangements. Our current policy was approved by our Board in October 2008 and by stockholders in May 2009. The policy states that we will not enter into a future severance agreement with an executive that provides for severance benefits in an amount that exceeds 2.99 times the executive’s annual base salary plus target bonus, unless the agreement is approved or ratified by stockholders. Severance benefits generally include cash payments directly related to termination of employment, tax gross-ups on severance benefits, payments for post-termination consulting services or office expenses, and the value of accelerated vesting of equity-based awards in circumstances other than death, disability or double-trigger vesting. We have not been required to take any action under these policies.

You can find information about the amounts and types of severance and change-in-control benefits to which our current executives are entitled below under the heading “Other Potential Post-Employment and Change-in-Control Payments.”

Perquisites and Other Benefits

For 2009, we provided to each of our executives a flexible benefit payment, which was a cash payment made in lieu of the various perquisites commonly paid to executives at other companies. Although these payments are intended to replace the piecemeal payment of most perquisites, we do not require executives to use the money for any particular purpose and we do not ask executives to report to us the purposes for which the money is used. Consistent with our compensation objectives discussed above, the amount of this payment increased with position and responsibility. We believe that providing executives with flexible benefits payments instead of paying individual perquisites on a piecemeal basis provides more certainty for us and the executives and is easier to administer. Executives other than Mr. Mueller also received a reimbursement for taxes to which they may be subject as a result of this payment. We often refer to these types of tax reimbursements as tax gross-ups. We believe this tax gross-up helps us retain and reward our superior executive talent. Beginning for 2010, our CEO and his direct reports (including Messrs. Baer and Euteneuer and Ms. Taylor) no longer receive annual flexible benefit payments. The Compensation Committee made this change after Mr. Mueller expressed his desire to forgo this payment and support from his direct reports to forgo their payments as well.

Some of our executives are entitled to personal use of our corporate aircraft. Our policy is to limit the use of corporate aircraft for personal purposes. Mr. Mueller’s employment agreement requires him to use our corporate aircraft for all business and personal travel and allows his family members to travel with him. All use must be reasonable and is subject to review by the Compensation Committee. We believe this benefit provides enhanced security for our senior most executive and his family. In addition, guests of Mr. Mueller (other than his family members) may travel with him on our corporate aircraft; however, Mr. Mueller must reimburse us for related costs under an aircraft time sharing agreement. Under our corporate policies, our CEO must approve personal travel on our corporate aircraft by any other executives or employees.

In 2009, we paid for the maintenance of a home security system for Mr. Mueller in accordance with the terms of his employment agreement. As noted above, we believe it is important for our senior most executive to have enhanced personal security.

When we hired Mr. Euteneuer in September 2008, he became entitled to benefits under our standard relocation policy for executives. At that time, the Compensation Committee agreed to extend the maximum period for these benefits from 60 days to one year. This increased benefit was negotiated between Mr. Euteneuer and the Compensation Committee when he was hired. These benefits included, among other things, reimbursement for expenses relating to the moving of household items and a tax gross-up for related taxes. In addition, under this policy we agreed to purchase Mr. Euteneuer’s home from him at his request. In August 2009, the Compensation Committee agreed to extend the maximum period for the home purchase benefit and the reimbursement for household moving expenses for one additional year (until September 2010) in light of the poor real estate market. This extension affords Mr. Euteneuer more time to sell his home to a third party, thus decreasing the likelihood that he will request that we buy the home and delaying our expense to purchase the home if he does make such a request.

Executives other than Mr. Mueller are entitled to reimbursement for the cost of an annual health physical. It is important to our business that our senior most executives remain in good health. In addition, executives are entitled to various benefits that are available to employees generally, including:

•	partially subsidized medical, dental and vision insurance;

•	basic life insurance and disability coverage;

•	an allowance for certain costs relating to short-term disability insurance;

•	the option to participate in our ESPP, which is a stockholder-approved, tax-qualified plan that allows participants to purchase shares of our common stock at a discount;

•	paid holidays and other time off with pay; and

•	relocation and moving expenses under certain circumstances.

The Compensation Committee believes the perquisites and other benefits provided to executives are generally competitive with the benefit packages offered by our peers. From time to time, we obtain and review market data to confirm that these benefit programs remain competitive.

Clawback Policy

Our Board has adopted a policy whereby, in the event of a substantial restatement of previously issued financial statements, our Board will review all performance-based compensation awarded to executives that is attributable to performance during the time periods restated. Our Board will determine whether the restated results would have resulted in the same performance-based compensation for the executives. If not, the Board will consider:

•	whether the restatement was the result of executive misconduct;

•	the amount of additional executive compensation paid as a result of the previously issued financial statements;

•	our best interests in the circumstances; and

•	any other legal or other facts or circumstances our Board deems appropriate for consideration in the exercise of its fiduciary obligations to us and our shareholders.

If our Board then deems that an executive was improperly compensated as the result of the restatement and that it is in our best interests to recover the performance-based compensation paid to that executive, our Board will pursue all reasonable legal remedies to recover that performance-based compensation. We have not been required to take any action under this policy since its adoption in January 2005.

Equity Award Practices

The Compensation Committee observes a practice of granting equity awards only on a grant date that occurs in the first quarter of each year following the release of the prior year’s earnings results or in connection with certain management events, such as the hiring or promotion of an executive, a need to retain an executive, or the achievement by an executive of extraordinary personal performance objectives. In addition, the Compensation Committee has adopted a policy that, except as the Compensation Committee otherwise determines at the time of grant, the grant date for each annual equity award to employees (including executives) will be March 5th or the first trading day thereafter if March 5th is not a trading day on the NYSE.

Each equity award granted since the beginning of 2009 to our executives has or had a grant date that was on or after the date on which the Compensation Committee approved the awards. The Compensation Committee may or may not possess material nonpublic information when it approves awards. However, the Compensation Committee consistently acts only at a particular time of the year or in connection with certain management events and does not try to achieve more advantageous grant dates in connection with the timing of the release of material nonpublic information.

You can find more information about the grant and approval dates for all equity awards granted in 2009 to our executives below under the heading “Grants of Plan-Based Awards in 2009.”

Policies Relating to Equity Ownership

While we do not have a formal policy relating to executives’ stock retention, executives are encouraged to own Qwest stock, whether obtained through equity awards or otherwise.

Our executives are subject to various trading restrictions and requirements under our insider trading policy. Among other things, executives may not:

•	pledge Qwest stock or use Qwest stock as collateral for a loan (in a margin account or otherwise);

•	engage in short sales of Qwest stock;

•	sell or buy options on Qwest stock; or

•	sell or buy Qwest stock through puts, calls or similar instruments.

Tax Deductibility of Compensation

The Compensation Committee has carefully considered Section 162(m) of the Internal Revenue Code and believes our compensation practices strongly tie executive compensation to performance. The Compensation Committee believes it is in the best interests of us and our stockholders to comply with the tax law while still preserving the flexibility to reward executives consistent with our compensation philosophy as discussed above. The Compensation Committee is obligated to our stockholders to recognize and reward performance that increases the value of Qwest. On occasion, it may not be possible to satisfy all of the conditions of Section 162(m) for deductibility and still meet our compensation needs. Accordingly, the Compensation Committee will exercise discretion in those instances where tax law considerations would compromise the interests of stockholders.

Summary Compensation Table

The table below summarizes the compensation of our CEO, CFO and 3 most highly compensated other executive officers, as well as one former executive officer, for the years shown. We refer to these 6 people as our named executive officers. Below the notes to the table, you will find more information about the 2009 amounts reported in the table.

Name/Position	Year	Salary(1)	Bonus	Stock Awards(2)(3)	Option Awards(2)(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value	All Other Compensation	Total(3)
Current Executives
Edward A. Mueller	2009	$1,246,154	—	$7,630,653	—	$2,455,200	$138,445	$638,109	$12,108,561
Chairman and Chief Executive Officer(4)	2008	$1,200,000	—	$4,202,943	$2,675,781	$2,250,000	$88,038	$990,502	$11,407,264
	2007	$470,769	$946,849	$5,062,400	$8,602,790	—	$16,516	$2,295,565	$17,394,889

Richard N. Baer	2009	$716,538	—	$2,507,610	—	$1,058,805	$81,740	$134,973	$4,499,666
Executive Vice President, General Counsel and Chief Administrative Officer	2008	$654,885	—	$1,266,203	$808,237	$911,324	$100,157	$149,208	$3,890,014
	2007	$633,981	—	$1,209,840	$1,234,451	$1,429,695	$95,247	$65,213	$4,668,427

Joseph J. Euteneuer	2009	$685,385	—	$2,396,127	—	$1,012,770	$42,334	$173,232	$4,309,848
Executive Vice President and Chief Financial Officer	2008	$192,923	$300,246	$2,518,769	$638,253	—	—	$174,256	$3,824,447

Teresa A. Taylor	2009	$573,385	—	$4,208,649	—	$694,430	$47,986	$94,519	$5,618,969
Executive Vice President and Chief Operating Officer

C. Daniel Yost	2009	$519,231	—	$1,817,246	—	$400,000	$40,635	$102,342	$2,879,454
Executive Vice President, Mass Markets Group	2008	$462,331	—	$883,150	$562,327	$419,328	$38,517	$122,205	$2,487,858

Former Executive
Thomas E. Richards	2009	$560,673	—	$3,497,360	—	—	$49,962	$125,591	$4,233,586
Former Executive Vice President and Chief Operating Officer(5)	2008	$580,000	—	$2,384,452	$1,249,902	$682,576	$40,173	$131,851	$5,068,954
	2007	$475,846	—	$852,000	$873,433	$386,487	$33,060	$66,144	$2,686,970

(1)

Under our standard payroll practices, we pay each of our executives an amount equal to 1/26th of his or her annual salary every two weeks. This practice resulted in 27 pay dates in 2009, as compared to 26 pay dates in most years. As such, the amount each executive received in 2009 as salary is slightly higher than his or her annual salary.

(2)	Amounts represent the aggregate grant date fair value of all awards granted in the year shown. We calculated these amounts in accordance with financial statement reporting rules, using the same assumptions as we used for financial statement reporting purposes. For the 2009 awards, you can find information about these assumptions below under the heading “Stock Awards.” You can also find general information about the ranges of these assumptions in Note 15 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2009.

For performance shares, the grant date fair value reported in the “Stock Awards” column is based on the probable outcome of the underlying performance conditions, measured as of the grant date. The table below shows for each performance share award this grant date fair value based on probable outcome, as well as the grant date fair value assuming achievement of the highest level of performance conditions.

	Grant Date	Grant Date Fair Value of Performance Shares Awarded in 2009
Current Executives		Based on Probable Performance Level	Based on Maximum Performance Level
Edward A. Mueller	March 5, 2009	$3,850,093	$9,237,880
Richard N. Baer	March 5, 2009	$1,264,170	$3,033,240
Joseph J. Euteneuer	March 5, 2009	$1,209,207	$2,901,360
Teresa A. Taylor	March 5, 2009	$916,066	$2,198,000
	September 4, 2009	$1,204,623	$2,906,400
C. Daniel Yost	March 5, 2009	$916,066	$2,198,000

Former Executive
Thomas E. Richards	March 5, 2009	$1,764,080	$4,232,720

(3)	In December 2009, the SEC changed its rules for how we calculate the amounts reported in the Stock Awards and Option Awards columns and adopted rules requiring us to recalculate the amounts we previously reported for 2008 and 2007. As a result, the amounts reported in the Stock Awards, Option Awards and Total columns for 2008 and 2007 differ from the amounts we previously reported in our 2009 and 2008 proxy statements.
(4)	Mr. Mueller does not receive any separate compensation for his services as a director.
(5)	Mr. Richards resigned from his position as our Executive Vice President and Chief Operating Officer in August 2009.

Stock Awards

Each of our executives received stock awards (consisting of performance shares and restricted stock) in 2009. For performance shares granted in 2009, we determined each award’s grant date fair value based on Monte-Carlo simulations involving our common stock and our peers’ common stocks using the risk-free interest rate, expected stock price volatility and expected dividend yield assumptions shown in the table below. For restricted stock, we determined each award’s grant date fair value based on the closing market price of our common stock on the grant date. For financial statement reporting purposes, we recognize the grant date fair value of each performance share and restricted stock award over the award’s 3-year vesting period. Each of our executives received equity awards on March 5, 2009, and Ms. Taylor received additional equity awards on September 4, 2009.

Assumption	Grant Date
	March 5, 2009	September 4, 2009
Risk-Free Interest Rate	1.3%	1.5%
Expected Stock Price Volatility (Qwest)	52.3%	56.1%
Expected Dividend Yield (Qwest)	10.2%	9.2%
Expected Stock Price Volatility (Peers)	35.3%	35.2%
Expected Dividend Yield (Peers)	5.9%	6.2%

Mr. Richards forfeited the restricted stock and performance shares he received in 2009 when he resigned from Qwest.

Non-Equity Incentive Plan Compensation

You can find information about how the 2009 amounts were calculated above under the heading “Compensation Discussion and Analysis—Elements of Compensation—Total Annual Cash Compensation—Bonus.”

Change in Pension Value

The change in pension value for 2009 represents the aggregate increase in actuarial value to the executive of pension benefits accrued during 2009 based on the December 31st measurement date used for financial statement reporting purposes. You can find a discussion of the assumptions we used to calculate these amounts below under the heading “Pension Benefits for 2009.”

All Other Compensation

The table below provides a breakdown of all other compensation for 2009 for each of our executives:

Name	Perquisites			Aggregate Tax Reimbursements	Company Matching Contributions under 401(k) Plan	Dollar Value of Life Insurance Premiums	Dividends Paid on Certain Restricted Stock	Short- Term Disability Allowance
	Flexible Benefit Payment	Corporate Aircraft Usage	Other Perquisites
Current Executives
Edward A. Mueller	$75,000	$248,708	$3,391	—	$7,350	$13,860	$286,720	$3,080
Richard N. Baer	$50,000	—	$5,086	$30,773	$3,185	$2,719	$40,933	$2,277
Joseph J. Euteneuer	$50,000	—	$56,259	$55,335	$7,350	$2,594	—	$1,694
Teresa A. Taylor	$35,000	—	$3,371	$26,205	—	$1,260	$27,033	$1,650
C. Daniel Yost	$35,000	—	$1,511	$22,787	$7,350	$5,544	$28,500	$1,650

Former Executive
Thomas E. Richards	$50,000	—	$5,367	$33,942	$7,350	$4,013	$23,147	$1,772

Flexible Benefit Payment

You can find more information about these payments above under the heading “Compensation Discussion and Analysis—Elements of Compensation—Perquisites and Other Benefits.” Beginning for 2010, Mr. Mueller and his direct reports (including Messrs. Baer and Euteneuer and Ms. Taylor) no longer receive annual flexible benefit payments.

Corporate Aircraft Usage

The amount in the table represents the aggregate incremental cost to us for the executive’s personal use of corporate aircraft. To determine this amount, we first calculate the annual variable operating costs of flying our corporate aircraft. These costs include fuel, oil, regularly scheduled maintenance, travel expenses for flight crew, catering, landing fees, en route storage and hangar fees, customs and foreign permit charges. We then divide annual variable operating costs by the total annual hours we flew the aircraft to determine an average variable operating cost per hour. This average cost per hour is then multiplied by the hours flown for personal use, including hours attributable to any applicable deadhead or other positioning flights. Finally, we subtract any amount the executive paid to us under an aircraft time sharing agreement. Incremental cost does not include fixed costs or any income tax deduction that may be foregone by us as a result of Internal Revenue Service, or IRS, limits on the deductibility of expenses associated with personal use of corporate aircraft. On occasion, an executive’s spouse, other family members or guests may also travel on a flight. If the family member or guest is flying with the executive, we do not allocate any incremental cost to the executive for the family member’s or guest’s use.

Other Perquisites

For Mr. Mueller, this amount represents payments for the maintenance of a home security system and the value of his spouse’s attendance at Qwest-sponsored business events.

For each of Messrs. Baer and Richards and Ms. Taylor, this amount represents the cost of an annual health physical and the value of his or her spouse’s attendance at Qwest-sponsored business events.

For Mr. Euteneuer, this amount represents $53,042 in relocation benefits and the cost of an annual health physical.

For Mr. Yost, this amount represents the value of his spouse’s attendance at Qwest-sponsored business events.

Aggregate Tax Reimbursements

For each executive other than Mr. Mueller, this amount includes a tax-gross-up relating to his or her flexible benefit payment. For Mr. Euteneuer, this amount also includes a tax gross-up relating to his relocation benefits. For each of Messrs. Baer, Yost and Richards and Ms. Taylor, this amount also includes tax gross-ups relating to his or her spouse’s travel to and attendance at Qwest-sponsored business events.

Dividends Paid on Certain Restricted Stock

Amounts represent dividends paid on restricted stock, where those dividends were not factored into the grant date fair value of the restricted stock award. In general, dividends are factored into the grant date fair value of restricted stock awards granted after December 2007, which is when our Board announced that we would begin paying a quarterly dividend.

Grants of Plan-Based Awards in 2009

The table below provides information about plan-based awards we granted to our executives in 2009. Below the table and related footnotes you can find additional details about each of these awards.

Name	Grant Date	Compensation Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of Stock(3)	Grant Date Fair Value of Stock Awards(4)
			Threshold	Target	Maximum	Target	Maximum
Current Executives

Edward A. Mueller
2009 cash bonus plan	—	—	$1,536,000	$2,400,000	$5,400,000	—	—	—	—
Performance shares	3/5/09	2/4/09	—	—	—	1,471,000	2,942,000	—	$3,850,093
Restricted stock	3/5/09	2/4/09	—	—	—	—	—	1,204,000	$3,780,560

Richard N. Baer
2009 cash bonus plan	—	—	$662,400	$1,035,000	$2,328,750	—	—	—	—
Performance shares	3/5/09	2/4/09	—	—	—	483,000	966,000	—	$1,264,170
Restricted stock	3/5/09	2/4/09	—	—	—	—	—	396,000	$1,243,440

Joseph J. Euteneuer
2009 cash bonus plan	—	—	$633,600	$990,000	$2,227,500	—	—	—	—
Performance shares	3/5/09	2/4/09	—	—	—	462,000	924,000	—	$1,209,207
Restricted stock	3/5/09	2/4/09	—	—	—	—	—	378,000	$1,186,920

Teresa A. Taylor
2009 cash bonus plan	—	—	$429,975	$671,836	$1,511,630	—	—	—	—
Performance shares	3/5/09	2/4/09	—	—	—	350,000	700,000	—	$916,066
Restricted stock	3/5/09	2/4/09	—	—	—	—	—	287,000	$901,180
Performance shares	9/4/09	9/4/09	—	—	—	420,000	840,000	—	$1,204,623
Restricted stock	9/4/09	9/4/09	—	—	—	—	—	343,000	$1,186,780

C. Daniel Yost
2009 cash bonus plan	—	—	$320,000	$500,000	$1,125,000	—	—	—	—
Performance shares	3/5/09	2/4/09	—	—	—	350,000	700,000	—	$916,066
Restricted stock	3/5/09	2/4/09	—	—	—	—	—	287,000	$901,180

Former Executive

Thomas E. Richards
2009 cash bonus plan	—	—	$672,000	$1,050,000	$2,362,500	—	—	—	—
Performance shares	3/5/09	2/4/09	—	—	—	674,000	1,348,000	—	$1,764,080
Restricted stock	3/5/09	2/4/09	—	—	—	—	—	552,000	$1,733,280

(1)	Represents estimated possible payout under our 2009 cash bonus plan. Payout could have been 0 if specified corporate and individual performance targets were not met. The actual payout that each executive received under this plan is reported in the “Summary Compensation Table” above in the column entitled “Non-Equity Incentive Plan Compensation.”
(2)	Represents estimated future payout for performance shares granted under our Equity Incentive Plan. The awards do not have a threshold payout level, and payout could be 0 if specified total shareholder return targets are not met over the performance period.
(3)	Represents restricted stock with service-based vesting granted under our Equity Incentive Plan.
(4)	Represents the grant date fair value as calculated for financial statement reporting purposes. See “Summary Compensation Table” above for more information about the assumptions used to calculate these amounts. As discussed in more detail above under the heading “Compensation Discussion and Analysis,” in general we used a multiple of salary to determine the aggregate size of an executive’s 2009 long-term incentive awards and then divided that amount between performance shares (55%) and restricted stock (45%). For administrative purposes, the method we used to determine the number of performance shares to grant is different from the method we later used to calculate the awards’ grant date fair values for financial statement reporting purposes. More specifically, we used the closing market price of our common stock on the grant date to determine the number of performance shares to grant; however, we used Monte-Carlo simulations to determine the grant date fair values.

Non-Equity Incentive Plan Awards

You can find detailed information about our 2009 cash bonus plan and the actual bonus payments made to executives above under the heading “Compensation Discussion and Analysis—Elements of Compensation—Bonus.”

We made the following assumptions in determining the estimated possible payout amounts shown in the table above:

•	threshold amounts assume a corporate performance percentage of 80% and an individual performance percentage of 80% (each on a scale of 0% to 150%);

•	target amounts assume a corporate performance percentage of 100% and an individual performance percentage of 100% (each on a scale of 0% to 150%); and

•	maximum amounts assume a corporate performance percentage of 150% and an individual performance percentage of 150% (each on a scale of 0% to 150%).

Equity Incentive Plan Awards

Each of our executives received performance shares in 2009. Under SEC rules, these types of awards are referred to as equity incentive plan awards. The awards vest at the end of a 3-year performance period if the executive remains employed by us over that period. The number of performance shares paid out under each award can range from 0% to 200% of target depending on our relative total shareholder return, or TSR, over the performance period as compared to a group of our peers in the telecommunications industry. More specifically, payout is calculated using the following formula:

[(Average Qwest TSR Percentage—Average Telecom Peer TSR Percentage) x 5] + 100%.

For example:

If the Average Qwest TSR Percentage minus the Average Telecom Peer TSR Percentage equals:	Then the percentage of the vested performance shares that will be paid to executive will be:
20% or more	200%
10%	150%
0%	100%
-10%	50%
-20% or less	0%

TSR percentages are measured generally as the increase or decrease in the market value of common stock including the reinvestment of dividends. Payout, if any, is made in the form of shares of our common stock.

The awards vest immediately upon death or disability. Payout is still determined by reference to performance over the full 3-year performance period, but is prorated for the period of service during the performance period. The awards also provide for double-trigger vesting in connection with a change in control, meaning that the awards vest immediately if the executive is involuntarily terminated or leaves for good reason within 2 years following a change in control. Payout is determined by reference to performance over the period from the grant date to the date of the change in control. A “change in control” is defined in our Equity Incentive Plan and is described below under the heading “Other Stock Awards.”

The estimated future payouts shown in the table above represent the number of shares of our common stock the executive would receive assuming a target payout of 100% and a maximum payout of 200%. The awards do not have a threshold payout level.

Other Stock Awards

Each of our executives received restricted stock with service-based vesting in 2009. These awards vest in 3 equal annual installments beginning one year after the grant date. Holders of shares of restricted stock are entitled to dividends at the same rate as holders of unrestricted shares of our common stock.

These awards vest immediately upon death or disability. The awards also provide for double-trigger vesting in connection with a change in control, meaning that the awards vest immediately if the executive is involuntarily terminated or leaves for good reason within 2 years following a change in control. A “change in control” is defined in our Equity Incentive Plan and means generally:

•

any individual, entity or group (other than Anschutz Company, The Anschutz Corporation, any entity controlled by Philip F. Anschutz, or a trustee or other fiduciary holding securities under one of our employee benefit plans) acquires more than 50% of:

•	our outstanding common stock; or

•	the combined voting power of our outstanding voting securities entitled to vote generally in the election of directors; or

•

at any time during any period of 3 consecutive years, individuals who at the beginning of the period constitute our Board (and any new director whose election by our Board or whose nomination for election by our stockholders was approved by a vote of at least 2/3rds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our Board.

Outstanding Equity Awards at the End of 2009

The following table provides information about stock options, restricted stock and performance shares outstanding to our executives on December 31, 2009:

Name	Option Awards								Stock Awards
	Option Grant Date		Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date		Restricted Stock or Performance Shares Grant Date		Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(2)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested(1)
			Exercisable	Unexercisable
Edward A. Mueller	8/10/2007	(3)			2,083,000	$8.37	8/10/2017	(4)
	3/5/2008	(5)	518,667	1,037,333		$5.32	3/5/2018
									8/10/2007	(3)			896,000	$3,772,160
									3/5/2008	(6)	263,333	$1,108,632
									3/5/2008	(7)			395,000	$1,662,950
									3/5/2009	(5)	1,204,000	$5,068,840
									3/5/2009	(8)			1,471,000	$6,192,910
Total			518,667	1,037,333	2,083,000						1,467,333	$6,177,472	2,762,000	$11,628,020

Richard N. Baer	12/20/2000	(9)	275,000	—		$32.38	12/20/2010
	10/24/2001	(9)	138,000	—		$16.81	10/24/2011
	4/30/2002	(9)	350,000	—		$5.03	4/30/2012
	3/5/2004	(9)	375,000	—		$4.70	3/5/2014
	2/16/2006	(10)	242,250	80,750		$6.15	2/16/2016
	3/5/2007	(6)	212,000	106,000		$8.52	3/5/2017
	3/5/2008	(6)	156,667	313,333		$5.32	3/5/2018
									2/16/2006	(10)	55,000	$231,550
									3/5/2007	(6)	47,333	$199,272
									3/5/2008	(6)	79,333	$333,992
									3/5/2008	(7)			119,000	$500,990
									3/5/2009	(5)	396,000	$1,667,160
									3/5/2009	(8)			483,000	$2,033,430
Total			1,748,917	500,083	—						577,666	$2,431,974	602,000	$2,534,420

Joseph J. Euteneuer	9/12/2008	(6)	352,000	704,000		$3.76	9/12/2018
									9/12/2008	(6)	325,999	$1,372,456
									9/12/2008	(7)			352,000	$1,481,920
									3/5/2009	(5)	378,000	$1,591,380
									3/5/2009	(8)			462,000	$1,945,020
Total			352,000	704,000	—						703,999	$2,963,836	814,000	$3,426,940

Teresa A. Taylor	3/3/2001	(9)	25,000	—		$34.30	3/3/2011
	6/3/2002	(9)	228,880	—		$5.10	6/3/2012
	6/4/2002	(9)	25,000	—		$5.08	6/4/2012
	2/16/2006	(10)	159,750	53,250		$6.15	2/16/2016
	3/5/2007	(6)	140,667	70,333		$8.52	3/5/2017
	3/5/2008	(6)	103,667	207,333		$5.32	3/5/2018
									2/16/2006	(10)	36,250	$152,613
									3/5/2007	(6)	31,333	$131,912
									3/5/2008	(6)	52,666	$221,724
									3/5/2008	(7)			79,000	$332,590
									3/5/2009	(5)	287,000	$1,208,270
									3/5/2009	(8)			350,000	$1,473,500
									9/4/2009	(5)	343,000	$1,444,030
									9/4/2009	(8)			840,000	$3,536,400
Total			682,964	330,916	—						750,249	$3,158,549	1,269,000	$5,342,490

C. Daniel Yost	7/6/2004	(9)	193,750	—		$3.52	7/6/2014
	2/16/2006	(10)	112,000	56,000		$6.15	2/16/2016
	3/5/2007	(6)	147,333	73,667		$8.52	3/5/2017
	3/5/2008	(6)	109,000	218,000		$5.32	3/5/2018
									2/16/2006	(10)	38,250	$161,033
									3/5/2007	(6)	33,000	$138,930
									3/5/2008	(6)	55,333	$232,952
									3/5/2008	(7)			83,000	$349,430
									3/5/2009	(5)	287,000	$1,208,270
									3/5/2009	(8)			350,000	$1,473,500
Total			562,083	347,667	—						413,583	$1,741,185	433,000	$1,822,930

(1)	Market value is calculated by multiplying the closing market price of our common stock on December 31, 2009 ($4.21), by the number of shares that have not vested.

(2)	Mr. Muller’s August 2007 restricted stock award contains only a target payout level; therefore, the numbers shown in the table are based on achieving that target level. For each other award, the number of unearned performance shares that have not vested is determined based on performance as of December 31, 2009, measured from the grant date for that award. For each of Mr. Euteneuer’s September 2008 award and Ms. Taylor’s September 2009 award, performance as of December 31, 2009, was on track to exceed the target payout level of 100%; therefore, the numbers shown in the table are based on achieving the maximum payout level of 200%. For all other awards, performance as of December 31, 2009, was on track to be below the target payout level of 100%; therefore, the numbers shown in the table are based on achieving that target level. You can find more information about these awards above under the heading “Grants of Plan-Based Awards in 2009—Equity Incentive Plan Awards.”
(3)	Award vests in full on August 10, 2010, or August 10, 2011, if (a) Mr. Mueller is employed by us on that vesting date and (b) the average closing market price of our common stock is equal to or greater than the applicable share price target for any period of 90 consecutive trading days between the grant date and the vesting date. The original share price target was $11.50 for the 2010 vesting date and $12.65 for the 2011 vesting date, as adjusted downward for dividends paid and adjusted for capital structure changes. Award also vests upon death, disability, termination by the executive for good reason or termination by us without cause if the 90-day vesting condition has been met already or if the average closing market price of our common stock is equal to or greater than the applicable share price target for 22 consecutive trading days during the 30 consecutive trading days before the event. Award also vests (and options remain exercisable for their remaining term) generally upon a change in control (as defined in Mr. Mueller’s employment agreement and described below under the heading “Other Potential Post-Employment and Change-in-Control Payments—Edward A. Mueller”) or upon the closing of a merger, sale, acquisition or similar transaction where Mr. Mueller is not offered a CEO position comparable to his current position.
(4)	Award will be forfeited on August 10, 2011, if it is not vested on that date.
(5)	Award vests in 3 equal annual installments beginning one year after the grant date. Award also vests upon death, disability or if the executive is involuntarily terminated or leaves for good reason within 2 years following a change in control.
(6)	Award vests in 3 equal annual installments beginning one year after the grant date. Award also vests upon death, disability or a change in control.
(7)	Award vests at the end of a 3-year performance period. Award also vests upon death, disability or a change in control. Payout under the award can range from 0% to 200% depending on our relative total shareholder return over the performance period.
(8)	Award vests at the end of a 3-year performance period. Award also vests upon death, disability or if the executive is involuntarily terminated or leaves for good reason within 2 years following a change in control. Payout under the award can range from 0% to 200% depending on our relative total shareholder return over the performance period.
(9)	Award is fully vested.
(10)	Award vests in 4 equal annual installments beginning one year after the grant date. Award also vests upon death, disability or a change in control.

Unless otherwise noted, when we use the term “change in control” in this section, we mean a change in control meeting the definition in our Equity Incentive Plan, which is described above under the heading “Grants of Plan-Based Awards in 2009 – Other Stock Awards.”

In 2009, we cancelled 104,914 vested options held by Ms. Taylor upon the expiration of the options’ 10-year terms.

Mr. Richards did not hold any outstanding equity awards as of December 31, 2009.

Option Exercises and Stock Vested in 2009

The table below provides information for our executives about options that were exercised and restricted stock that vested during 2009.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
Current Executives
Edward A. Mueller	—	—	131,667	$413,434
Richard N. Baer	—	—	142,000	$470,630
Joseph J. Euteneuer	—	—	163,001	$606,364
Teresa A. Taylor	—	—	93,917	$311,212
C. Daniel Yost	—	—	98,917	$327,812
Former Executive
Thomas E. Richards	463,334	$115,886	168,667	$608,192

(1)	Value is calculated by multiplying (a) the number of shares acquired on exercise by (b) the difference between the market price of our common stock at the time of exercise and the exercise price.

(2)	Under the terms of the agreements governing the awards, we withheld some of the acquired shares to cover the taxes due upon vesting, as detailed below:

Name	Number of Shares Withheld from Acquired Shares to Cover Taxes
Edward A. Mueller	54,089
Richard N. Baer	52,835
Joseph J. Euteneuer	56,390
Teresa A. Taylor	29,191
C. Daniel Yost	30,745
Thomas E. Richards	59,057

(3)	Value is calculated by multiplying (a) the closing market price of our common stock on the vesting date by (b) the number of shares of stock that vested.

Pension Benefits for 2009

Our executives participate in the Qwest Pension Plan and Qwest Nonqualified Pension Plan. The Qwest Pension Plan is a qualified defined benefit pension plan intended to provide retirement income. We pay the entire cost of the Qwest Pension Plan and do not require employees (including executives) to contribute to the plan. Benefits for our executives under the Qwest Pension Plan are determined in accordance with the plan’s account balance formula. Under that formula, for years before January 1, 2010, an amount equal to 3% of each executive’s eligible pay (generally defined as the executive’s salary and bonus) was credited to a hypothetical account balance. At the end of each year, the hypothetical account balance is also credited with interest based on the average 30-year U.S. Treasury bond rate. When the executive terminates employment for any reason, his hypothetical account balance under the Qwest Pension Plan is converted to an annuity payable for the executive’s life, and the executive may choose an annuity or single lump sum payment. The account balance formula does not provide any early retirement subsidies, as a participant’s benefit is measured solely by the value of his hypothetical account balance at any point in time. The Qwest Pension Plan is subject to applicable tax and employee benefit regulations that limit the amount of compensation that may be used in calculating benefits and that limit the amount of benefits payable from the plan.

The Qwest Nonqualified Pension Plan is an unfunded, nonqualified defined benefit pension plan that is designed to pay retirement benefits for all employees whose pay exceeds the limits imposed by applicable tax and employee benefit regulations on the Qwest Pension Plan. Like the Qwest Pension Plan, benefits for our executives under the Qwest Nonqualified Pension Plan are determined in accordance with the plan’s account balance formula, which provided that for years before January 1, 2010, an amount equal to 3% of each executive’s eligible pay (generally defined as the executive’s salary and bonus not taken into account under the Qwest Pension Plan due to the regulatory limits described above) was credited to a hypothetical account balance. At the end of each year, the hypothetical account balance is also credited with interest based on the average 30-year U.S. Treasury bond rate. A participant’s hypothetical account balance under the Qwest Nonqualified Pension Plan is increased by 35% upon payment as a lump sum. A participant’s total pension benefit under the Qwest Nonqualified Pension Plan is generally payable at termination of employment for any reason as a lump sum, subject to timing restrictions that may apply under Section 409A of the Internal Revenue Code.

In addition to the benefits described above, Ms. Taylor has benefits accrued prior to January 1, 2001, in both the Qwest Pension Plan and Qwest Nonqualified Pension Plan. These prior benefits were accrued under a previous benefit formula that defined the benefit as a lump sum payable at termination of employment for any reason. The value of the lump sum payment is based on average pay at termination of employment multiplied by percentage credits earned for service before January 1, 2001.

The following table sets forth the present value of accrued pension plan benefits for each of our executives as of the end of 2009:

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During 2009
Current Executives
Edward A. Mueller	Qwest Pension Plan	2.4	$21,870	—
	Qwest Nonqualified Pension Plan	2.4	$221,130	—
Richard N. Baer	Qwest Pension Plan	9.0	$69,537	—
	Qwest Nonqualified Pension Plan	9.0	$488,716	—
Joseph J. Euteneuer	Qwest Pension Plan	1.3	$13,366	—
	Qwest Nonqualified Pension Plan	1.3	$28,967	—
Teresa A. Taylor	Qwest Pension Plan	21.2	$187,510	—
	Qwest Nonqualified Pension Plan	21.2	$659,477	—
C. Daniel Yost	Qwest Pension Plan	5.5	$44,616	—
	Qwest Nonqualified Pension Plan	5.5	$134,691	—

Former Executive
Thomas E. Richards	Qwest Pension Plan	4.4	—	$36,667
	Qwest Nonqualified Pension Plan	4.4	$124,017	—

Benefits for our current and former executives under the Qwest Pension Plan and Qwest Nonqualified Pension Plan are determined under the account balance formula of these plans. The present value of accumulated benefit for each current and former executive under each of these plans is the same as the account balance under the plan for the executive as of December 31, 2009. In addition, Ms. Taylor’s benefits include the defined lump sum value of her prior benefits as of December 31, 2009.

All assumptions used to calculate the amounts in the table are consistent with our actuarial valuations of each plan or agreement under the applicable financial accounting standards used for financial reporting purposes.

Beginning in 2010, we no longer provide management employees, including our executives, with future pension benefit accruals based on additional compensation or benefit service under the Qwest Pension Plan or Qwest Nonqualified Pension Plan. However, the benefits determined under the account balance formula continue to receive annual interest credits based on the average 30-year U.S. Treasury bond rate until the benefit is paid after termination of employment for any reason. This means that our executives’ account balances under these plans as of December 31, 2009, will increase only due to the annual addition of the required interest credit. Future pay increases used in the calculation of Ms. Taylor’s prior benefits also ceased.

Nonqualified Deferred Compensation in 2009

The table below provides information about Mr. Mueller’s and Ms. Taylor’s participation in our nonqualified deferred compensation plans. None of our other executives participated in these plans in 2009.

Name	Plan Name	Executive Contributions in 2009	Qwest Contributions in 2009	Aggregate Earnings in 2009(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at the End of 2009
Edward A. Mueller	Qwest Deferred Compensation Plan	—	—	$19,981	—	$92,071	(2)
Teresa A. Taylor	Qwest Deferred Compensation Plan	—	—	$32,657	—	$143,722	(3)
	U S WEST Deferred Compensation Plan	—	—	$(8)	$4,513	—

(1)	These amounts are not considered above-market or preferential under SEC rules and therefore are not reported in the summary compensation table in this proxy statement.

(2)	Of this amount: $36,000 represents executive contributions in 2008 and is reported as 2008 salary in the summary compensation tables in this proxy statement and our 2009 proxy statement; $44,600 represents Qwest contributions in 2008 and is reported as 2008 all other compensation in the summary compensation tables in this proxy statement and our 2009 proxy statement; and $11,471 represents aggregate earnings in 2009 and 2008 and is not reported as 2009 or 2008 compensation in the summary compensation tables in this proxy statement or our 2009 proxy statement because the earnings are not considered above-market or preferential under SEC rules.
(3)	Ms. Taylor was not a named executive officer for years prior to 2009, and therefore none of this amount was reported as compensation in the summary compensation tables in our previous years’ proxy statements.

Under the Qwest Deferred Compensation Plan, an executive may irrevocably elect to defer up to 85% of his or her salary and bonus for a given year. We make matching contributions of up to 3% of a participant’s eligible compensation for the year, less any 401(k) matching contributions we made during that year. A participant is always fully vested in his or her entire account balance under the plan. Participants may choose to invest their account balances in a variety of investment options, which are the same investment options available under our 401(k) plan. These include, among others, a fund that invests primarily in Qwest common stock. Subject to exceptions for death, disability or termination of employment, participants may elect to receive distributions under a short-term payout plan (which allows distributions as early as 3 years after deferral) or as a retirement benefit (which allows distribution as a lump sum at retirement or in annual payments over 5, 10 or 15 years).

In 2009, Ms. Taylor also participated in a U S WEST Deferred Compensation Plan. We assumed this plan when we merged with U S WEST in 2000. Since 2000, participants are no longer entitled to defer compensation or receive matching contributions under this plan; however, participants are entitled to continued earnings on their account balances. Participants may choose to invest their account balances in an interest-bearing cash fund or a fund that invests primarily in Qwest common stock. In February 2009, Ms. Taylor received her final distribution under this plan pursuant to an irrevocable election she made before we assumed the plan.

Other Potential Post-Employment and Change-in-Control Payments

The tables below describe generally and quantify the potential post-employment payments we could be required to make to our current executives upon the occurrence of specified trigger events. For Mr. Mueller, these benefits are provided under employment and equity award agreements between us and him. Mr. Mueller’s employment agreement has an initial term of three years (beginning on August 27, 2007), and will be automatically renewed on August 27, 2010, and each anniversary thereafter for a period of one year unless Mr. Mueller or we provide notice of cancellation under the terms of the agreement. For our other executives, these benefits are provided under severance and equity award agreements between us and the executives. We did not make any post-employment payments to former executive Mr. Richards in connection with his resignation in 2009.

In addition to the payments described below, executives are entitled to the pension and nonqualified deferred compensation benefits described above under the headings “Pension Benefits for 2009” and “Nonqualified Deferred Compensation in 2009.” Executives are also entitled to access-only health care benefits, as described above under the heading “Compensation Discussion and Analysis—Post-Employment Compensation—Retirement and Pension Plans.”

In preparing the tables below, we assumed that:

•	the specified trigger event occurred on the last business day of 2009, or December 31, 2009;
•	the price per share of our common stock is the closing market price of our stock on that date, or $4.21; and
•	equity and bonus awards were made in the normal course of business and were not made in anticipation of a change in control.

The tables do not include the value of any corporate tax deduction that we could lose if any post-termination payments are deemed excess parachute payments.

Unless otherwise noted, the payments described below would be paid by us as a lump sum. Payments for continued health care coverage under COBRA would be paid over the periods shown. Amounts relating to accelerated vesting of unvested long-term incentive awards represent the intrinsic value of the awards on December 31, 2009, and do not represent a cash payment we would be required to make. As described below, under certain circumstances executives would be entitled to exercise their vested options for a specified period of time after their employment ends.

If any benefit under the employment or severance agreements with these executives constitutes deferred compensation under Section 409A of the Internal Revenue Code, additional conditions will apply, including a 6-month delay on payment. To receive any payments, the executive must execute a full waiver and release that requires the executive to pay back any severance received if it is determined that the executive engaged in conduct constituting “cause” while employed by us.

When we use the term “cause” in the tables below, we mean generally:

•	an act of dishonesty, fraud, misrepresentation or other act of moral turpitude that reflects negatively on us or compromises the performance of the executive’s duties;
•	unlawful conduct that reflects negatively on us or compromises the performance of the executive’s duties;
•	conviction of any felony or a misdemeanor involving moral turpitude;
•	continued failure to substantially perform the executive’s duties; or
•	a willful violation of our code of conduct or other policies that reflects negatively on us or compromises the performance of executive’s duties.

When we use the term “good reason” in the tables below, we mean generally:

•	a reduction of the executive’s salary or target bonus;
•	a material reduction of the executive’s responsibilities;
•	our material breach of the employment or severance agreement; or
•	a relocation of the executive’s primary work location to any place more than 35 miles from our Denver office.

For Mr. Mueller the term “good reason” also includes a reduction in title, and for Mr. Euteneuer the term “good reason” also includes a reduction in title or a requirement that he report to any person other than our CEO or Board.

In accordance with SEC rules, these tables do not include benefits that are payable under compensation arrangements that are available to salaried employees generally and that do not discriminate in favor of executives.

Edward A. Mueller

Mr. Mueller has agreed that for 2 years after his employment ends, he will not directly or indirectly:

•	engage in any business that is in direct competition with us;

•	hire any member of our senior management, solicit to hire any of our employees or otherwise interfere with our relationships with these people; or

•

solicit the business of any of our material customers or suppliers, encourage any customer to materially change its relationship with us or otherwise interfere with our relationships with these people.

We do not believe there are any material limitations on our ability to enforce these prohibitions if necessary.

When we use the term “change in control” in the table below, we mean generally:

•	any individual, entity or group acquires more than 50% of:

•	our outstanding common stock; or

•	the combined voting power of our outstanding voting securities entitled to vote generally in the election of directors; or

•

at any time during any 12-month period, individuals who at the beginning of the period constitute our Board (and any new director whose election by our Board or whose nomination for election by our stockholders was approved by a vote of at least 2/3rds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our Board.

	Resigns or Retires		Involuntary Termination Without Cause or For Good Reason (With No Change in Control During Previous 2 Years)		Occurrence of a Change in Control (With No Change in Employment Status)		Involuntary Termination Without Cause or For Good Reason That Occurs Within 2 Years After a Change in Control		Termination for Cause	Death or Disability
Base salary ($1,200,000)			$2,400,000	(1)	—		$3,588,000		—	—
Target bonus ($2,400,000)	—		$4,800,000	(2)	—		$7,176,000		—	—
Prorated target bonus for year of termination	—		$2,400,000	(3)	—		—		—	$2,400,000
Premiums for continuing health care coverage under COBRA for up to 18 months	—		$11,330		—		$11,330		—	—
Accelerated vesting on unvested options and restricted stock; payout under performance shares	—	(4)	—	(4)(5)	$5,978,339	(6)	$13,957,847	(7)	—	$7,232,159	(5)(8)
Total	$0		$9,611,330		$5,978,339		$24,733,177		$0	$9,632,159

(1)	Amount is payable over a 24-month period.
(2)	Of this amount, one-half is payable on March 1st of the year after employment ends and one-half is payable on March 1st of the second year after employment ends.
(3)	Amount is payable on March 1st of the year after employment ends.
(4)	All vested options remain exercisable for 3 months after employment ends.
(5)	Does not include $3,772,160 relating to 896,000 shares of restricted stock with market-based vesting conditions granted on August 10, 2007. The vesting of these awards (and 2,083,000 options with similar vesting conditions and the same grant date but $0 intrinsic value as of December 31, 2009) would have accelerated upon a December 31, 2009, trigger event only if certain share price targets had been met on or before that date.

(6)	Amount relates to options and restricted stock granted on August 10, 2007, and performance shares and restricted stock granted on March 5, 2008. The vesting of each of these awards accelerates only if the change in control meets the definition in the agreement governing the particular award. You can find more information about these awards above under the heading “Outstanding Equity Awards at the End of 2009.”
(7)	All vested options (including options that receive accelerated vesting due to the trigger event) remain exercisable for their remaining terms. Includes amounts that would be triggered solely by the change in control (which are also reported in the column entitled “Occurrence of a Change in Control (With No Change in Employment Status)”), as well as amounts that would be triggered by the involuntary termination without cause or for good reason within 2 years after the change in control.
(8)	All vested options (including options that receive accelerated vesting due to the trigger event) remain exercisable for 2 years after employment ends.

Other Executives

After his employment ends, each of Messrs. Baer, Euteneuer and Yost and Ms. Taylor is prohibited from disclosing or using our confidential information, from competing against us for 18 months, or from inducing any of our employees to leave our employment for 12 months. We do not believe there are any material limitations on our ability to enforce these prohibitions if necessary.

When we use the term “change in control” in the tables below, we mean a change in control meeting the definition in our Equity Incentive Plan, which is described above under the heading “Grants of Plan-Based Awards in 2009—Other Stock Awards.”

	Resigns or Retires		Involuntary Termination Without Cause (With No Change in Control During Previous 2 Years)		Occurrence of a Change in Control (With No Change in Employment Status)		Involuntary Termination Without Cause or For Good Reason That Occurs Within 2 Years After a Change in Control		Termination for Cause	Death or Disability
Richard N. Baer
Base salary ($690,000)	—		$1,035,000	(1)	—		$2,070,000		—	—
Target bonus ($1,035,000)	—		$1,552,500	(2)	—		$3,105,000		—	—
Prorated target bonus for year of termination	—		—		—		$1,035,000		—	—
Premiums for continuing health care coverage under COBRA for up to 18 months	—		$11,330		—		$11,330		—	—
Reimbursement for any excise taxes to which he may be subject in connection with these benefits (280G tax gross-up)	—		—		—		$0		—	—
Accelerated vesting on unvested options and restricted stock; payout under performance shares	—	(3)	—	(3)	$1,095,467	(4)	$3,718,339	(4)(5)	—	$2,763,691	(7)
Total	$0		$2,598,830		$1,095,467		$9,939,669		$0	$2,763,691

Joseph J. Euteneuer(8)
Base salary ($660,000)	—		$990,000	(1)	—		$1,973,400		—	—
Target bonus ($990,000)	—		$1,485,000	(2)	—		$2,960,100		—	—
Premiums for continuing health care coverage under COBRA for up to 18 months	—		$11,330		—		—		—	—
Accelerated vesting on unvested options and restricted stock; payout under performance shares	—	(3)	—	(3)	$3,171,176	(6)	$5,676,715	(5)(6)	—	$4,101,352	(7)
Total	$0		$2,486,330		$3,171,176		$10,610,215		$0	$4,101,352

Teresa A. Taylor
Base salary ($660,000)	—		$990,000	(1)	—		$1,980,000		—	—
Target bonus ($990,000)	—		$1,485,000	(2)	—		$2,970,000		—	—
Prorated target bonus for year of termination	—		—		—		$990,000		—	—
Premiums for continuing health care coverage under COBRA for up to 18 months	—		$11,330		—		$11,330		—	—
Reimbursement for any excise taxes to which she may be subject in connection with these benefits (280G tax gross-up)	—		—		—		$3,749,208		—	—
Accelerated vesting on unvested options and restricted stock; payout under performance shares	—	(3)	—	(3)	$725,758	(6)	$6,634,493	(5)(6)	—	$3,630,716	(7)
Total	$0		$2,486,330		$725,758		$16,335,031		$0	$3,630,716

C. Daniel Yost
Base salary ($500,000)	—		$750,000	(1)	—		$1,500,000		—	—
Target bonus ($500,000)	—		$750,000	(2)	—		$1,500,000		—	—
Prorated target bonus for year of termination	—		—		—		$500,000		—	—
Premiums for continuing health care coverage under COBRA for up to 18 months	—		$11,330		—		$11,330		—	—
Reimbursement for any excise taxes to which he may be subject in connection with these benefits (280G tax gross-up)	—		—		—		$0		—	—
Accelerated vesting on unvested options and restricted stock; payout under performance shares	—	(3)	—	(3)	$763,538	(6)	$2,664,353	(5)(6)	—	$1,977,153	(7)
Total	$0		$1,511,330		$763,538		$6,175,683		$0	$1,977,153

(1)	Amount is payable over an 18-month period.

(2)	Amount is payable at the end of the 18-month period if the executive has not breached or threatened to breach any part of his or her severance agreement.
(3)	All vested options remain exercisable for 3 months after employment ends.
(4)	All vested options other than those granted prior to September 19, 2002 (including options that receive accelerated vesting due to the trigger event), remain exercisable for their remaining terms.
(5)	Includes amounts that would be triggered solely by the change in control (which are also reported in the column entitled “Occurrence of a Change in Control (With No Change in Employment Status)”), as well as amounts that would be triggered by the involuntary termination without cause or for good reason within 2 years after the change in control.
(6)	All vested options (including options that receive accelerated vesting due to the trigger event) remain exercisable for their remaining terms.
(7)	All vested options (including options that receive accelerated vesting due to the trigger event) remain exercisable for 2 years after employment ends.
(8)	Mr. Euteneuer would also receive the benefits shown in the column entitled “Involuntary Termination Without Cause (With No Change in Control During Previous 2 Years)” if he left Qwest for good reason and there had not been a change in control during the previous 2 years.

RISKS ARISING FROM COMPENSATION POLICIES AND PRACTICES

We believe it is important to periodically review our compensation policies and practices for all employees to assure that we have not created an environment that encourages our employees to take unnecessary or excessive risks that threaten the value of Qwest. Based on this review, we believe that we have created a balanced and diverse compensation program and that the risks associated with our compensation program are not reasonably likely to have a material adverse effect on Qwest.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain 4 compensation plans under which shares of our common stock are authorized for issuance to employees and non-employees:

•	our Equity Incentive Plan;

•	our ESPP;

•	our Nonqualified Employee Stock Purchase Plan; and

•	our Equity Compensation Plan for Non-Employee Directors.

Our Equity Incentive Plan and ESPP have been approved by our stockholders. Our Nonqualified Employee Stock Purchase Plan and our Equity Compensation Plan for Non-Employee Directors, each of which is described in more detail below, have not been approved by our stockholders.

The following table provides information as of December 31, 2009, about outstanding options and rights under these plans and shares reserved for future issuance under these plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	79,376,932	$11.06	87,411,437	(2)
Equity compensation plans not approved by security holders	—	—	10,083,267	(3)

Total	79,376,932	$11.06	97,494,704

(1)	Includes 5,591,377 shares issuable upon the exercise of outstanding options we assumed in connection with acquisitions, including our merger with U S WEST in 2000. The weighted-average exercise price of these options is $41.15. We do not intend to grant any new options under these assumed plans. Also includes 22,666,000 shares potentially issuable upon payout of performance shares, based on a maximum payout of 200%. Payout could be 0 if specified total shareholder return targets are not met over the specified performance period. In addition, under some of these awards, employees may elect to receive payout in the form of cash. The weighted-average exercise price shown in column (b) does not take these awards into account. You can find more information about performance shares granted to our executives above under the heading “Grants of Plan-Based Awards in 2009—Equity Incentive Plan Awards.”
(2)	Includes 81,391,687 shares available for future issuance under our Equity Incentive Plan and 6,019,750 shares available for future issuance under our ESPP. The number of shares available for future issuance under our Equity Incentive Plan is based on a formula. Our Equity Incentive Plan provides that the maximum total number of shares that may be issued under the plan at any time is equal to 10% of the total number of shares that are issued and outstanding at that time (determined as of the close of trading on the NYSE on the trading day immediately preceding that time), reduced by the number of shares subject to outstanding awards granted under the plan and outstanding options granted under any other plan or arrangement of Qwest or our subsidiaries (excluding the ESPP) at that time. For purposes of this calculation, we assumed a maximum payout of 200% for outstanding performance shares.
(3)	Includes 10,000,000 shares available for future issuance under our Nonqualified Employee Stock Purchase Plan and 83,267 shares available for future issuance under our Equity Compensation Plan for Non-Employee Directors.

In 1997, our Board adopted an Equity Compensation Plan for Non-Employee Directors, under which directors who are not officers or employees of Qwest may receive shares of our common stock. Under the plan, eligible directors may elect on a quarterly basis to receive any or all of their annual and meeting fees for that quarter in shares of our common stock. With respect to each quarter for which an election is made, the total number of shares granted to the electing director equals the amount of the director’s total annual and meeting fees divided by the fair market value of our common stock on the last business day of that quarter. Shares issued under the plan are to be issued as soon as practicable after the end of each quarter.

In 2002, our Board adopted a Nonqualified Employee Stock Purchase Plan; however, we have not commenced any offers nor issued any shares of our common stock under the plan. If used, any employee of Qwest, or any employee of a subsidiary of Qwest that adopts the plan with Qwest’s consent, will be entitled to participate in the plan. The Nonqualified Employee Stock Purchase Plan will provide eligible employees with an opportunity to purchase shares of our common stock. The maximum number of shares of common stock that may be purchased under the Nonqualified Employee Stock Purchase Plan is, in the aggregate, 10,000,000. Under the plan, offers to purchase common stock will be made on the first day of each calendar month and last for a period of one calendar month, unless otherwise determined by the Compensation Committee. An eligible employee may participate in any offer under the plan by authorizing payroll deductions of up to 15% of his or her base salary and commissions paid per pay period. Amounts withheld will be held for the credit of the participant as part of our general funds and will not accrue interest. On the last day of each calendar month, the entire account balance of a participating employee will be applied to purchase shares of our common stock at a purchase price equal to 85% of the fair market value of the common stock on the last trading day of that month. In no event will an employee be permitted to purchase more than 20,000 shares of common stock through the plan in any single offer. Participants may not transfer shares of common stock purchased under the plan until after the last day of the sixth month following the month in which the shares were purchased. We have the right to terminate or amend the plan at any time. If not previously terminated by our Board, the plan will terminate on the date as of which participants have purchased a number of shares equal to or greater than the number of shares then subject to the plan.

COMPENSATION COMMITTEE REPORT

This section of the proxy statement will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under these Acts.

The Compensation Committee has reviewed and discussed with management the section above entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into Qwest’s Annual Report on Form 10-K for the year ended December 31, 2009.

Peter S. Hellman

Jan L. Murley

Michael J. Roberts

James A. Unruh, Chairperson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following current or former directors served on the Compensation Committee during some or all of 2009: Linda G. Alvarado; Peter S. Hellman; Jan L. Murley; Frank P. Popoff; Michael J. Roberts; and James A. Unruh. None of these people has been an officer or employee of Qwest (including any of its subsidiaries) at any time. During 2009, none of our executive officers served as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or Compensation Committee. We provide telecommunications services and related products and services in the ordinary course of business to entities beneficially owned by Ms. Alvarado or persons related to her. In 2009, these entities paid us at prevailing market rates approximately $325,000 for these products and services. We believe the terms of these transactions are equally favorable to us as the terms we could receive from an independent third party. As described more fully below under the heading “Related Person Transactions,” we also provide telecommunications services and related products and services in the ordinary course of business to 1-800-Flowers.com, Inc., where Ms. Murley serves as Interim President of Floral Group.

RELATED PERSON TRANSACTIONS

Related Person Transactions

We provide telecommunications services and related products and services in the ordinary course of business to several entities or persons that are considered “related persons” to us under SEC rules. In 2009, FMR LLC and BlackRock, Inc. (each of which has reported that it beneficially owns more than 5% of our common stock) or their respective affiliates paid us at prevailing market rates approximately $520,000 and $838,000, respectively, for these products and services. As described above under the heading “Compensation Committee Interlocks and Insider Participation,” in 2009 entities beneficially owned by our former director Linda G. Alvarado or persons related to her paid us at prevailing market rates approximately $325,000 for these products and services. We believe the terms of these transactions are equally favorable to us as the terms we could receive from an independent third party.

We also provide telecommunications services and related products and services in the ordinary course of business to: Ball Corporation, where our director R. David Hoover serves as Chairman and Chief Executive Officer; UnitedHealth Group, where our director Anthony Welters serves as Executive Vice President and President of the Public and Senior Markets Group; and 1-800-Flowers.com, Inc., where our director Jan L. Murley serves as Interim President of Floral Group. Our relationships with these companies are solely business relationships, in which these directors have or had no direct or indirect material interest. We believe the terms of these transactions are equally favorable to us as the terms we could receive from an independent third party.

We pay administrative fees and certain employee healthcare costs in the ordinary course of business to United Healthcare, which provides health benefit plans to some of our employees. Our director Anthony Welters serves as Executive Vice President and President of the Public and Senior Markets Group of UnitedHealth Group, which is the parent company of United Healthcare. Our relationship with United Healthcare is solely a business relationship, in which Mr. Welters has no direct or indirect material interest. We believe the terms of these transactions are equally favorable to us as the terms we could receive from an independent third party.

Philip F. Anschutz is Chairman and Chief Executive Officer of Anschutz Company, which owned more than 5% of our common stock until November 2009. During 2009, Mr. Anschutz, Anschutz Company and various related entities paid us at prevailing market rates approximately $13,160,000 for telecommunications services and related products and services. In addition, we paid to various entities related to Mr. Anschutz and Anschutz Company at prevailing market rates approximately $315,000 for use of entertainment and meeting facilities and services. We believe the terms of these transactions were equally favorable to us as the terms we could have received from an independent third party.

In December 2008, we entered into reciprocal aircraft time sharing agreements with a subsidiary of Anschutz Company pursuant to which we and the subsidiary lease corporate aircraft owned by the other party. These agreements expire on December 31, 2011. The leases are on a non-exclusive time sharing basis at a cost equal to 2 times fuel and fuel-related costs, plus other expenses related to the use of the aircraft. During 2009, we paid to this Anschutz Company subsidiary approximately $19,000 under these agreements. We believe the terms of the agreements are equally favorable to us as the terms we could have received from an independent third party.

In April 1999, we entered into a registration rights agreement with Anschutz Company generally covering all of the shares owned by Anschutz Company and one of its affiliates. The agreement provided for 8 demand registrations and unlimited piggyback registrations. No registrations occurred under this agreement, and the agreement expired in April 2009.

Review and Approval of Related Person Transactions

Under the Audit Committee’s charter, the Audit Committee is responsible for reviewing and approving related person transactions in cases where the rates and other material terms of these transactions are not generally available to other third parties. It is management’s practice that, when Qwest proposes to enter into a related person transaction, our legal department or other employees who are involved with the proposed transaction review the transaction’s rates and other material terms to verify whether they are generally available to other third parties. In making this determination, management considers all relevant facts and circumstances. This review may include an analysis of similar transactions with similarly situated but unrelated third parties. If management determines the rates or other material terms are not generally available to other third parties, then the transaction is presented to the Audit Committee for its review and approval. The Audit Committee reviews the transaction in light of all relevant facts and circumstances and makes a determination as to whether in its view the transaction is reasonable and fair to our stockholders. Management may also provide a recommendation to the Audit Committee with respect to approval of the transaction. Related person transactions may come to our attention through a variety of sources, including from the related person or our employees who are involved with the transaction or from searches of our accounting and reporting systems.

With respect to each of the transactions described above that was entered into during 2009, we determined that the rates and other material terms of the transaction are or were generally available to other third parties. As such, the Audit Committee was not required to, and did not, review or approve these transactions. You can find more information about the transactions described above that were entered into before 2009 in our previous years’ proxy statements.

AUDIT COMMITTEE REPORT

This section of the proxy statement will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under these Acts.

The Audit Committee is solely responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing audit reports or related work.

Management is responsible for Qwest’s financial statements, internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Qwest’s consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and for issuing reports on the consolidated financial statements and the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent registered public accounting firm included in its reports. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that Qwest’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of Qwest’s consolidated financial statements and the effectiveness of internal control over financial reporting has been carried out in accordance with auditing standards of the PCAOB, or that the independent registered public accounting firm is in fact “independent.”

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the PCAOB in Rule 3200T. Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm its independence.

Based upon these reviews and discussions and the report of the independent registered public accounting firm to the Audit Committee, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee, exercising its business judgment, recommended to our Board on February 8, 2010, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC.

Charles L. Biggs

K. Dane Brooksher, Chairperson

Caroline Matthews

Wayne W. Murdy

PROPOSAL NO. 2—RATIFICATION OF AUDIT COMMITTEE’S SELECTION OF KPMG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010

The Audit Committee has appointed the firm of KPMG LLP as the independent registered public accounting firm to audit the accounts of Qwest (including its subsidiaries) for 2010. KPMG LLP has audited our accounts and records since May 2002. Representatives of KPMG LLP are expected to attend the 2010 annual meeting and to respond to appropriate questions, and they will have the opportunity to make a statement if they wish.

We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required, our Board is submitting the selection of KPMG LLP to stockholders for ratification because it and we value stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of Qwest and our stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the ratification of KPMG LLP as our independent registered public accounting firm for 2010. Proxies will be voted FOR this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 3—APPROVAL OF AN AMENDMENT TO THE QWEST COMMUNICATIONS

INTERNATIONAL INC. EMPLOYEE STOCK PURCHASE PLAN

Background

Our Employee Stock Purchase Plan, or ESPP, was established by our Board in 1998 and approved by stockholders in 1999. Our Board and stockholders originally authorized the issuance of 1.52 million shares under the ESPP and increased this amount to 7 million in 2001 and 27 million in 2003. On March 10, 2010, our Board approved, subject to stockholder approval, an amendment to the ESPP to increase the number of shares authorized under the ESPP to 50 million (an increase of 23 million shares), and to make minor technical changes to follow recently released IRS regulations.

The ESPP is designed to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended, or the Code. To maintain this qualification, we must obtain stockholder approval of the amendment to the ESPP within 12 months of the Board’s approval date. The affirmative vote of a majority of the votes cast by stockholders entitled to vote who are present in person or represented by proxy is required to approve the amendment to the ESPP.

Our Board of Directors recommends that you vote FOR the approval of the amendment to the ESPP. Our Board believes that the amendment to the ESPP is in our and your best interests and is important to help assure our ability to continue to recruit and retain highly qualified employees. As of March 8, 2010, approximately 5.5 million shares of our common stock remained available for purchase under the ESPP. If the amendment to the ESPP is not approved by stockholders, we will exhaust these previously authorized shares in the coming months or years, and thereafter our employees will no longer be able to purchase shares of our common stock under the ESPP.

Below is a summary of the material features of the ESPP. This summary is qualified in its entirety by reference to the full text of the ESPP as proposed to be amended, which is included as an appendix to this proxy statement and can also be reviewed on our website at investor.qwest.com or on the SEC’s website at www.sec.gov.

Summary of the ESPP

Operation

The ESPP provides eligible employees of Qwest and our designated subsidiaries with an opportunity to purchase shares of our common stock at a discount. The maximum number of shares of common stock that may be purchased under the ESPP, if the proposed amendment is approved by stockholders, is 50 million. The closing market price of our common stock on March 8, 2010, was $4.70.

Eligible employees include each employee of Qwest and of each adopting subsidiary if the employee customarily works for us or the subsidiary more than 20 hours per week or 5 months or more in any calendar year. As of December 31, 2009, we had approximately 30,000 employees. Nonemployee directors and employees who own 5% or more of the total combined voting power or value of all classes of our or any subsidiary’s capital stock are not eligible to participate in the ESPP.

The Stock Purchase Plan Committee (as defined below) will determine the periods during which offers to purchase common stock are made under the ESPP. We expect that each offer period will last for one month commencing on the first day of each calendar month; however, an offer period may be as long as 27 months.

To participate in an offering, an eligible employee authorizes payroll deductions of up to 15% of base compensation per pay period. Each participant in an offering will be granted a stock option on the first day of that offer period. Amounts withheld from a participant’s compensation during an offer period will be credited to the participant’s account on our books. Amounts contributed to the ESPP are part of our general funds and will not accrue any interest. On the last trading day of each offer period, the entire account balance of a participant will be applied to exercise the participant’s option and purchase shares of our common stock. Unless otherwise determined by the Stock Purchase Plan Committee before the start of the offer period, the per share purchase price for each offer will equal 85% of the fair market value of our common stock on the last trading day of the offer period (currently the last day of the calendar month) in which the common stock is purchased. A participant cannot purchase more than 20,000 shares of our common stock under the ESPP in any one offer period. In addition, as required by the Code, a participant’s right to purchase stock under the ESPP (and any other Qwest ESPP) may not accrue at a rate that exceeds $25,000 of our common stock (valued at the start of the applicable offer period) in any calendar year in which the options are outstanding.

An employee who is not eligible to participate in the ESPP on the first day of an offer but who becomes eligible during the term of the offer may still participate in the offer by authorizing payroll deductions. In addition, an employee who does not initially elect to participate in an offer may later elect to participate in the offer by authorizing payroll deductions. A participant may increase or decrease the rate of his or her withholding during an offer period, but not more frequently than once per payroll period. A participant may also withdraw from the ESPP during an offer period and receive a cash refund of his or her unapplied contributions and any fractional shares. A participant’s election to participate in an offer generally will continue for all later offers unless the participant elects to withdraw from the ESPP, otherwise changes the level of his or her contributions, or is no longer eligible to participate in the ESPP. An eligible employee may resume participation in an offer by submitting a new election to participate prior to any applicable payroll cutoff date.

A participant’s rights with respect to options granted under the ESPP, as well as contributions credited to his or her ESPP account, are not transferable and may not be sold, pledged, assigned or otherwise transferred except by will or the laws of descent and distribution. Shares of our common stock acquired under the ESPP may not be sold or transferred where prohibited by applicable federal or state laws.

If a change in our outstanding common stock occurs due to a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or any other change in the structure of our common stock, then adjustments may be made to the number, kind and price of shares available for purchase under the ESPP and to the minimum and maximum number of shares that an individual participant is entitled to purchase.

Our Board may terminate or amend the ESPP at any time, provided that the action does not materially and adversely affect the then-existing rights of participants. Stockholder approval of an amendment to the ESPP will be required only to the extent necessary to meet the requirements of Section 423 of the Code or another law or regulation. If our Board has not previously terminated the ESPP, it will terminate on the date that participants have exercised options to purchase a number of shares equal to or greater than the number of shares authorized for issuance under the ESPP.

Administration

The ESPP is administered by a Stock Purchase Plan Committee, which is a committee designated by our Board. The Stock Purchase Plan Committee may designate a plan administrator to administer the ESPP. The Stock Purchase Plan Committee has the exclusive right to interpret the ESPP and to determine any questions arising under the ESPP.

Certain Federal Income Tax Consequences

Below is a summary of the federal income tax consequences of the ESPP under current federal law, which is subject to change. This summary covers general tax principles applicable to the ESPP and is not intended to be exhaustive. It does not describe state, local, or international tax consequences.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Participant contributions to the ESPP are made on an after-tax basis. This means that the contributions are deducted from compensation that is taxable to the participant and for which we are generally entitled to a tax deduction. Generally, no taxable income will be recognized by a participant in connection with either the grant or the exercise of an option under the ESPP. A participant will generally recognize income (or loss) upon a sale or disposition of the shares acquired under the ESPP. If those shares are held by the participant for a period of at least two years after the first day of the offer period in which the shares were acquired and for a period of at least one year after the last day of the offer period in which the shares were acquired (the “required holding period”), and the shares are sold at a price in excess of the price paid for the shares, then the gain on the sale of the shares will be taxed as ordinary income to the extent of the lesser of (1) the amount by which the fair market value of the shares on the first day of the offer period in which they were acquired exceeded the purchase price of the shares, or (2) the amount by which the fair market value of the shares at the time of their sale exceeded the purchase price of the shares. Any portion of the gain not taxed as ordinary income will be treated as long-term capital gain. If the shares are held for the required holding period and are sold at a price less than the purchase price paid by the participant for the shares, then the loss on the sale will be treated as a long-term capital loss. We will not be entitled to a federal income tax deduction for any shares that are held for the required holding period that are later sold by the participant, whether at a gain or loss.

If a participant disposes of shares before the end of the required holding period (a “disqualifying disposition”), then the participant will recognize ordinary income in an amount equal to the difference between the purchase price paid by the participant for the shares and the fair market value of the shares on the last day of the offer period in which the shares were acquired. In this case, we will be entitled to a corresponding deduction for federal income tax purposes. In addition, if a participant makes a disqualifying disposition at a price in excess of the purchase price paid by the participant for the shares, then the participant will recognize a capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the last day of the offer period in which the shares were acquired. Alternatively, if a participant makes a disqualifying disposition at a price less than the fair market value of the shares on the last day of the offer period in which the shares were acquired, then the participant will recognize a capital loss in an amount equal to the difference between the fair market value of the shares on the last day of the offer period in which the shares were acquired and the selling price of the shares. We will not receive a deduction for federal income tax purposes with respect to any capital gain recognized by a participant who makes a disqualifying disposition.

Specific Benefits

We cannot determine at this time the benefits that will be received by or allocated to persons eligible to participate in the ESPP in the future because the amount of contributions set aside to purchase shares of our common stock under the ESPP (subject to the ESPP’s limits) is entirely within the discretion of each participant.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the approval of the amendment to our ESPP. Proxies will be voted for this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 4—STOCKHOLDER PROPOSAL

Hazel A. Floyd, 4660 Newton Street, Denver, Colorado 80211, who owns 1,050 shares of Qwest’s common stock, has given notice of her intention to present a proposal at the 2010 annual meeting. The proposal and the proponent’s supporting statement appear below in italics.

The affirmative vote of a majority of the votes cast by the stockholders entitled to vote who are present in person or represented by proxy is required to approve the proposal.

Our Board of Directors recommends that you vote AGAINST the stockholder proposal for the reasons stated under Management’s Statement below.

RESOLVED, the stockholders of Qwest hereby request the Board to adopt a policy whereby future grants of long-term incentive awards to senior executive officers in the form of Performance Shares will vest and become payable only to the extent that total shareholder return (TSR) is positive (not negative) and equals or exceeds the average performance of the company peer group the Board deems most appropriate.

SUPPORTING STATEMENT

While we commend the Board for tying a portion of equity compensation to the relative performance of Qwest’s stock, we believe that the performance bar is set unreasonably low.

What Qwest calls “performance shares” is what golfers call a “gimme,” in our view.

The possibility of large pay-outs for below-median performance-and even for negative Total Shareholder Return (TSR)—does not adequately align pay with performance.

Performance Shares should not vest or pay out, we believe, unless Qwest’s average TSR over the performance cycle is positive (above 0%) and at least equal to or above the median relative to the company peer index selected by the Board.

Last year the Company’s named executive officers received long-term equity grants divided between Performance Shares (25%), restricted stock (25%) and standard stock options (50%).

The Performance Shares vest and pay out at the end of a three-year cycle based on Qwest’s TSR compared to seven telecommunications companies that our Company “competes with for executive talent” (2009 Proxy, page 33).

The problem is that the Performance Shares are designed to pay out even when Qwest’s TSR over the three-year performance cycle is negative.

For example, if Qwest’s TSR averages a negative 10% over the 2008-2011 award cycle, CEO Edward Mueller would still receive 50% of his target payout (197,500 shares) if the average TSR of the seven peer companies selected by the Board is 0% (2009 proxy, page 44).

If Qwest’s average TSR is 0%—the same as the peer group—Mueller would receive 100% of his target payout (395,000 shares).

Indeed, senior executives receive no pay out only if Qwest’s TSR is 20 percentage points below the average peer TSR. If the peer group average is negative 20%, Qwest’s average TSR could be as low as negative 39% and still pay out.

At the high end, Mueller will receive 200% of Target (790,000 shares) if Qwest’s average TSR is 20% better than the peer average.

Qwest’s low performance bar seems particularly unjustified because senior executives receive 50% of their long-term equity in stock options—a form that Warren Buffett lambasts as a “royalty on the passage of time.” The other 25% is restricted stock, which vests over three years regardless of performance.

In our view, this is indicative of Qwest pay practices. For example, on the surface Qwest’s Nonqualified Pension Plan applies the standard 3% contribution rate each year on executive salary and bonuses above the IRS limit. However, the proxy discloses that when senior executives retire or terminate, “the nonqualified account balance is increased by 35% upon payment as a lump sum.”

Please vote FOR this proposal.

Management’s Statement AGAINST Stockholder Proposal

We believe that this proposal fails to recognize the competitive reality in the telecommunications industry, not to mention the competitive reality in the market for executive talent. We also note that the proponent is apparently unfamiliar with recent changes to our compensation program, such as the elimination of stock options and the higher proportion of equity compensation that is contingent upon relative total shareholder return.

Contrary to what the proponent implies, we believe that we have structured our compensation arrangements in a manner that is in the best interests of our stockholders. Through our Compensation Committee, which our Board has determined consists entirely of independent directors, we have established compensation arrangements that have enabled us to recruit and retain highly qualified executive officers. We continually monitor our executive compensation program and adopt changes when they are deemed necessary for the marketplace in which we compete for talent. In our view, the proponent demonstrates a lack of familiarity with both our industry and our compensation program when she claims that we do not align pay with performance. Greater familiarity, we believe, would yield a clear conclusion that, far from setting the performance bar “unreasonably low,” we have set the bar at a level that aligns compensation at a high level of performance on behalf of our stockholders.

For the foregoing reasons, the Board of Directors recommends that you vote AGAINST this proposal. Proxies will be voted against this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 5—STOCKHOLDER PROPOSAL

Mary Ann Neuman, 6073 Quebec Avenue North, New Hope, Minnesota 55428, owner of 1,700 shares of Qwest’s common stock, has given notice of her intention to present a proposal at the 2010 annual meeting. The proposal and the proponent’s supporting statement appear below in italics.

The affirmative vote of a majority of the votes cast by the stockholders entitled to vote who are present in person or represented by proxy is required to approve the proposal.

Our Board of Directors recommends that you vote AGAINST the stockholder proposal for the reasons stated under Management’s Statement below.

RESOLVED, the shareholders of Qwest hereby urge the Board to give shareholders an opportunity at each Annual Meeting to vote on an advisory resolution, proposed by management and included as a voting item printed in the proxy statement, to approve or disapprove the compensation of the named executive officers as set forth in the Summary Compensation Table (“SCT”) and the accompanying narrative disclosure. The board’s proposal shall state that the vote is advisory and will not abrogate any employment agreement.

SUPPORTING STATEMENT

We believe the owners of the Company should be allowed to express their approval or disapproval of the compensation package for the CEO and other executive officers, just as shareholders do at public companies in the U.K., Australia, and more than 15 U.S. companies, including Verizon.

Greater scrutiny and investor feedback is particularly needed at Qwest, in our view, since pay is weakly aligned with performance and executive perquisites, pension and severance benefits stand out as unjustifiably costly.

A study by the Corporate Library (“Pay for Failure II: The Compensation Committees Responsible”) singled out Qwest as one of the 12 “very worst performers—which were also among the highest payers—within the group of largest companies in the U.S.”

The 2007 study reported that over the five fiscal years through 2006, CEO compensation totaled $155.7 million, but total shareholder return was negative 40.8%.

According to the study, “total compensation and total annual cash compensation at Qwest are both targeted between the median and the upper quartile of the company’s pay peer group, almost guaranteeing excessive pay.”

Although Qwest’s stock lost 44% of its value during 2008, the company paid senior executives substantial bonuses, including $2.25 million to CEO Mueller.

Only 25% of long-term equity compensation is contingent on Total Shareholder Return (TSR) relative to a peer group. The remaining 75% is restricted stock and standard stock options.

More troubling to us is that Qwest’s “performance shares” are designed to pay out substantial awards (up to 100% of target) even when Qwest’s TSR is negative.

For example, if Qwest’s average TSR is negative 10% over the 2008-2011 award cycle, top executives still receive 50% of the target payout if the average TSR of the seven peer companies selected by the Board is 0%.

In fact, if Qwest shareholder return (TSR) is 0% over 2008-2011—and the peer company average is the same—CEO Mueller receives 100% of his target payout (395,000 shares).

Qwest’s severance and pension benefits are also overly generous, in our view.

For example, Mueller’s severance can exceed $16 million (13 times salary plus bonus) since his termination after a change in control triggers the waiver of the performance condition on his “performance shares”—and the accelerated vesting of all his outstanding equity grants.

In addition, when senior executives terminate, their Nonqualified Pension Plan “account balance is increased by 35% upon payment as a lump sum,” according to the 2009 proxy.

Qwest also continues to reimburse income taxes (tax gross-ups) on certain benefits.

Please vote FOR this proposal

Management’s Statement AGAINST Stockholder Proposal

We believe that this proposal fails to recognize that stockholders already have a more efficient and meaningful method of communicating with our directors with respect to compensation and other issues, and that, in any case, the compensation program that we have established for our executive officers is thoughtful, performance-based, and in the best interest of our stockholders. We also note that the proponent is apparently unfamiliar with recent changes to our compensation program, such as the elimination of stock options and the higher proportion of equity compensation that is contingent upon relative total shareholder return.

It is apparent, we believe, that direct communication between stockholders and the Board is a much more effective and accurate method of expressing support or criticism of our executive compensation practices. Unlike the stockholder vote advocated by this proposal, a direct communication with the Board will allow stockholders and other interested parties to voice specific observations of or objections to our executive compensation practices. A stockholder vote would not be helpful in identifying any particular practice or issue that may be of concern to our stockholders. As described on page 12 under the heading “Communications with Directors,” stockholders and other interested parties may communicate with our Board, including our independent or non-employee directors as a group, our lead independent director or any other individual directors, by writing to our Corporate Secretary at our principal executive office at 1801 California Street, Denver, Colorado 80202.

In addition, contrary to what the proponent implies, we believe that we have structured our compensation arrangements in a manner that is in the best interests of our stockholders. Through our Compensation Committee, which our Board has determined consists entirely of independent directors, we have established compensation arrangements that have enabled us to recruit and retain highly qualified executive officers. We continually monitor our executive compensation program and adopt changes when they are deemed necessary for the marketplace in which we compete for talent. In our view, the proponent demonstrates a lack of familiarity with the marketplace in which we compete when she claims that our compensation arrangements are unjustifiably costly.

For the foregoing reasons, the Board of Directors recommends that you vote AGAINST this proposal. Proxies will be voted against this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 6—STOCKHOLDER PROPOSAL

Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, New York 11021, who owns 1,000 shares of Qwest’s common stock, has given notice of his intention to present a proposal at the 2010 annual meeting. The proposal and the proponent’s supporting statement appear below in italics.

The affirmative vote of a majority of the votes cast by the stockholders entitled to vote who are present in person or represented by proxy is required to approve the proposal.

Our Board of Directors recommends that you vote AGAINST the stockholder proposal for the reasons stated under Management’s Statement below.

RESOLVED: The shareholders request our board of directors to adopt a policy that, whenever possible, the chairman of our board of directors shall be an independent director (by the standard of the New York Stock Exchange), who has not previously served as an executive officer of our Company. This policy should be implemented so as not to violate any contractual obligations in effect when this resolution is adopted. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings.

SUPPORTING STATEMENT

When a CEO serves as board chairman, this arrangement may hinder our board’s ability to monitor our CEO’s performance. Many companies have independent Chairs; by 2008 close to 39% of the S&P 500 companies had boards that were not chaired by their chief executive. An independent Chair is the prevailing practice in the United Kingdom and many international markets. Shareholder resolutions for separation of CEO and Chair averaged 36% support in 2009 at 30 companies—indicating strong and growing investor support.

The merits of this Independent Board Chairman proposal should also be considered in the context of the need for improvements in our company’s 2009 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, an independent research firm said that with the conviction of former CEO Joseph Nacchio to a potential six-year jail term on charges of insider trading, it is to be hoped that this particular chapter in Qwest’s history will be closed.

The Corporate Library www.thecorporatelibrary.com, an independent research firm rated our company “High Concern” in executive pay with $10 million for Edward Mueller. The Corporate Library said performance shares allowed for a significant payout even if our company’s Total Shareholder Return underperformed more than half its peers. Plus there was the very substantial costs associated with CEO Edward Mueller’s personal private jet travel, the dividends paid on unvested restricted stock and tax reimbursements enjoyed by every named officer as well as our CEO. This would call into question the executive pay committee’s ability to tie as much pay as possible to performance.

Our directors also served on 9 boards rated “D” or “F” by the Corporate Library: Edward Mueller, McKesson (MCK); Charles Biggs, Standard Parking (STAN); James Unruh, Tenet Healthcare (THC); Jan Murley, 1-800-FLOWERS.COM (FLWS); Linda Alvarado, Lennox International (LII); Michael Roberts, W.W. Grainger (GWW) and David Hoover, Eli Lilly (LLY), Energizer Holdings (ENR), Irwin Financial (IRWNQ.PK). Linda Alvarado and David Hoover each held 5 board seats-over-extensions concern. Also Mr. Hoover received about 10-times as many of our against-votes as some of our other directors.

We had no right to cumulative voting, to vote on executive pay, an independent chairman or a lead director.

The above concerns shows there is need for improvement. An independent Chair can enhance investor confidence in our Company and strengthen the integrity of our Board. Please encourage our board to respond positively to this proposal for an Independent Board Chairman—Yes on 6.

Management’s Statement AGAINST Stockholder Proposal

Our Board strongly endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the CEO. However, the Board does not believe that mandating a separation of the positions of Chairman and CEO is either necessary or desirable to achieve effective oversight. 11 of our 12 current directors have been determined to be independent of management, and the Chairman has no greater or lesser vote on matters considered by the Board. Furthermore, the Board has appointed a lead independent director whose responsibilities include, among other things, presiding over meetings of the non-employee directors and advising as to the schedule and agendas of board and committee meetings. The Board’s appointment of a lead independent director permits us to realize whatever benefit there is to be gained from having a designated leader of the Board who is independent of management. Finally, there is a benefit to having Mr. Mueller serve as both Chairman and CEO. As the individual with primary responsibility for managing Qwest’s day-to-day operations, he is best positioned to chair regular Board meetings and ensure that key business issues are brought to the Board’s attention.

For the foregoing reasons, the Board of Directors recommends that you vote AGAINST this proposal. Proxies will be voted against this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 7—STOCKHOLDER PROPOSAL

Gerald R. Armstrong, 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917, who owns 3,134 shares of Qwest’s common stock, has given notice of his intention to present a proposal at the 2010 annual meeting. The proposal and the proponent’s supporting statement appear below in italics.

The affirmative vote of a majority of the votes cast by the stockholders entitled to vote who are present in person or represented by proxy is required to approve the proposal.

Our Board of Directors recommends that you vote AGAINST the stockholder proposal for the reasons stated under Management’s Statement below.

RESOLUTION: That the shareholders of QWEST COMMUNICATIONS INTERNATIONAL INC. request its Board of Directors to take the steps necessary to amend the by-laws, and other appropriate documents, to grant shareholders owning ten percent (10%) of the shares outstanding (or, as applicable, the lowest percentage above ten percent) to call a “Special Meeting of Shareholders.”

SUPPORTING STATEMENT

In last year’s annual meeting, the owners of 672,542,794 shares (47% of the shares voting) worth $2,764,150,883.34 were voted for this proposal. The proponent believes that this a strong statement in favor of the proposal as unmarked proxies were voted against it by the management.

Currently, shareholders are not granted this right and a special meeting can only be called upon the whims of the Board. This is wrong as important business issues needing the attention of shareholders could be neglected and disregarded by management and the Board.

Reasonable access for a special meeting allows shareholders to vote on very important matters such as electing new directors, take-over offers, and other matters, in a timely manner, arising between annual meetings. These issues could include the merger of Qwest into another entity, the sale of Qwest, or replacing directors who have resigned or become unable to serve because of other complications.

As the market price per share of Qwest dwindles, management and the Board have remained insulated as shareholders are unable to call a special meeting.

Shareholders, who own the corporation, should have the ability to call a special meeting when a matter is sufficiently important to warrant expeditious consideration. Restructuring or acquisitions [sic] are matters which can become lost or moot if delay [sic] until the next annual meeting to face the fixed agenda of management.

Mutual funds, such as Vanguard and Fidelity, support the shareholder right to call special meeting. The proxy voting guidelines of many public pension funds, including the New York City Retirement System, favor this right. Governance rating services, such as The Corporate Library and Governance Metrics International, include special meeting rights when assigning their ratings.

In 2009, shareholders of corporations such as CVS Caremark, Safeway Stores Inc., and Motorola, Inc. have cast votes in favor of similar proposals.

Please encourage our Board to take this action, too, by voting “FOR” this proposal.

Management’s Statement AGAINST Stockholder Proposal

We do not believe that it is in the best interests of our stockholders to permit any holder (or group of holders) of ten percent or more of our common stock to call special stockholder meetings for any reason, at any time and as frequently as it (or they) may wish. If our Bylaws were amended to accommodate this proposal, a minority of stockholders could be empowered to call frequent, costly and disruptive meetings for purposes that may serve neither the company nor the holders of the vast majority of our common stock.

Notwithstanding the proponent’s statement on behalf of his proposal, our stockholders are already entitled by law to a vote on such matters as “the merger of Qwest into another entity” or “the sale of Qwest.” They are also entitled to vote each year on the individuals who are nominated to serve as directors, all of whom are subject to the “majority vote” requirements in our Bylaws. The proponent offers no basis, because he has no basis, to claim that our Board of Directors would delay consideration by stockholders of any matter that requires their approval. It is simply not credible that our Board of Directors, having agreed to a merger, acquisition or other matter requiring stockholder approval, would allow that matter to become “lost or moot” by failing to call a stockholders meeting. For those extraordinary circumstances where a matter cannot wait until the next annual meeting of stockholders, our Bylaws permit our Chairman, our Chief Executive Officer or our Board of Directors to act in a manner consistent with their fiduciary duties and call a special meeting. The current Bylaw provision is appropriate for a public company of our size, as it allows the Board of Directors and senior management—rather than a single minority stockholder—to determine when it is in the best interests of all stockholders to incur the cost and disruption of convening a special meeting. Consistent with their fiduciary duties, our Board of Directors and senior management would call a special meeting after taking into account the interests of all stockholders.

Finally, between stockholder meetings, we believe we maintain open lines of communications with our stockholders, and that we have been responsive to stockholder proposals raised at prior meetings that have received substantial stockholder support. We do not believe that this proposal addresses a real problem that this company has a need to solve. Opening the door to costly and disruptive actions by a minority stockholder, it has the potential only to create difficulties and chaos.

For the foregoing reasons, the Board of Directors recommends that you vote AGAINST this proposal. Proxies will be voted against this proposal unless you otherwise specify in the proxy.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pre-Approval Policies and Procedures

The Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. Under the Audit Committee’s charter, the Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. The approval may be given as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm or on an individual basis. The pre-approval of non-audit services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee. Our independent registered public accounting firm may not be retained to perform the non-audit services specified in Section 10A(g) of the Exchange Act.

Fees Paid to the Independent Registered Public Accounting Firm

We first engaged KPMG LLP to be our independent registered public accounting firm in May 2002. The aggregate fees billed to us for each of the years ended December 31, 2009 and 2008, for professional accounting services, including KPMG’s audit of our annual consolidated financial statements, are set forth in the table below.

	2009	2008
	(dollars in thousands)
Audit fees	$3,987	$4,527
Audit-related fees	$877	$877
Tax fees	$42	$148

Total fees	$4,906	$5,552

For purposes of the preceding table, the professional fees are classified as follows:

•

Audit fees—These are fees billed for the year shown for professional services performed for the audit of the consolidated financial statements included in our Form 10-K filing for that year, the review of condensed consolidated financial statements included in our Form 10-Q filings made during that year, comfort letters, consents and assistance with and review of documents filed with the SEC. Audit fees for each year shown include amounts that have been billed to us through the date of this proxy statement and any additional amounts that are expected to be billed to us thereafter.

•

Audit-related fees—These are fees billed for assurance and related services that were performed in the year shown and that are traditionally performed by our independent registered public accounting firm. More specifically, these services include: international statutory audits; regulatory filings; the audit of certain of our subsidiaries’ annual financial statements; employee benefit plan audits (including audits of employee benefit plans and trust funds where the fees are paid by the plan or trust fund instead of by us); due diligence services related to mergers, acquisitions and dispositions; internal control reviews; attestation services that are not required by statute or regulation (including attestation services relating to employee benefit trust funds where the fees are paid by the trust instead of by us); and audits of the financial statements of certain of our subsidiaries required in connection with acquisitions or dispositions of those subsidiaries. Audit-related fees for each year shown include amounts that have been billed to us through the date of this proxy statement.

•

Tax fees—These are fees billed for all professional services performed in the year shown by professional staff of our independent registered public accounting firm’s tax division except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice. Tax compliance involves preparation of original and amended tax returns, refund claims and tax payment services. Tax planning and tax advice encompass a diverse range of subjects, including assistance with tax audits and appeals, tax advice related to mergers, acquisitions and dispositions, and requests for rulings or technical advice from taxing authorities. Tax fees for each year shown include amounts that have been billed to us through the date of this proxy statement.

The Audit Committee approved in advance all of the services performed by KPMG described above.

ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS

If you request, we will provide you with a copy of our Annual Report on Form 10-K for the year ended December 31, 2009. You should send your written requests to our Corporate Secretary at Qwest Communications International Inc., 1801 California Street, Denver, Colorado 80202. The exhibits to the Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction.

You can also obtain copies of this annual report and exhibits, as well as other filings we make with the SEC, on our website at investor.qwest.com or on the SEC’s website at www.sec.gov.

OTHER MATTERS

We have not received notice of and do not expect any matters to be presented for a vote at the meeting, other than the proposals described in this proxy statement. If you grant a proxy, each of the persons named as proxy holder, Edward A. Mueller and Richard N. Baer, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason, any of our nominees are not available as a candidate for director, the proxy holder will vote your proxy for any other candidate or candidates nominated by our Board.

By Order of the Board of Directors

Richard N. Baer Executive Vice President, General Counsel and Chief Administrative Officer

Denver, Colorado

March 17, 2010

Appendix A

QWEST COMMUNICATIONS INTERNATIONAL INC.

EMPLOYEE STOCK PURCHASE PLAN

Adopted November 1, 1998

Amended Effective May 2, 2001, December 16, 2003, and May 12, 2010

1.	PURPOSE OF PLAN.

The purpose of the Qwest Communications International Inc. Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees who wish to become stockholders of Qwest Communications International Inc. (the “Company”), or who wish to increase their stockholdings in the Company, with an opportunity to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), on a basis that is more convenient and more favorable than would otherwise be available. It is believed that employee participation in ownership of the Company on this basis will be to the mutual benefit of both the employees and the Company. It is intended that the Plan constitute an “employee stock purchase plan” (a “Stock Purchase Plan”) within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	EMPLOYEES ELIGIBLE TO PARTICIPATE.

Any employee (as defined in Treasury Regulation §1.421-1(h)) of the Company or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code (a “Parent”), or “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code (a “Subsidiary”) that adopts the Plan with the consent of the Company (an “Employing Corporation”) is eligible to participate in the Plan immediately on the employee’s date of hire. Payroll deductions may begin with respect to the first payroll period for which it is administratively feasible under the payroll system in place from time to time, if the employee completes the enrollment procedure outlined in Section 4(b) hereof by the applicable payroll cutoff date. Notwithstanding the foregoing and to the extent permitted by Section 423 of the Code and any rules or regulations promulgated thereunder, an employee whose customary employment with the Company or an Employing Corporation is for twenty (20) hours or less per week or for not more than five (5) months in any calendar year shall not be eligible to participate in the Plan.

3.	ELIGIBLE COMPENSATION.

Compensation eligible for payroll deductions (“Compensation”) shall be base salary and commissions. Compensation does not include overtime, bonuses, severance pay, incentive pay, shift premium differentials, pay in lieu of vacation, imputed income for income tax purposes, patent and award fees, awards and prizes, back pay awards, reimbursement of expenses and living allowances, educational allowances, expense allowances and reimbursements, disability benefits, fringe benefits, deferred compensation, compensation under the Company’s stock plans, amounts paid for services as an independent contractor, or any other compensation excluded by the Stock Purchase Plan Committee (the “Committee”) in its discretion, applied in a uniform manner. The preceding sentence notwithstanding, Compensation shall be determined before giving effect to any salary reduction agreement pursuant to a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code) or to any similar salary reduction agreement pursuant to any cafeteria plan (within the meaning of Section 125 of the Code) or any qualified transportation plan or arrangement (within the meaning of Section 132(f) of the Code).

4.	TERMS OF OFFERS.

(a)	Offer Dates.

The Company shall make an offer or offers (an “Offer” or “Offers”) to purchase Common Stock. The Committee shall determine the date or dates on which an Offer shall commence and the term of each Offer. The initial option to purchase Common Stock under the Plan (the “First Offer”) was made on November 1, 1998 (the

“Initial Offer Date”), which lasted for twenty-seven (27) months (the “Initial Offer Period”) and ended on January 31, 2001. Subsequent options to purchase Common Stock under the Plan (the “Subsequent Offers”) were made on the first day of each calendar month commencing February 1, 2001 (the “Subsequent Offer Dates”). Each Subsequent Offer shall last for a period of one calendar month. Monthly offerings were discontinued after June 2003.

Commencing January 1, 2004, offerings shall resume, and each Subsequent Offer shall last for a period of one calendar month; provided, however that the first monthly offering shall not commence until the first day of the month after the Company’s stockholders shall have approved this amended and restated Plan and until such date as the Company may sell Common Stock to participants under federal and state law.

The Committee may, at any time, determine that an Offer may be longer than one calendar month and shall determine the date or dates upon which one or more subsequent Offers, if any, may be made under the Plan; provided that, in no event shall any Offer have a term of more than twenty-seven (27) months.

(b)	Elections to Participate.

In order to participate in an Offer, an eligible employee must sign and forward to the plan administrator designated by the Committee in its sole discretion (the “Plan Administrator”) an enrollment/payroll deduction authorization form or complete such other procedures as the Plan Administrator may require or permit. The eligible employee must authorize regular payroll deductions in any full percentage of Compensation, not exceeding the maximum percentage of the employee’s Compensation per pay period, to be applied toward the purchase of Common Stock pursuant to the Offer. The “maximum percentage” means the percent of Compensation available for payroll deductions which shall be specified by the Committee at the beginning of the term of an Offer, and which shall not exceed fifteen percent (15%). Payroll deductions may begin with respect to the first payroll period following the date of hire for which it is administratively feasible under the payroll system in place from time to time if the signed enrollment/payroll deduction authorization form is submitted to the Plan Administrator, or such other procedure as may be required or permitted by the Plan Administrator is completed, by the applicable payroll cutoff date.

The amount of Compensation to be deducted shall be determined for each payroll period on a basis of the percentage of Compensation authorized for deduction by the participant, which amount shall be increased or decreased (as applicable) on a prospective basis to reflect changes in such Compensation during the term of the Offer.

5.	PARTICIPATION.

(a)	In General.

On the effective date of an Offer, each then eligible employee who has elected to participate in the Offer as provided in Section 4(b) hereof shall be granted an option to purchase, during the term of the Offer, the maximum number of shares of Common Stock provided in Section 6(d) hereof. The number of shares of Common Stock purchased by the eligible employee during the term of the Offer shall be determined by the employee’s payroll deduction elections made in accordance with the terms of the Plan. Once an eligible employee has elected to participate in an Offer, the employee’s election with respect to participation shall continue in effect with respect to subsequent Offers unless and until changed in accordance with Section 5(d) below.

(b)	Newly Eligible Employees.

Each employee who is not eligible to participate in the Plan on the effective date of an Offer but who becomes eligible to participate during the term of the Offer shall be granted an option to purchase Common Shares during the term of the Offer. The number of shares of Common Stock purchased by the eligible employee during the term of the Offer shall be determined by the payroll deduction elections made in accordance with the terms of the Plan. In such cases, payroll deductions may begin with respect to the first payroll period following the employee’s date of eligibility for which it is administratively feasible under the payroll system in place from time to time, if the employee’s signed enrollment/payroll deduction authorization form is submitted to the Plan Administrator, or such other procedure as may be required or permitted by the Plan Administrator is completed prior to the applicable payroll cutoff date.

(c)	Enrollment During an Offer.

Any employee who does not elect to participate in a particular Offer within the period for initial enrollment may subsequently elect to participate in such Offer. In such cases, payroll deductions may begin with respect to the first payroll period for which it is administratively feasible under the payroll system in place from time to time, if the employee’s signed enrollment/payroll deduction authorization form is submitted to the Plan Administrator, or such other procedure as may be required or permitted by the Plan Administrator is completed prior to the applicable payroll cutoff date.

(d)	Changes in Payroll Deduction Authorization.

Participants are permitted to increase or decrease their rate of payroll deduction, subject to the terms and limitations of the Plan. A participant shall not be permitted to make more than one such change per payroll period with respect to any Offer. Any such change shall be effective for a given payroll period provided that the employee’s signed enrollment/payroll deduction authorization form has been submitted to the Plan Administrator, or such other procedure as may be required or permitted by the Plan Administrator has been completed prior to the applicable payroll cutoff date. A reduction of the payroll deduction percentage to zero shall be treated as a request to discontinue participation in the Offer but shall not constitute a withdrawal from the Plan in accordance with Section 11 hereof. A participant may resume participation in an Offer and reinstate payroll deductions with respect to the first payroll period after the election to resume participation for which it is administratively feasible under the payroll system in place from time to time, by submitting a new enrollment/payroll deduction authorization form or completing such other procedure as may be required or permitted by the Plan Administrator prior to the appropriate payroll cutoff date.

(e)	Notice of Dispositions.

Each participant in an Offer shall notify the Company of any disposition of shares of Common Stock purchased pursuant to the Plan prior to two (2) years from the date of the Offer or one year from the date of purchase, whichever is later, or prior to the expiration of such other holding period as may be specified under Section 423(a) of the Code, as amended from time to time, provided, however, that no participant may dispose of such shares of Common Stock in violation of the restriction imposed by Section 8(d) hereof.

(f)	Equivalent Rights.

All employees granted options under any Offer under the Plan shall have the same rights and privileges under the Plan except that the number of shares each participant may purchase shall bear a uniform relationship to the employee’s eligible Compensation and shall depend upon the payroll deduction the employee authorizes. The Company may impose different terms and conditions on each Offer under the Plan.

(g)	Trading Day.

For purposes of the Plan, a “Trading Day” is a day on which shares of Common Stock are traded on the New York Stock Exchange or other market on which the Common Stock is traded on such date.

6.	PARTICIPATION LIMITATIONS.

(a)	Five Percent Owners.

Notwithstanding anything herein to the contrary, no employee shall be granted an option to purchase any shares of Common Stock under the Plan pursuant to any Offer if the employee, immediately after the option is granted, owns or would own shares (including all shares which may be purchased under outstanding options under the Plan) possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of capital stock of the Company, the Employing Corporation, or any Parent or Subsidiary. For purposes of the foregoing limitation, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply in determining share ownership, and Common Stock which the employee may purchase under outstanding options shall be treated as stock owned by such employee.

(b)	$25,000 Value Limitation.

If, pursuant to the terms of an Offer under the Plan, an employee would be granted one or more options that would cause a violation of Section 423(b)(8) of the Code, such options shall not be granted and the employee shall instead be granted options to purchase shares in an amount that, when combined with the employee’s right to purchase shares under all Employee Stock Purchase Plans of the Company, the Employing Corporation and its Parents and Subsidiaries, will not cause the employee’s right to purchase shares of Common Stock to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such shares (determined at the time such options were granted) for each calendar year in which such options are outstanding at any time. In determining this limitation, the rules of Section 423(b)(8) of the Code and the regulations thereunder shall apply.

(c)	Fair Market Value.

The Fair Market Value of the Common Stock on a particular Trading Date shall be determined in accordance with such methodology as may be adopted from time to time for this purpose by the Committee and, in the absence of any such determination by the Committee, shall be equal to the 4:00 P.M. (ET) closing price of the Common Stock on such Trading Day.

(d)	Maximum Number of Shares.

The maximum number of shares of Common Stock which an employee will be permitted to purchase pursuant to any one Offer shall be 20,000 shares. If the foregoing participation limitation is reached, payroll deductions shall cease, and any amount of excess funds as of the date that the participation limitation has been reached shall be returned to the employee.

7.	OPTION PRICE.

The price at which shares of Common Stock may be purchased with respect to any Offer made under the Plan shall be determined by the Committee from time to time prior to the first day of such Offer and, in the absence of any such determination by the Committee, shall be eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the last Trading Day of the calendar month in which the Common Stock is purchased (the “Option Price”). In all events, the Option Price determined by the Committee or according to the preceding sentence shall not be less than the amount permitted under Section 423(b)(6) of the Code.

8.	EXERCISE OF OPTIONS.

(a)	Purchase of Common Stock.

At the end of each payroll period, each participant shall have deducted from his pay the amount authorized pursuant to Sections 4 or 5 hereof, as applicable. This amount shall be held for the credit of the participant by the Company as part of its general funds and shall not accrue any interest. On the last Trading Day of each calendar month (the “Purchase Date”), a participant shall be deemed to have exercised the option to purchase, at the Option Price, that number of full and fractional shares of Common Stock which may be purchased with the amount deducted from the participant’s Compensation during that calendar month (the “Purchase Period”), and excess funds from the preceding month, if any, provided that only full shares shall be purchased from the Company and any excess aggregate funds shall be returned for use in purchasing full shares from the Company in subsequent months.

(b)	Custodian.

On each Purchase Date, the Plan Custodian designated by the Committee shall receive from the Company, at the Option Price, as many full shares of Common Stock as may be purchased with the funds received from the participants during the Purchase Period and excess funds from the preceding month, if any. Upon receipt of the Common Stock so purchased, the Custodian shall allocate to the credit of each participant the number of full and fractional shares of Common Stock to which that participant is entitled. Subject to any restriction imposed by the Committee as permitted under Section 8(d) hereof, and any other limitation that may be imposed by the Committee from time to time, a certificate representing the number of full shares of Common Stock to which a participant is entitled shall be issued to the participant, at the participant’s expense, upon request. Certificates shall not be issued with respect to fractional shares. Unless otherwise requested by the participant (if permitted under this Section 8), Common Stock purchased under the Plan shall be held by and in the name of, or in the name of a nominee of, the Plan Custodian for the benefit of each participant, who shall thereafter be a beneficial stockholder of the Company.

(c)	Rights as a Stockholder.

A participant’s rights as a stockholder of record of the Company shall begin when the Plan Custodian makes a purchase of Common Stock on behalf of the participant. Shares of Common Stock issued to participants shall be transferable in accordance with applicable law.

(d)	Restrictions on Transfer of Common Stock.

Participants shall have no right to sell, encumber, or otherwise transfer Common Stock purchased under the Plan at any time when such transactions are prohibited by applicable federal or state law.

(e)	Enforcement of Restrictions.

The Committee shall enforce the restriction on transfer of Common Stock provided in Section 8(d) hereof by any means as it shall deem, in its sole discretion, necessary or appropriate.

9.	NUMBER OF SHARES TO BE OFFERED.

The maximum number of shares of Common Stock that may be purchased under the Plan is 50,000,000. Such shares may be treasury shares, or authorized and unissued shares, as the Board of Directors of the Company (the “Board”) may determine in its sole discretion.

10.	ADMINISTRATION AND INTERPRETATION OF THE PLAN.

The Plan shall be administered by the Plan Administrator designated by the Committee. The members of the Committee shall be designated by the Board. Except as expressly provided herein, the Committee shall have the exclusive right to interpret the provisions of the Plan and to determine any questions arising hereunder or in connection with the administration of the Plan, including the remedying of any omission, inconsistency, or ambiguity, and the determination of benefits, eligibility and interpretation of Plan provisions. The Committee’s decisions, determinations, interpretations or other actions in respect thereof shall be conclusive and binding upon all participants, former participants, beneficiaries, heirs, executors, assigns, and all other parties.

11.	WITHDRAWAL FROM THE PLAN.

A participant may, at any time and for any reason, by giving notice to the Plan Administrator, elect to withdraw from any further participation in the Plan. Upon written request of the participant, the Plan Custodian shall issue a certificate for all full shares purchased under the Plan (for which the restriction on transfer under Section 8(d) has expired) as soon as administratively feasible following the last date of purchase under the Plan. Prior to such date, the participant may request in writing a certificate for any full shares held in the participant’s account as permitted under Section 8(d). The Participant shall receive a check for any fractional share and any funds not applied toward the purchase of shares. The participant may elect to recommence participation in the Plan by executing and delivering to the Plan Administrator a new enrollment/payroll deduction authorization form or completing such other procedures as may be required or permitted by the Plan Administrator prior to the applicable payroll cutoff date. A participant may withdraw from the Plan and recommence participation as provided in this Section 11 only once during any six (6) month period.

12.	RIGHTS NOT TRANSFERABLE.

Options granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, and shall be exercisable, during a participant’s lifetime, only by the participant.

13.	TERMINATION OF EMPLOYMENT.

In the event of a participant’s retirement, death, or other termination of employment, a payroll deduction shall be made from Compensation paid in the participant’s final paycheck. No payroll deductions shall be made from any Compensation paid to the participant after the final paycheck. No deductions shall be made from any payments to the participant of severance pay. Upon written request of the participant, the Plan Custodian shall issue a certificate representing the number of full shares of Common Stock then credited to the participant’s account and a check for any fractional share. Any funds remaining in the participant’s account on the date of termination of employment shall be used on the next Trading Day to purchase, at the Option Price, the number of full shares of Common Stock that can be purchased with the remaining funds. Any funds then remaining shall be refunded to the Participant.

14.	LEAVES OF ABSENCE AND PERIODS OF INACTIVE EMPLOYMENT.

A participant may elect to continue to make payroll deductions under the Plan for the first ninety (90) days of any period of inactive employment or leave of absence if the participant continues to receive Compensation from the Company as defined in Section 3 hereof. If a participant does not receive Compensation from the Company during a period of inactive employment or leave of absence, the participant’s payroll deductions shall immediately cease; however, such deductions shall resume automatically if the participant returns to active employment from inactive status or a leave of absence within ninety (90) days. If a participant elects to discontinue the payroll deduction, such election shall be treated as a withdrawal from participation in the Offer in accordance with Section 5 hereof. In any event, a participant shall be treated as having withdrawn from the Offer in accordance with Section 5 hereof on the ninety-first (91st) day of any period of inactive employment or leave of absence.

15.	REORGANIZATION.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or any other change in the structure of Common Stock, the Committee may make such adjustments, if any, as it may deem appropriate in the number, kind, and price of shares available for purchase under the Plan, and in the minimum and maximum number of shares which a participant is entitled to purchase.

16.	AMENDMENTS.

The Board may review and modify the operation and administration of the Plan quarterly and may amend the terms of the Plan at any time without obtaining the approval of the stockholders of the Company unless stockholder approval is required by Section 423 of the Code or by any other applicable law, regulation or rule. The Board may not amend the Plan in any manner which would materially and adversely affect an option previously granted to a participant without the consent of such participant; provided, however, that the Board may at any time make such amendments as it may deem necessary to cause the Plan to comply with the requirements of Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended.

17.	TERMINATION OF PLAN.

The Plan and all rights of participants shall terminate (i) on the date as of which participants have exercised options to purchase a number of shares equal to or greater than the number of shares then subject to the Plan or (ii) if earlier, the date as of which the Committee or the Board terminates the Plan. Upon termination, all payroll deductions shall cease and all amounts credited to participants’ accounts shall be equitably applied to the purchase of full shares of Common Stock then available under the Plan. The participants shall be issued checks for any fractional shares and all funds not utilized to purchase shares.

18.	REQUIRED GOVERNMENTAL APPROVALS.

The Plan, all options granted under the Plan and all other rights inherent in the Plan are subject to receipt by the Company of all necessary approvals or consents of governmental agencies which the Company, in its sole discretion, shall deem necessary or advisable. Notwithstanding any other provision of the Plan, all options granted under the Plan and all other rights inherent in the Plan are subject to such termination and/or modification as may be required or advisable in order to obtain any such approval or consent, or which, as a result of consequences attaching to any such approval or consent, may be required or advisable in the judgment of the Committee in order to avoid adverse impact on the Company’s overall wage and salary policy.

19.	NO EMPLOYMENT RIGHTS.

The Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by the Company or any Employing Corporation, and it shall not be deemed to interfere in any way with the Company’s or any Employing Corporation’s right to terminate, or otherwise modify, an employee’s employment at any time with or without cause.

20.	GENDER.

Pronouns shall be deemed to include both the masculine and feminine gender, and words used in the singular shall be deemed to include both the singular and the plural, unless the context indicates otherwise.

21.	EXPENSES.

Expenses of administering the Plan, including any expenses incurred in connection with the purchase by the Company of shares for sale to participating employees, shall be paid by the Employing Corporations. Each participant shall be responsible for all expenses associated with certificating and selling shares purchased by the participant under the Plan.

22.	GOVERNING LAW.

All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

23.	EFFECTIVE DATE.

The Plan was originally effective on November 1, 1998, and amended effective May 2, 2001, December 16, 2003, and May 12, 2010.

Qwest

QWEST COMMUNICATIONS INTERNATIONAL INC.

1801 CALIFORNIA STREET 51ST FLOOR

DENVER, CO 80202

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M19939-P90300 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

QWEST COMMUNICATIONS INTERNATIONAL INC.

The Board of Directors recommends you vote “FOR” each of the director nominees, “FOR” Proposals 2 and 3, and “AGAINST” Proposals 4, 5, 6 and 7.

Vote on Directors

1. The election of 12 directors to our Board to hold office until the annual meeting of stockholders in 2011 and until their successors are elected and qualified.

Nominees: For Against Abstain For Against Abstain

1a. Edward A. Mueller 1k. James A. Unruh

1b. Charles L. Biggs 1l. Anthony Welters

1c. K. Dane Brooksher 2. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2010.

1d. Peter S. Hellman 3. The approval of an amendment to our Employee Stock

Purchase Plan, or ESPP.

4. A stockholder proposal requesting that our Board adopt a

1e. R. David Hoover

policy limiting the circumstances under which performance

shares granted to executives will vest and become payable.

1f. Patrick J. Martin 5. A stockholder proposal urging our Board to adopt a policy that stockholders have the opportunity at each annual meeting to vote on an advisory resolution proposed by management

1g. Caroline Matthews to approve certain compensation of our executives.

6. A stockholder proposal requesting that our Board establish

1h. Wayne W. Murdy a policy of separating the roles of Chairman and Chief

Executive Officer whenever possible.

7. A stockholder proposal requesting that our Board amend

1i. Jan L. Murley our bylaws to allow 10% or greater stockholders to call special meetings of stockholders.

1j. Michael J. Roberts NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Qwest

ADMISSION TICKET

Annual Meeting of Stockholders

May 12, 2010, 9:30 a.m., local time

Seawell Grand Ballroom

Denver Center for Performing Arts

1050 13th Street

Denver, CO 80204

For registration instructions or directions to the meeting, please call 800-567-7296

or

visit our website at investor.qwest.com/annual-meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at

www.proxyvote.com and investor.qwest.com/annual-meeting.

Please retain this ticket for admission to the meeting.

M19940-P90300

Qwest

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Edward A. Mueller and Richard N. Baer, and each of them, as proxies, with full power of substitution, to vote as directed all shares of common stock of Qwest Communications International Inc. that the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders of Qwest Communications International Inc. to be held in the Seawell Grand Ballroom of the Denver Center for the Performing Arts, 1050 13th Street, Denver, Colorado 80204, 9:30 a.m., local time on Wednesday, May 12, 2010, and at any adjournment or postponement thereof.

This proxy authorizes the persons named above, and each of them, to vote at their discretion on any other matter that may come before the meeting or any adjournment or postponement thereof.